  As filed with the Securities and Exchange Commission on December 22, 1995
                                                     Registration No. 33-_______
--------------------------------------------------------------------------------

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM S-3
        REGISTRATION STATEMENT UNDER  THE SECURITIES ACT OF 1933

                    REMODELERS INVESTMENT CORPORATION
    (Exact name of registrant as specified in governing instruments)



                NEVADA                              75-2596063
       (State of incorporation)        (I.R.S. Employer Identification No.)

         16901 DALLAS PARKWAY                    RONALD M. MANKOFF
             SUITE 200                    16901 DALLAS PARKWAY, SUITE 200
         DALLAS, TEXAS 75248                    DALLAS, TEXAS 75248
           (214) 380-5995                         (214) 380-5995
         (Address of principal      (Name and address of agent for service)
           executive offices)

                               Copies to:
                             MICHAEL THIMMIG
                         ANDREWS & KURTH L.L.P.
                         4400 THANKSGIVING TOWER
                             1601 ELM STREET
                           DALLAS, TEXAS 75201
                             (214) 979-4400

     Approximate date of commencement of proposed sale to public. FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS DETERMINED BY MARKET CONDITIONS AND PURSUANT TO RULE 415.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                              _____________

                     CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
                                         PROPOSED MAXIMUM   PROPOSED MAXIMUM
  TITLE OF SECURITIES     AMOUNT BEING    OFFERING PRICE       AGGREGATE          AMOUNT OF
   BEING REGISTERED        REGISTERED       PER UNIT*        OFFERING PRICE   REGISTRATION FEE
-----------------------------------------------------------------------------------------------
Asset-Backed Certificates  $1,000,000         100%             $1,000,000          $344.83
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

     * Estimated solely for purposes of calculating the registration fee.
                              _____________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------

                           CROSS REFERENCE SHEET


           ITEM NUMBER AND CAPTION          LOCATION IN PROSPECTUS          LOCATION IN PROSPECTUS SUPPLEMENT
           -----------------------          ----------------------          ---------------------------------
 1.  Forepart of Registration Statement     Forepart of Registration         Outside Front Cover Page
     and Outside Front Cover Page of        Statement; Outside Front Cover
     Prospectus                             Page

 2.  Inside Front and Outside Back          Inside Front Cover Page;         Outside Back Cover Page
     Cover Pages of Prospectus

 3.  Summary Information, Risk Factors      Summary of Terms, Available      Summary of Terms of the
     and Ratio of Earnings to Fixed         Information; Risk Factors        Certificates; Risk Factors
     Charges

 4.  Use of Proceeds                        Use of Proceeds                  Use of Proceeds

 5.  Determination of Offering Price        *                                *

 6.  Dilution                               *                                *

 7.  Selling Security Holders               *                                *

 8.  Plan of Distribution                   Plan of Distribution             Underwriting


 9.  Description of Securities to be        Outside Front Cover Page;        Outside Front Cover Page;
     Registered                             Summary of Terms; Description    Summary of Terms, Description
                                            of the Certificates, Assets      of the Certificates, The
                                            Underlying the Certificates;     Mortgage Loan Pool; The
                                            Credit Enhancement; Servicing    Guaranty Policy; Certain Yield,
                                            of the Mortgage Loans and        Prepayment and Weighted
                                            Contracts; The Pooling and       Average Life Considerations;
                                            Servicing Agreement; The         Description of Book Entry
                                            Trustee; ERISA Considerations;   Procedures; ERISA
                                            Certain Federal Income Tax       Considerations, Certain Federal
                                            Consequences; State Tax          Income Tax Consequences
                                            Consequences

10. Interests of Named Experts and          Legal Matters                    Legal Matters; Experts
    Counsel

11. Material Changes                        *                                *

12. Incorporation of Certain Information    Incorporation of Certain         *
    by Reference                            Documents by Reference

______________________
* Answer negative or item inapplicable.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS SUPPLEMENT           SUBJECT TO COMPLETION; DATED DECEMBER __, 1995
---------------------
(TO PROSPECTUS DATED ___________, 199__)

                              $_______________

         REMODELERS HOME LOAN ASSET-BACKED CERTIFICATES, SERIES 199__-__
                     REMODELERS INVESTMENT CORPORATION
                                (Depositor)
                     REMODELERS NATIONAL FUNDING CORP.
                         (Transferor and Servicer)

   The Remodelers Home Loan Asset-Backed Certificates, Series
199__-__ (the "SERIES 199__-__"), will consist of the following classes: (i) the Class A-1 Certificates, the Class A-2
Certificates, the Class A-3 Certificates and the Class A-4 Certificates (collectively, the "SENIOR CERTIFICATES", (ii) the
Class B Certificates (the "CLASS B CERTIFICATES") and (iii) the
Class R Certificates (the "CLASS R CERTIFICATES", and together with the Class B Certificates, the "SUBORDINATED CERTIFICATES").
The Senior Certificates and the Subordinated Certificates are collectively referred to herein as the "Certificates". Only the Senior Certificates are offered hereby. It is a condition to the issuance of the Senior Certificates that the each be rated
"_____" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("STANDARD & POOR'S") and "_____" by Moody's Investors Service ("MOODY'S").

   The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will have initial aggregate principal balances of the approximate dollar amounts set forth below for each such Class, respectively (the "ORIGINAL CLASS PRINCIPAL BALANCES"), which in the aggregate, together with the Original Class Principal Balances of the Class B Certificates, will equal ____% of the sum of the outstanding principal balances of the Initial Mortgage
Loans as of the _____________, 199__ Cut-Off Date of approximately $_____________, plus the amount deposited into the Pre-Funding Account as described herein of approximately $___________. Each of the Senior Certificates will be insured under a Certificate Guaranty Insurance
Policy (the "GUARANTY POLICY") issued by _________________________ (the "CERTIFICATE INSURER") as described herein under "The Guaranty Policy", but the Subordinated Certificates will not be so guaranteed.(continued on next page)
                          ____________________

   SEE "RISK FACTORS" BEGINNING ON PAGE __ HEREIN FOR A DESCRIPTION OF CERTAIN RISKS AND OTHER FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE CERTIFICATES.
                          ____________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR
    THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         Original     Certificate     Assumed Final
                     Class Principal    Interest       Distribution
                         Balance          Rate            Date(1)
                     --------------   -----------     -------------
    Class A-1          $
    Class A-2
    Class A-3
    Class A-4

   The Senior Certificates are being offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale. Proceeds from the sale of the Senior Certificates will be approximately ____% of the Original Principal Balance of the Senior Certificates sold, before deducting certain expenses. The Senior Certificates are offered subject to sale by the Depositor and receipt and acceptance by the Underwriter, and subject to the Underwriter's right to reject any order in whole or in part. It is expected that delivery of each Class of the Senior Certificates will be made in book-entry form only through the facilities of The Depository Trust Company on or about ______________, 199__


                               [UNDERWRITER]

      THE DATE OF THIS PROSPECTUS SUPPLEMENT IS ____________, 199__

   The Certificates will evidence in the aggregate the entire beneficial ownership interest in a trust fund (the "TRUST FUND"), to be formed pursuant to a Pooling and Servicing Agreement dated as of _____________, 199__ (the "POOLING AND SERVICING AGREEMENT"), between Remodelers Investment Corporation, a Nevada corporation, as depositor (the "DEPOSITOR"), Remodelers National Funding Corp., a Texas corporation, as transferor and servicer (in its capacity as such, the "TRANSFEROR" or the "SERVICER", respectively), and _______________________________, as trustee (the "TRUSTEE"). The Trust Fund will consist primarily of certain fixed-rate, fully amortizing property improvement and/or home equity loans conveyed to the Trust Fund on or before the Closing Date (the "INITIAL MORTGAGE LOANS"), any additional property improvement and/or home equity loans conveyed to the Trust Fund during the Funding Period, as described herein (the "SUBSEQUENT MORTGAGE LOANS", and together with the Initial Mortgage Loans, the "MORTGAGE LOANS"), funds on deposit in a trust account to acquire such Subsequent Mortgage Loans (the "PRE-FUNDING ACCOUNT") and certain other property. All such Mortgage Loans will be secured by liens (substantially all of which are junior liens) on the related real properties. Approximately _____% of the Initial Mortgage Loans (by outstanding principal balance) will be conventional (i.e., not insured or guaranteed by a governmental agency) property improvement and/or home equity loans ("CONVENTIONAL MORTGAGE LOANS"), and approximately ____% of the Initial Mortgage Loans (by outstanding principal balance) will be property improvement loans that will be partially insured ("TITLE I MORTGAGE LOANS") by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD"), subject to the satisfaction of certain regulatory requirements as described herein, pursuant to Title I of the National Housing Act of 1934, as amended. The Mortgage Loans will not be covered by any mortgage guaranty insurance, any special hazard insurance, any fraud insurance or any insurance covering certain losses resulting from mortgagor bankruptcy proceedings, except that the Title I Mortgage Loans will be partially insured by the FHA.

   Distributions on the Certificates will be made on the 20th day of each month, or, if such day is not a business day, then on the next business day, commencing on ______________, 199__ (each, a "DISTRIBUTION DATE"). On each Distribution Date, holders of the Certificates will be entitled to receive, from and to the extent that funds are available therefor in the Certificate Account, distributions with respect to interest and principal calculated as described herein. See "Description of the Certificates" herein.

   As described herein, a "real estate mortgage investment conduit" ("REMIC") election will be made with respect to the Trust Fund (other than the Pre-Funding Account and the Capitalized Interest Account) for federal income tax purposes. The Senior Certificates constitute "regular interests" in the REMIC. See "Certain Federal Income Tax Consequences" herein.

   The yield to maturity on the Senior Certificates will depend on (i) the rate and timing of principal reductions of the Class Principal Balances for the Senior Certificates from the receipt of payments of principal and interest on and other principal reductions of the Mortgage Loans (including scheduled payments, prepayments, delinquencies, recognition of defaults and allocation of losses by the Servicer, and substitutions and repurchases by the Transferor and the Depositor), substantially all of which may be prepaid at any time without penalty, (ii) any principal reductions of the Class Principal Balances of the Senior Certificates from amounts remaining on deposit in the Pre-Funding Account after the termination of the Funding Period, and (iii) the price paid for the Senior Certificates by the holders thereof. Potential investors should carefully consider the associated risks. See "Risk Factors -- Yield and Prepayment Considerations," and "Certain Yield, Prepayment and Weighted Average Life Considerations" in the accompanying prospectus.

   THE SENIOR CERTIFICATES REPRESENT AN INTEREST IN THE TRUST FUND ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE TRANSFEROR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENT ON THE SENIOR CERTIFICATES. NEITHER THE SENIOR CERTIFICATES NOR ANY OF THE MORTGAGE LOANS ARE GUARANTEED BY, THE DEPOSITOR, THE TRANSFEROR, THE SERVICER, THE TRUSTEE, ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON. However, the Title I Mortgage Loans will be partially insured by the FHA and the Senior Certificates will be insured under the Guaranty Policy issued by the Certificate Insurer. The obligations of the FHA with respect to the insurance concerning the Title I Mortgage Loans will not be unlimited or unconditional obligations of the FHA, but will be limited by the amount of insurance coverage available to reimburse for losses on the Title I Mortgage Loans pursuant to, and will be conditioned upon compliance with, the regulations and rules of the FHA under the Title I Program as described herein. The FHA insurance coverage available for the Title I Mortgage Loans may not be sufficient to reimburse all insurable losses on the Title I Mortgage Loans. See "Risk Factors -- No Assurance of Adequacy of Credit Enhancement" and "The Title I Program -- General" herein and in the accompanying prospectus.
                           ____________________

   This Prospectus Supplement does not contain complete information about the offering of the Senior Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both the Prospectus and this Prospectus Supplement. Sales of the Senior Certificates may not be consummated unless the purchaser has received both the Prospectus and this Prospectus Supplement.

                  SUMMARY OF TERMS OF THE CERTIFICATES

   This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement (this "Prospectus Supplement"). Capitalized terms not otherwise defined herein have the respective meanings given to them in the Prospectus. See "Index of Principal Terms" herein for the location of the definitions of certain capitalized terms.

Securities Offered. . .  The Class A-1 Certificates, the Class A-2
                         Certificates, the Class A-3 Certificates and the Class A-4 Certificates (collectively, the "CLASS A CERTIFICATES" or the "SENIOR CERTIFICATES") of the Remodelers Home Loan Asset-Backed Certificates, Series 199__-__ (the "CERTIFICATES"). Only the Senior Certificates are offered hereby. The Certificates also include the Class B Certificates and the Class R Certificates (collectively, the "SUBORDINATED CERTIFICATES") which are not being offered hereby.

                         The Certificates will represent an undivided beneficial ownership interest in a trust fund (the "TRUST FUND"), created pursuant to a Pooling and Servicing Agreement dated as of __________________, 199__ (the "POOLING AND
                         SERVICING AGREEMENT"), between Remodelers
                         Investment Corporation, as depositor, Remodelers National Funding Corp., as transferor and servicer, and _______________________________, as trustee. The Trust Fund will consist primarily of: a pool of certain property improvement and/or home equity loans conveyed to the Trust Fund on or before the Closing Date (the "INITIAL MORTGAGE LOANS"); any additional property improvement and/or home equity loans conveyed to the Trust Fund during the Funding Period (the "SUBSEQUENT MORTGAGE LOANS", and together with the Initial Mortgage Loans, the "MORTGAGE LOANS"); except as specified below, payments in respect of the Mortgage Loans received after __________________, 199__, in the case of the
                         Initial Mortgage Loans, and the related cut-off date for any Subsequent Mortgage Loans (in each case, a "Cut-Off Date"); amounts on deposit in the Pre-Funding Account and the Capitalized Interest Account (as defined herein) until the end of the Funding Period; and certain other property. The Transferor will retain accrued interest at the respective Mortgage Loan Rates on the principal amount of the Initial Mortgage Loans up to the Closing Date and of the Subsequent Mortgage Loans up to the related Subsequent Transfer Date. The Trust Fund will include the unpaid principal balance of each Mortgage Loan as of the related Cut-Off Date
                         (the "CUT-OFF DATE PRINCIPAL BALANCE").  The
                         "PRINCIPAL BALANCE" of a Mortgage Loan on any day is equal to its related Cut-Off Date Principal Balance, minus all principal reductions credited against the Principal
                         Balance of such Mortgage Loan since such Cut-Off Date, including any net loan losses recorded by the Servicer. With respect to any date, the "POOL PRINCIPAL BALANCE" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date.

                         On the Closing Date, the "INITIAL POOL PRINCIPAL BALANCE" will be equal to the aggregate Principal Balances of the Initial Mortgage Loans as of __________________, 199__, the related
                         Cut-Off Date, which is expected to equal approximately $_____________. On the Closing Date, the "ASSUMED POOL PRINCIPAL BALANCE" will be equal to the sum of the Initial Pool Principal Balance, plus the Pre-Funding Account Deposit, which sum is expected to equal approximately $_______________.

                         Each of the Senior Certificates will be insured under a Guaranty Policy issued by the Certificate Insurer as described herein under "The Guaranty Policy", but the Subordinated Certificates will not be so guaranteed.

Senior  Certificates. .  $_______________ Original Class Principal
                         Balance of Class A-1 Certificates with a ____% Certificate Interest Rate and an Assumed Final Distribution Date in _____________, 20__.

                         $_______________ Original Class Principal
                         Balance of Class A-2 Certificates with a ____% Certificate Interest Rate and an Assumed Final Distribution Date in ______________, 20__.

                         $_______________ Original Class Principal
                         Balance of Class A-3 Certificates with a ____% Certificate Interest Rate and an Assumed Final Distribution Date in _______________ 20__.

                         $_______________ Original Class Principal
                         Balance of Class A-4 Certificates with a ____% Certificate Interest Rate and an Assumed Final Distribution Date in _______________ 20__.

                         The "ASSUMED FINAL DISTRIBUTION DATES" for each Class of Senior Certificates set forth above are merely estimates of the final Distribution Dates and are based upon the assumption that the aggregate Cut-Off Date Principal Balances of the Subsequent Mortgage Loans conveyed to the Trust Fund equals the Pre-Funding Account Deposit, that such Subsequent Mortgage Loans are all delivered to the Trust Fund on the Closing Date and that the Mortgage Loans amortize with no prepayments, delinquencies, liquidations, substitutions or repurchases thereof and that the Excess Spread (as defined below) is distributed in reduction of the Class Principal Balances of the Class A Certificates until the Class A Overcollateralization Level (as defined below) has been met. The actual maturity of any Class of Senior Certificates may be substantially earlier, and in certain instances could be later, than the Assumed Final Distribution Date of such Class set forth above. See "Risk Factors -- Yield and Prepayment Considerations" in the accompanying Prospectus.

Form, Denomination
  and Registration. . .  The Senior Certificates will initially be issued only in book-entry form. Persons acquiring beneficial ownership interests in any Class of Senior Certificates (each a "BENEFICIAL OWNER") will hold their Certificates through the book entry facilities of The Depository Trust Company ("DTC"). So long as each Class of Senior Certificates is in book-entry form, each such Class of Senior Certificates will be evidenced by one or more certificates registered in the name of the nominee of DTC. The interests of such Beneficial Owners will be represented by book-entries on the records of DTC and participating members thereof. No Beneficial Owners will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus Supplement to any Class of Senior Certificates reflect the rights of Beneficial Owners only as such rights may be exercised through DTC and its participating members for so long as such Class of Senior Certificates are held by DTC. See "Description of Book Entry Procedures" herein. Beneficial ownership interests in each Class of Senior Certificates will be issued only in minimum denominations of $250,000 and integral multiples of $5,000 in excess thereof; provided, however, that one or more beneficial ownership interests in each Class of Senior Certificates may be issued in a different denomination such that the aggregate initial principal balance of such Class of Senior Certificates will equal the Original Class Principal Balance of such Class.

Transferor and
  Servicer  . . . . . .  Remodelers National Funding Corp. ("RNFC", or in
                         its capacity as the transferor of the Mortgage Loans to the Depositor, the "TRANSFEROR", or in its capacity as the servicer of the Mortgage Loans, the "SERVICER") is a Texas corporation and is a wholly-owned subsidiary of RAC Financial Group, Inc., a Nevada corporation ("RAC").

Depositor . . . . . . .  Remodelers Investment Corporation, a Nevada
                         corporation (the "DEPOSITOR") is a limited purpose finance corporation and is a wholly owned subsidiary of RAC.

Trustee . . . . . . . .  ________________________ (the "TRUSTEE").

Custodian . . . . . . .  ________________________ or another person which the Servicer and the Trustee agree upon as custodian.

The Mortgage Loan
  Pool. . . . . . . . .  The "MORTGAGE LOAN POOL" will consist of the collective pool of the Initial Mortgage Loans together with any Subsequent Mortgage Loans conveyed to the Trust Fund after the Closing Date. All of the Mortgage Loans will be fixed rate, fully-amortizing property improvement and/or home equity loans, that will be evidenced by promissory notes, retail installment sales contracts, or other evidences of indebtedness (the "NOTES") and will be secured by mortgages, deeds of trust or other similar security instruments (the "MORTGAGES") creating a lien or security interest on single family (one-to-four unit) residences, units in planned unit developments, units in condominium developments and town homes (the "MORTGAGED PROPERTIES"). Substantially all of these Mortgages will be junior (i.e., second, third, etc.) in priority to one or more senior liens on the related Mortgaged Properties, which consist primarily of owner occupied single family residences. The Mortgage Loans have scheduled monthly payment dates throughout a month. A majority of the Mortgage Loans will not be insured or guaranteed by a governmental agency (the "CONVENTIONAL MORTGAGE LOANS"); while the remainder of the Mortgage Loans will be partially insured to the extent described herein by the FHA under the Title I Program (the "TITLE I MORTGAGE LOANS").

                         The statistical information presented in this Prospectus Supplement regarding the Mortgage Loan Pool is based only on the Initial Mortgage Loans proposed to be included in the Mortgage Loan Pool as of the date of this Prospectus Supplement, and does not take into account any Subsequent Mortgage Loans that may be added to the Mortgage Loan Pool during the Funding Period through application of amounts in the Pre-Funding Account. In addition, prior to the Closing Date, the Transferor may remove any of the Initial Mortgage Loans intended for inclusion in the Mortgage Loan Pool, substitute comparable loans therefor, or add comparable loans thereto; however, the aggregate principal balance of Initial Mortgage Loans so removed, replaced or added will not exceed 5.0% of the Initial Pool Principal Balance. If, prior to the Closing Date, mortgage loans are removed from or added to the Mortgage Loan Pool as described herein, an amount equal to the aggregate principal balances of such mortgage loans will be added to or deducted from, respectively, the Pre-Funding Account Deposit on the Closing Date. As a result of the foregoing, the statistical information presented herein regarding the Initial Mortgage Loans proposed to be included in the Mortgage Loan Pool as of the date of this Prospectus Supplement may vary in certain respects from comparable information based on the actual composition of the Mortgage Loan Pool at the Closing Date or any Subsequent Transfer Date. The Initial Mortgage Loans included in the Mortgage Loan Pool will consist of approximately ___________ loans, having an Initial Pool Principal Balance of approximately $_______________. See "The Mortgage Loan Pool" herein and in the attached Prospectus.

                         The Depositor and the Transferor each have the option (1) to remove Mortgage Loans and substitute Qualified Substitute Mortgage Loans (as defined in the Pooling and Servicing Agreement, generally loans that are similar in terms to the replaced loans) during the three month period beginning on the Closing Date up to an aggregate amount of not more than __%, without Certificate Insurer approval, and __%, with Certificate Insurer approval, of the aggregate Cut-Off Date Principal Balances of the Mortgage Loans, and (2) to repurchase any Mortgage Loan incident to the foreclosure, default or imminent default thereof at any time after the Closing Date.

Acquisition and
  Origination of
  Mortgage Loans  . . .  Generally, the Mortgage Loans will have been originated or acquired by the Transferor or SFAC, its affiliate, in one of four ways: (i) the indirect origination and purchase of retail installment sales contracts from a network of independent contractors or dealers professionally installing property improvements ("indirect originations"); (ii) the origination of loans directly to consumers, including solicitations through direct mail and telemarketing ("direct originations"); (iii) the wholesale purchase of loans, on a flow basis, originated by other unaffiliated lenders, as correspondents ("correspondent originations");
                         or (iv) the purchase, on a bulk basis, of loan portfolios originated by other unaffiliated lenders ("portfolio acquisitions"). All of the Mortgage Loans will be acquired by the Transferor and sold by the Transferor to the Depositor, who in turn will convey such Mortgage Loans to the Trust Fund. The Transferor will retain accrued interest at the respective Mortgage Loan Rates on the principal amount of the Initial Mortgage Loans up to the Closing Date and the Subsequent Mortgage Loans up to the related Subsequent Transfer Date, respectively. See "Risk Factors -- Underwriting Standards and Potential Delinquencies" and "The Mortgage Loan Pool" herein.

Pre-Funding Account;
  Forward Purchase
  Commitment  . . . . .  On the Closing Date, the Depositor will direct that a portion of the sales proceeds from the Senior Certificates, in the amount of approximately $_______________ (the "PRE-FUNDING ACCOUNT DEPOSIT"), be deposited in an Eligible Account (the "PRE-FUNDING ACCOUNT") maintained by and in the name of the Trustee for the purchase of Subsequent Mortgage Loans after the Closing Date. The Pre-Funding Account Deposit will be increased or decreased by an amount equal to the aggregate of the principal balances of any mortgage loans removed from or added to, respectively, the Mortgage Loan Pool prior to the Closing Date as described herein, provided that any such increase or decrease will not exceed ____% of the Initial Pool Principal Balance. See "The Mortgage Loan Pool" herein. During the period (the "FUNDING PERIOD") from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Pre-Funding Account is reduced below $_____________ and (ii) __________________, 199__ the amount on deposit in the Pre-Funding Account will be reduced by the amount used to purchase Subsequent Mortgage Loans after the Closing Date in accordance with the applicable provisions of the Pooling and Servicing Agreement; provided that the Funding Period will be subject to an earlier termination if insufficient funds are on deposit in the Capitalized Interest Account on any Determination Date to cover any interest shortfall for distributions to the Class A Certificates and the Class B Certificates on the immediately following Distribution Date. Subsequent Mortgage Loans purchased by and added to the Trust Fund on any Subsequent Transfer Date (as defined below) must satisfy the criteria set forth in the Pooling and Servicing Agreement and must be approved by the Certificate Insurer. Assuming that the aggregate Cut-Off Date Principal Balances of all Subsequent Mortgage Loans conveyed to the Trust Fund equals the Pre-Funding Account Deposit, then it is expected that the Assumed Pool Principal Balance will consist of approximately ____% to ____% Conventional Mortgage Loans and approximately ____% to ____% Title I Mortgage Loans. Any date on which such Subsequent Mortgage Loans will be conveyed by the Depositor to the Trust Fund after the Closing Date is a "SUBSEQUENT TRANSFER DATE."

                         On the Distribution Date following the Due
                         Period in which such Funding Period ends, the portion of the Pre-Funding Account Deposit that is remaining at the end of the Funding Period (net of reinvestment income which shall be transferred to the Capitalized Interest Account) will be applied only to reduce the Class Principal Balance of each Class of Senior Certificates, on a pro rata basis. Although it is intended that the principal amount of the Subsequent Mortgage Loans sold to the Trust Fund after the Closing Date will require application of substantially all of the Pre-Funding

                         Account Deposit, and it is not currently anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Pre-Funding Account in reduction of the Class Principal Balances of the Senior Certificates, no assurance can be given that such a distribution with respect to the Senior Certificates will not occur on the Distribution Date following the Due Period in which the Funding Period ends. In any event, it is unlikely that the Transferor will be able to deliver Subsequent Mortgage Loans after the Closing Date with aggregate principal balances that exactly equal the Pre-Funding Account
                         Deposit, and the portion of the Pre-Funding
                         Account Deposit remaining at the end of the Funding Period, if any, will be distributed in reduction of the Class Principal Balance of each Class of Senior Certificates, on a pro rata basis, on the Distribution Date following the Due Period in which such Funding Period ends.
                         See "Risk Factors -- Subsequent Mortgage Loans and the Pre-Funding Account" and "Description of the Certificates -- Pre-Funding Account" herein.

Capitalized Interest
  Account  . . . . . .   On the Closing Date, the Depositor will direct
                         that a portion of the sales proceeds from the Senior Certificates, in an amount no less than $_______________ (the "CAPITALIZED INTEREST
                         ACCOUNT DEPOSIT"), be deposited in an Eligible
                         Account maintained by and in the name of the Trustee (the "CAPITALIZED INTEREST ACCOUNT").
                         The amount on deposit in the Capitalized Interest
                         Account will be specifically allocated to cover shortfalls in interest on the Class A
                         Certificates and the Class B Certificates that may arise as a result of the utilization of the Pre-Funding Account for the purchase by the Trust
                         Fund of Subsequent Mortgage Loans after the
                         Closing Date and will be so applied by the Trustee for the distribution of interest to Certificateholders. Any amounts remaining in the Capitalized Interest Account on any Determination
                         Date, that are not required to cover the anticipated interest shortfall described above, will be distributed to the Depositor, including any net reinvestment income thereon. See
                         "Description of the Certificates -- Capitalized
                         Interest Account" herein.

Closing Date. . . . . .  On or about __________________, 199__.

Cut-Off Date. . . . . .  __________________, 199__ for the Initial
                         Mortgage Loans, and the cut-off date specified in the Subsequent Transfer Agreement for the Subsequent Mortgage Loans.

Distribution Dates. . .  The 20th day of each month or, if such day is not a business day, then the next succeeding business day, commencing __________________, 199__.

Determination Date. . .  The 5th business day prior to each Distribution
                         Date.

Record Date . . . . . .  The last business day of the month immediately preceding the month in which each Distribution Date occurs.

Interest
 Distributions on
 Senior Certificates. .  On each Distribution Date, the holders of each
                         Class of Senior Certificates will be entitled to receive thirty days" accrued interest (except with respect to the first Distribution Date, ______ days" accrued interest) at the respective Certificate Interest Rate for such Class on the then outstanding Class Principal Balance of such Class. To the extent that funds are available in the Certificate Account (after taking into account all prior distributions therefrom), the accrued interest for each Class will be distributed to the Certificateholders in the following order of priority: (i) the Senior Certificateholders, on a pro-rata basis to each Class thereof, and (ii) the Class B Certificateholders. Interest on the Senior Certificates will accrue on the basis of a 360-day year consisting of twelve 30-day months.
                         The "CLASS PRINCIPAL BALANCE" of each Class of Certificates will equal, as of any date of determination, the Original Class Principal
                         Balance of such Class reduced by the sum of all principal amounts previously distributed to Certificateholders of such Class on all previous Distribution Dates, other than any amounts that constitute mortgagor payments that are recovered from the Certificateholders of such Class as voidable preferences by a trustee in bankruptcy, and as further reduced by all losses or write-offs, if any, previously allocated to the holders of such Class of Certificates on all previous Distribution Dates. SEE "Description of the Certificates -- Distributions on the Senior Certificates" and "-- Subordination and Allocation of Losses".

Principal
 Distributions on
 Senior Certificates. .  On each Distribution Date, the holders of the
                         Senior Certificates will be entitled to receive distributions of principal, as more fully described herein, in an amount equal to the sum of: (i) scheduled principal payments received by the Servicer during the calendar month immediately preceding such Distribution Date (commencing on __________________, 199__ for the first Distribution Date) (each such period, the "DUE PERIOD"), (ii) all partial and full principal prepayments received by the Servicer during the Due Period, (iii) the amount attributable to the principal portion of any proceeds received from the liquidation of any defaulted Mortgage Loan during the Due Period, including any proceeds received from the payment of FHA insurance claims which have been submitted to the FHA for reimbursement of losses on Title I Mortgage Loans ("FHA CLAIMS"), and
                         (iv) such other amounts as described under "Description of the Certificates -- Distributions on the Senior Certificates" herein, including the principal portion of any net loan losses allocable to the Senior Certificates. As described in "Description of the Certificates -- Distributions on the Senior Certificates", additional amounts may be distributed as principal to the holders of the Senior Certificates from the distribution of any funds remaining in the Pre-Funding Account after the termination of the Funding Period and from the distribution of Excess Spread, if any, on any Distribution Date until the Required Class A Overcollateralization Level is achieved with respect to the Senior Certificates. On each Distribution Date, to the extent that funds are available in the Certificate Account (after taking into account all prior distributions therefrom), the amount of principal to which the Certificates are entitled will be distributed as follows: (i) to the holders of each Class of the Class A Certificates, sequentially among the Classes of the Class A Certificates in the order of their respective Class designations until the Class Principal Balance for each such Class has been reduced to zero; and (ii) to the holders of the Class B Certificates until the Class Principal Balance for such Class has been reduced to zero. All distributions of principal with respect to the Certificates of a particular Class will be applied on a pro rata basis among all the Certificates of such Class. See "Description of the Certificates -- Distributions on the Senior Certificates" herein.

Credit Enhancement. . .  Credit enhancement with respect to the Senior
                         Certificates will be provided primarily by the Guaranty Policy. Additional credit enhancement with respect to the Senior Certificates that will be utilized prior to the Guaranty
                         Policy will be provided by (i) the
                         overcollateralization and subordination with respect to the Subordinated Certificates from the portion of the Pool Principal Balance attributable to the Subordinated Certificates and from the acceleration of the principal amortization of the Senior Certificates with Excess Spread as described herein; and (ii) with respect to the Title I Mortgage Loans, the proceeds received from the payment of FHA Claims. No reserve fund or spread account will be established as part of the Trust Fund for the Senior Certificates.

The Guaranty Policy . .  The Depositor will obtain in the name of the
                         Trustee a Certificate Guaranty Insurance Policy (the "GUARANTY POLICY") from
                         ________________________________ (the
                         "CERTIFICATE INSURER"), pursuant to which the Certificate Insurer will irrevocably and unconditionally guaranty payment on each Distribution Date to the Trustee, for the benefit of the holders of the Senior Certificates, of the related Interest Remittance

                         Amount and the related Principal Remittance
                         Amount then payable on each such Class. Only the Senior Certificates will be insured by the Guaranty Policy. The Subordinated Certificates will not be guaranteed by or benefit from such Guaranty Policy.

                         So long as (i) there does not exist a continuing failure by the Certificate Insurer to make a required payment under the Guaranty Policy and
                         (ii) certain bankruptcy-related events specified in the Pooling and Servicing Agreement have not occurred with respect to the Certificate Insurer (any of the events described in (i) and (ii), a "CERTIFICATE INSURER DEFAULT"), the Certificate Insurer will have the right to exercise certain rights of the holders of the Senior Certificates under the Pooling and Servicing Agreement without any consent of such holders, and such Certificateholders may exercise their rights only with the prior written consent of the Certificate Insurer. Prior to a Certificate Insurer Default, certain rights and actions of the Majority Certificateholders will require the consent of the Certificate Insurer. See "Description of the Certificates -- Servicing" herein. In addition, on each Distribution Date, after the holders of the Senior Certificates have been paid all amounts to which they are entitled, the Certificate Insurer will be entitled to be reimbursed for any unreimbursed Guaranteed Payments under the Guaranty Policy together with interest thereon at the rate specified in the Insurance Agreement (the "CERTIFICATE INSURER REIMBURSEMENT AMOUNT") and any accrued and unpaid Certificate Guaranty Insurance Premiums. In connection with each Guaranteed Payment on a Senior Certificate, the Trustee, as attorney-in-fact for the holder thereof, will be required to assign to the Certificate Insurer the rights of such Certificateholder with respect to such Senior Certificate, to the extent of such Guaranteed Payments, including, without limitation, in respect of any amounts due to such Certificateholder as a result of a securities law violation arising from the offer and sale of such Senior Certificates. In the event of any Certificate Insurer Reimbursement Amount attributable to the Senior Certificates, the holders of the Class B Certificates will not be entitled to receive distributions of interest and/or principal, as applicable, and the holders of the Class R Certificates will not be entitled to receive distributions of any remaining amounts available in the Certificate Account (after making all prior distributions), until the Certificate Insurer has been distributed such Certificate Insurer Reimbursement Amount in full. See "The Guaranty Policy" herein.

                         The Certificate Insurer's obligation under the Guaranty Policy shall be discharged to the extent Guaranteed Payments are received by the Trustee, whether or not such Guaranteed Payments are properly applied by the Trustee. See "The Guaranty Policy." The Guaranty Policy is noncancellable for any reason. The Guaranty Policy does not guarantee any specified rate of prepayments, nor does the Guaranty Policy provide funds to redeem any of the Senior Certificates on any specified date. The Certificate Insurer is described in "The Guaranty Policy" herein.

Class A
 Overcollateral-
 ization  . . . . . . . On the Closing Date, the "INITIAL CLASS A
                        OVERCOLLATERALIZATION" which provides credit enhancement for the Senior Certificates will equal the excess of the Assumed Pool Principal
                        Balance over the Original Class Principal Balance of all Classes of Senior Certificates, which excess will equal the Original Class Principal
                        Balance of the Class B Certificates of
                        $_______________,  or approximately ___% of the
                        Assumed Pool Principal Balance.  As of each
                        Determination Date occurring after termination of the Funding Period, the "CLASS A OVERCOLLATERALIZATION" will equal the excess of the Pool Principal Balance over the Class
                        Principal Balance of all Classes of Senior
                        Certificates.  An additional
                        overcollateralization feature has been designed to accelerate the principal amortization of the Senior Certificates relative to the principal amortization of the Mortgage Loans thereby increasing the Class A Overcollateralization.
                        This will be accomplished by distributing to the Senior Certificateholders in the manner described below any remaining amounts available in the Certificate Account on each Distribution Date
                        (after making all prior distributions) that would otherwise be made to the holders of the Class R Certificates (the "EXCESS SPREAD"). See "Description of the Certificates -- Distributions on the Senior Certificates". Until the Class A Overcollateralization equals or exceeds the
                         Required Class A Overcollateralization Level, distributions of Excess Spread, if any, on a Distribution Date that would otherwise be made to the holders of the Senior Certificates will be made as an additional distribution of principal to the holders of the Senior Certificates, sequentially among the Classes of the Senior Certificates in order of their respective Class designations.

                         The Pooling and Servicing Agreement sets forth the Required Class A Overcollateralization Level and provides that, subject to certain floors, caps and triggers, the Required Class A Overcollateralization Level may increase or decrease over time. On the Closing Date, assuming that the Assumed Pool Principal Balance has the same characteristics as the Initial Pool Principal Balance, the Required Class A Overcollateralization Level would be equal to $______________, which is _____% of the Assumed
                         Pool Principal Balance.  An increase in the
                         Required Class A Overcollateralization Level will result if the delinquency or default experience on the Mortgage Loans exceeds certain levels set forth in the Pooling and Servicing Agreement. If such an increase occurs, then to the extent that Excess Spread is available, the principal amortization of the Senior Certificates would be accelerated by the distribution of such Excess Spread to the Senior Certificateholders until the Required Class A Overcollateralization Level is achieved. The Required Class A Overcollateralization Level may be decreased under certain circumstances, and in any event if the Class A Overcollateralization is equal to or greater than the Required Class A Overcollateralization Level (a "CLASS R DISTRIBUTION TRIGGER"), then the rate of principal amortization of the Senior Certificates would slow from the cessation of the Excess Spread distributions to the Senior Certificateholders. See "Description of the Certificates -- Class A Overcollateralization" herein.

                         While the distribution of Excess Spread to holders of the Senior Certificates in the manner specified above has been designed to produce and maintain a given level of overcollateralization with respect to the Senior Certificates, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. Net losses on Liquidated Mortgage Loans will be allocated first to reduce the principal imputed to the Class R Certificates, if any, and then to reduce the Class Principal Balance of the Class B Certificates, thereby reducing the Class A Overcollateralization. See "Description of the Certificates -- Subordination and Allocation of Losses" and "Risk Factors -- No Assurance of Adequacy of Credit Enhancement" herein.

Subordination . . . . .  The rights of the holders of the Class B
                         Certificates to receive distributions from amounts available in the Certificate Account (after making all prior distributions therefrom) on each Distribution Date will be subordinated, to the extent described herein, to such rights of the holders of the Senior Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Senior Certificates of the full amount of interest and principal distributions due to such holders and to afford such holders protection against losses on the Mortgage Loans. The rights of the holders of the Class R Certificates to receive distributions of Excess Spread on each Distribution Date following the Class R Distribution Trigger will be subordinated to rights of the holders of the Class A Certificates and the Class B Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates and Class B Certificates of the full amount of interest and principal distributions due to such holders and to afford all such holders protection against losses on the Mortgage Loans. SEE "Description of the Certificates -- Subordination and Allocation of Losses" herein.

FHA Title I Program . .  Sections 1 and 2(a) of the National Housing Act
                         of 1934, as amended, authorize the Title I coinsurance program (the "TITLE I PROGRAM") under which the FHA has promulgated certain regulations, rules and procedures (the "FHA REGULATIONS") for the insurance of loans thereunder. Under the Title I Program, approved lenders ("TITLE I LENDERS") may obtain insurance payments against approximately 90% of certain losses incurred with respect to eligible Title I loans that have been originated and serviced in accordance with the FHA Regulations, up to the amount in such Title I Lender's FHA insurance coverage reserve account (such account, an "FHA RESERVE") as further described below and subject to the FHA Regulations. Under the Title I Program, the FHA maintains an FHA Reserve for each Title I Lender and the amount therein is limited to a maximum of 10% of the amount disbursed, advanced or expended by the Title I Lender in originating or purchasing each eligible loan registered with the FHA for Title I insurance, with certain adjustments permitted or required by the FHA Regulations. See "The Title I Program" herein.

                         The FHA will recognize the Depositor as the owner of the Title I Mortgage Loans for purposes of the related FHA insurance coverage. The FHA will not recognize the Trust Fund or the Certificateholders as the owners of the Title I Mortgage Loans, or any portion thereof, and the Certificateholders will not be entitled to submit FHA Claims to the FHA, but will be dependent upon the Depositor and any FHA Claims Administrator to submit, process and administer FHA Claims with respect to the Title I Mortgage Loans. Accordingly, the Trust Fund and the Certificateholders will have no direct right to receive insurance payments from the FHA. SEE "Risk Factors -- No Assurance of Adequacy of Credit Enhancement" and "The Title I Program -- No Rights of Certificateholders Against the FHA" herein.

FHA Insurance on
 the Title I Mortgage
 Loans  . . . . . . . .  As further described herein, the Transferor will transfer the FHA insurance coverage for the Title I Mortgage Loans to the Depositor for the benefit of the Certificateholders. Due to the FHA procedures for transferring FHA insurance coverage from one Title I Lender to another, the insurance coverage for the Title I Mortgage Loans will not be effectively transferred from the Transferor to the Depositor by the Closing Date; rather, the FHA insurance coverage for the Title I Mortgage Loans will be transferred to the Depositor's FHA Reserve (the final amount of such transferred coverage as acknowledged by the FHA is herein called the "FHA INSURANCE AMOUNT") on subsequent dates (each, a "TRANSFER DATE"), that will occur as promptly as practical after the Closing Date for any such loans that are Initial Mortgage Loans and the related Subsequent Transfer Date for any such loans that are Subsequent Mortgage Loans. See "The Title I Program -- General" herein.

                         The obligation of the FHA to reimburse losses in the portfolio of Title I loans owned by a Title
                         I Lender is limited to the insurance coverage in such Title I Lender's FHA Reserve, which insurance coverage generally is not maintained on a loan-by-loan basis. Thus, if a Title I
                         Lender's FHA Reserve were to be depleted, all Title I Mortgage Loans held by such Title I
                         Lender would become effectively uninsured. The Depositor's FHA Reserve, which will include the FHA Insurance Amount for Series 199__-__,
                         [currently includes insurance coverage in respect of other Title I loans included in the prior issuances effected by the Depositor of Asset-Backed Certificates (the "PRIOR SERIES") and] may subsequently include insurance coverage in respect of other Title I loans that are included in future issuances effected by the Depositor of one or more series of similar certificates (together with the Prior Series, the "ADDITIONAL SERIES"). The FHA Insurance
                         Amount for the Series 199__-__ will be
                         commingled in the Depositor's FHA Reserve with the insurance coverage relating to any Title I loans included in any Additional Series. On each Transfer Date, the Depositor will record on its books and records the FHA Insurance Amount for the Title I Mortgage Loans whose transfer to the Depositor has been acknowledged by the FHA on such date, separately from insurance coverage attributable to Title I loans for any Additional Series. Promptly after the final Transfer Date, the Depositor (or the FHA Claims Administrator) is required to certify to the Rating Agencies, the Certificate Insurer and the Trustee as to the actual FHA Insurance Amount transferred to the Trustee's FHA Reserve. See "The Title I Program -- General" herein. The Depositor and any FHA Claims Administrator will not submit any FHA Claim in respect of a Title I Mortgage Loan to the FHA on behalf of the Trust Fund if the FHA Insurance Amount, as shown on the records of the Depositor relating to the Series 199__-__, is insufficient to reimburse such FHA Claim. In addition, the Depositor has agreed that neither it nor any FHA Claims Administrator will submit any FHA claims in respect of any Title I loans included in any Additional Series where such claims would reduce the FHA Insurance Amount.

                         THE FHA INSURANCE AMOUNT TO BE TRANSFERRED FROM THE TRANSFEROR"S FHA RESERVE TO THE DEPOSITOR"S FHA RESERVE IN RESPECT OF THE TITLE I MORTGAGE LOANS IS EXPECTED TO EQUAL NOT LESS THAN _____% OF THE CUT-OFF DATE PRINCIPAL BALANCES OF THE TITLE I MORTGAGE LOANS THAT ARE EXPECTED TO BE CONVEYED TO THE TRUST FUND, INCLUDING ANY SUBSEQUENT MORTGAGE LOANS. IF THE FHA INSURANCE AMOUNT SO TRANSFERRED IS LESS THAN _____% OF THE CUT-OFF DATE PRINCIPAL BALANCES OF THE TITLE I MORTGAGE LOANS THAT ARE ACTUALLY CONVEYED TO THE TRUST FUND, THEN THE AMOUNT OF THE REQUIRED CLASS A OVERCOLLATERALIZATION LEVEL WILL BE INCREASED BY A MINIMUM OF 90% OF THE AMOUNT OF SUCH SHORTFALL.

                         Since the FHA Insurance Amount for the Title I Mortgage Loans is limited as described herein, and since the adequacy of such FHA Insurance Amount is dependent upon future events, including reductions for the payment of FHA Claims, no assurance can be given that the FHA Insurance Amount is or will be adequate to cover 90% of all potential losses on the Title I Mortgage Loans or that the Title I Mortgage Loans will qualify for the payment of FHA Claims. SEE "Risk Factors -- No Assurance of Adequacy of Credit Enhancement" herein.

FHA Claims
 Administrator. . . . .  The Depositor and Trustee, on behalf of the
                         Certificateholders, will enter into an FHA Claims Administration Agreement on the Closing Date (the "FHA CLAIMS ADMINISTRATION AGREEMENT") with the Servicer to administer, process and submit all FHA Claims in the name and on behalf of the Depositor and to monitor the FHA Insurance Amount for the Title I Mortgage Loans (in such capacity, the Servicer, and any successor acting in such capacity, the "FHA CLAIMS ADMINISTRATOR"). SEE "The Transferor and Servicer" herein. The Servicer will not receive any additional fees or compensation for serving as such (other than the Servicing Fee).

Servicing of the
 Mortgage Loans . . . .  The Servicer will perform the mortgage loan servicing functions with respect to the Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Servicer may have subcontracted its servicing obligations and duties with respect to certain Mortgage Loans to certain unaffiliated lenders from whom the Transferor purchased such Mortgage Loans, pursuant to a subservicing agreement between the Servicer and such lender (each such lender, in this capacity, a "SUBSERVICER"). However, the Servicer will not be relieved of its servicing obligations and duties with respect to these Mortgage Loans.

                         The Servicer will be entitled to a fee, payable monthly on each Distribution Date, equal to one-twelfth of 1.0% per annum on the Pool Principal Balance (as adjusted for Liquidated Mortgage Loans) as of the first day of the immediately preceding Due Period (the "SERVICING FEE"), but with respect to the first Distribution Date such monthly fee shall be pro rated based on _______ days for __________________ 199__. The Servicer will be responsible for paying the subservicing fees, payable monthly, to each Subservicer for the servicing of the Mortgage Loans being subserviced pursuant to a subservicing agreement.

FHA Insurance
 Premium and Fees of
 Certificate Insurer,
 Trustee, and
 Custodian. . . . . . .  On each Distribution Date, prior to distributions on the Certificates, amounts available in the Certificate Account will be distributed to deposit a portion of the FHA Insurance premium into the FHA Insurance Premium Account (the "FHA INSURANCE PREMIUM DEPOSIT AMOUNT") and to pay the following periodic Trust Fund fees: (1) the Certificate Insurer premium (the "CERTIFICATE GUARANTY INSURANCE PREMIUM");
                         (2) the Trustee fee; and (3) the Custodian fee for custody of the Trustee's Mortgage Loan Files (the "CUSTODIAN FEE"); provided, however, that with respect to the first Distribution Date the payment of all such monthly fees will be prorated based on _____ days for ___________ 199__. See "Description of the Certificates -- Distributions on the Senior Certificates" herein.

Optional Termination. .  On any Distribution Date after which the Class
                         Principal Balance of the Senior Certificates then outstanding is less than 10% of the sum of the Initial Pool Principal Balance and the aggregate Cut-Off Date Principal Balance of the Subsequent Mortgage Loans conveyed to the Trust Fund, the Servicer may, at its option, terminate the Pooling and Servicing Agreement by purchasing from the Trust Fund all of the Mortgage Loans and REO Properties (as defined in the Pooling and Servicing Agreement) at a price (the "TERMINATION PRICE") equal to the sum of
                         (i) Pool Principal Balance, plus (ii) the sum of thirty days" accrued interest on the Pool Principal Balance computed at the weighted average Mortgage Loan Rate for the Mortgage Loans (including REO Properties) then outstanding, plus (iii) any accrued and unpaid interest on the Class A Certificates and Class B Certificates as of the immediately preceding Distribution Date. The Servicer will pay the unpaid fees and expenses, if any, of the Trustee, the Certificate Insurer, the Custodian and the Servicer in connection with such optional termination.

Certain Federal
 Income Tax
 Consequences . . . . .  For a discussion of certain tax matters, see
                         "Certain Federal Income Tax Consequences" herein and in the accompanying Prospectus.

Ratings . . . . . . . .  It is a condition to the initial issuance of the
                         Senior Certificates that the Class A-1
                         Certificates, the Class A-2 Certificates, Class A-3 Certificates and the Class A-4 Certificates each be rated "_____" by Standard & Poor's and "_____" by Moody's. Standard & Poor's and Moody's are sometimes referred to herein, collectively, as the "RATING AGENCIES". A security rating does not address the frequency of principal prepayments or the corresponding effect on yield to investors. Neither the Depositor, the Transferor, the Servicer, the Trustee, the Certificate Insurer nor any other person is obligated to maintain the rating on any Senior Certificate. See "Ratings" herein.

ERISA Considerations. .  For a discussion of certain ERISA
                         Considerations, see "ERISA Considerations" in the accompanying Prospectus.

Legal Investment. . . .  For a discussion of certain legal investment consideration, see "Legal Investment Matters" in the accompanying Prospectus.

                            RISK FACTORS

     Prospective investors in the Senior Certificates should consider the following factors in connection with the purchase of a Senior Certificate. Unless the context indicates to the contrary, any numerical or statistical information presented is based upon the characteristics of the Initial Mortgage Loans proposed to be included in the Mortgage Loan Pool as of the date of this Prospectus Supplement.

UNDERWRITING STANDARDS AND POTENTIAL DELINQUENCIES

     All of the Initial Mortgage Loans were less than 60 days late in their scheduled monthly payments of principal and interest as of the __________________, 199__ Cut-Off Date; however, approximately _____% of the Initial Pool Principal Balance consists of Initial Mortgage Loans that have a first scheduled monthly payment due date occurring after __________________, 199__; therefore, it was not possible for such Initial Mortgage Loans to have had a scheduled monthly payment that was 60 days or more late as of the __________________, 199__ Cut-Off Date.

     Generally, the underwriting standards of the Transferor and SFAC, which are substantially similar for Title I Mortgage Loans and Conventional Mortgage Loans, are more stringent than the minimum standards established under FHA Regulations. See "The Transferor and Servicer -- Underwriting Criteria". However, the underwriting standards of the Transferor and SFAC are less stringent than the underwriting guidelines of FNMA or FHLMC for first lien, single family mortgage loans. Because the Mortgage Loans are primarily secured by junior liens having relatively smaller principal balances than first lien, single family mortgage loans and because the borrowers are typically less creditworthy or financially sophisticated with respect to their ability to obtain financing at lower interest rates, the Mortgage Loans are likely to experience higher (and in some cases, substantially higher) rates of delinquencies and defaults that result in more severe losses in relation to the outstanding principal balances thereof, than would be the case with mortgage loans that have been underwritten in accordance with the underwriting guidelines of FNMA or FHLMC for first lien, single family mortgage loans. IN THE EVENT OF A DELINQUENCY OR A DEFAULT WITH RESPECT TO A MORTGAGE LOAN, NEITHER THE SERVICER NOR ANY SUBSERVICER WILL HAVE AN OBLIGATION TO ADVANCE SCHEDULED MONTHLY PAYMENTS OF PRINCIPAL AND INTEREST WITH RESPECT TO SUCH MORTGAGE LOAN.

     Pursuant to the underwriting standards of the Transferor and SFAC and any other lender originating the Mortgage Loans, the primary consideration in underwriting the Mortgage Loans is an assessment of the creditworthiness of the related borrower. No assurance can be given that the creditworthiness of a borrower will not deteriorate as a result of future circumstances, which deterioration may result in a delinquency or default by such borrower on the related Mortgage Loan. The value and adequacy of the related Mortgaged Properties as collateral in relation to the amount of the Mortgage Loans, together with the amount of all liens senior to the liens of the Mortgage Loans, are not a primary consideration, and with respect to certain Title I Mortgage Loans may not be considered at all, in underwriting these types of junior lien Mortgage Loans. Accordingly, there can be no assurance that any proceeds will be recovered from the foreclosure and liquidation of the related Mortgaged Property, or that an FHA insurance claim will not be rejected, in the event a borrower defaults with respect to a Mortgage Loan.

     As of January 1, 1996, the FHA Regulations require a Title I Lender to maintain an internal quality control program with respect to the underwriting and origination of Title I loans insured under the Title I Program. Although, the Transferor and SFAC had implemented internal quality control programs prior to January 1, 1996, the Transferor may have acquired certain Mortgage Loans that were originated prior to such date from unaffiliated lenders that did not have internal quality control programs at the time such Mortgage Loans were originated.

NO ASSURANCE OF ADEQUACY OF CREDIT ENHANCEMENT

     Credit enhancement with respect to the Senior Certificates will be provided by the Guaranty Policy. Additional credit enhancement with respect to the Senior Certificates that will be utilized prior to the Guaranty Policy will be provided by (i) the overcollateralization and subordination with respect to the Class B Certificates and Class R Certificates from the portion of the Pool Principal Balance attributable to the Class B Certificates and Class R Certificates and from the acceleration of the principal amortization of the Class A Certificates, as described herein; and (ii) with respect to the Title I Mortgage Loans, the proceeds received from the payment of FHA Claims. If, as a result of the underwriting and origination standards of the applicable originating lender, including the Transferor or SFAC, or as a result of any other circumstances, the Mortgage Loans experience higher rates of delinquencies and defaults than initially anticipated in connection with the rating of the Senior Certificates, there can be no assurance that the amounts available from such additional credit enhancement will be adequate to cover any delays or shortfalls on the amounts otherwise distributable on the Senior Certificates which result from such delinquencies and defaults. If the amounts available from such additional credit enhancement are inadequate, then the holders of the Senior Certificates will bear the risk of any delays and losses resulting from such delinquencies and defaults on the Mortgage Loans, unless such delays or losses are covered by the Guaranty Policy and paid by the Certificate Insurer. No reserve fund or spread account will be established as part of the Trust Fund for the Senior Certificates.

     While the distribution of Excess Spread to the Senior Certificateholders in the manner specified herein has been designed to produce and maintain a given level of overcollateralization with respect to the Senior Certificates, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. Net losses on Liquidated Mortgage Loans will be allocated first to reduce the principal imputed to the Class R Certificates, if any, and the Class Principal Balance of the Class B Certificates, thereby reducing the Class A Overcollateralization. See "Description of the Certificates --Subordination and Allocation of Losses" herein.

     CERTIFICATE INSURER AND RATINGS OF SENIOR CERTIFICATES. The rating of the Senior Certificates depends primarily on an assessment by the Rating Agencies of the claims-paying ability of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Senior Certificates may result in a reduction in the rating of the Senior Certificates or any Class thereof. The rating by the Rating Agencies of the Senior Certificates is not a recommendation to purchase, hold or sell the Senior Certificates, because such rating does not comment as to their market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments.

     PROPOSED LEGISLATION AFFECTING FHA. In August 1995, bills were introduced in both houses of the United States Congress that would, among other things, abolish the Department of Housing and Urban Development ("HUD"), reduce federal spending for housing and community development activities and eliminate the Title I Program. As a result of the proposed legislation that would abolish HUD, if enacted, and the November and December 1995 budget legislation impasse between Congress and the President, no assurance can be given that the Title I Program will continue in existence or that HUD will continue to receive sufficient funding for the operation of the Title I Program. The elimination of the Title I Program or a significant reduction in its authorized funding will have, in all likelihood, a material adverse affect on the FHA Insurance for the Title I Mortgage Loans, which could include, without limitation, delays in transferring the FHA Insurance to the Depositor's FHA Reserve, delays in the processing and payment of FHA Claims or the termination or reduction of the FHA Insurance for the Title I Mortgage Loans.

ADDITIONAL RISKS ASSOCIATED WITH MORTGAGE LOANS

     SERVICING OF MORTGAGE LOANS BY SERVICER. The Servicer and each Subservicer will be required to create and hold all records pertaining to such activities for the benefit of the Trustee. The Majority Certificateholders or the Trustee, with the consent of the Certificate Insurer, or the Certificate Insurer may remove the Servicer upon the Servicer's failure to remedy an Event of Default under the Pooling and Servicing Agreement, in which event a successor servicer will be appointed pursuant to the terms of the Pooling and Servicer Agreement. Absent such a transfer, the holders of Senior Certificates will be dependent upon the Servicer to adequately and timely perform its servicing obligations and remit to the Trustee all payments of principal and interest received on the Mortgage Loans, and with respect to Mortgage Loans being serviced by a Subservicer, the Servicer will be dependent upon such Subservicer to adequately and timely perform its servicing obligations and remit to the Servicer all payments of principal and interest received on these Mortgage Loans. The payments of principal and interest on the Mortgage Loans are the primary source of funds for the distributions due to the holders of Senior Certificates. See "The Transferor and Servicer -- Servicing and FHA Claims Experience" herein.

     LIMITED HISTORICAL DATA. Since January 1995, RNFC, the Transferor and Servicer, and SFAC have substantially increased the volume of Title I loans and conventional junior lien loans that they have originated, purchased, sold and/or serviced, and thus, RNFC and SFAC have limited historical experience with respect to the performance, including the delinquency and loss experience and the rate of prepayments of Title I loans and conventional junior lien loans, with respect to their entire portfolio of loans and in particular with respect to such increased volume of loans. Accordingly, RNFC's delinquency experience and loan loss and liquidation experience set forth under "The Transferor and Servicer -- Servicing and FHA Claims Experience" herein may not be indicative of the performance of the Mortgage Loans included in the Mortgage Loan Pool.

     GEOGRAPHIC CONCENTRATION. Approximately _____% and _____% of the Initial Pool Principal Balance will consist of Mortgage Loans that are secured by Mortgaged Properties located in the States of ____________ and ____________, respectively. Because of the relative geographic concentration of the Mortgage Loans within these States, delinquencies and losses on the Mortgage Loans may be higher than would be the case if the Mortgage Loans were more geographically diversified. For example, certain of the Mortgaged Properties may be more susceptible to certain types of special hazards that are not covered by any casualty insurance, such as earthquakes, floods and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. [In addition, with respect to those Mortgage Loans secured by Mortgaged Properties located in the State of California, the California residential real estate market has experienced a sustained decline over the last several years. In general, declines in the California residential real estate market may adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the principal balances of such Mortgage Loans, together with any senior mortgage loans on such Mortgaged Properties, will equal or exceed the value of such Mortgaged Properties. In addition, adverse economic conditions in California (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on such Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans could be higher than those currently experienced in the mortgage lending industry in general.]

REPURCHASE OR REPLACEMENT OF DEFECTIVE MORTGAGE LOANS BY TRANSFEROR

     Pursuant to the Pooling and Servicing Agreement, the Transferor has agreed to cure in all material respects any breach of the Transferor's representations and warranties set forth in the Pooling and Servicing Agreement with respect to the Mortgage Loans, which breach materially and adversely affects the value of the Mortgage Loans or the interest of the Certificateholders. If the Transferor cannot cure such breach within a specified period of time, the Transferor is required to repurchase the affected Mortgage Loans from the Trust Fund or substitute other loans for the affected Mortgage Loans. Although a significant portion of the Mortgage Loans will have been acquired from unaffiliated correspondent lenders, the Transferor will make the representations and warranties for all such Mortgage Loans. To the extent that the Transferor has obtained any representations and warranties from such unaffiliated correspondent lenders, the Transferor, and the Trustee as the successor to the Transferor's rights with respect thereto, will have an additional party that is liable for the repurchase of any Mortgage Loan in breach of the applicable representations and warranties made by such party. A summary description of the Transferor's representations and warranties is set forth under "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans" in the Prospectus. In addition, the Transferor is required to repurchase from the Trust Fund any Title I Mortgage Loan, for which the related FHA insurance coverage has not been transferred from the Transferor's FHA Reserve to the Trustee's FHA Reserve within 120 days after the Closing Date (in the case of the Initial Mortgage Loans) or each Subsequent Transfer Date (in the case of Subsequent Mortgage Loans) or within such longer period as may be approved by the Certificate Insurer, or any Title I Mortgage Loan for which an FHA Claim has been denied and a representation or warranty of the Transferor has been breached.

     No assurance can be given that, at any particular time, the Transferor will be capable, financially or otherwise, of repurchasing or replacing defective Mortgage Loans in the manner described above, or that, at any particular time, any unaffiliated lender from whom the Transferor obtained the defective Mortgage Loans will be capable, financially or otherwise, of repurchasing any defective Mortgage Loans from the Transferor. If the Transferor repurchases, or is obligated to repurchase, defective mortgage loans from any Additional Series, the financial ability of the Transferor to repurchase defective Mortgage Loans from this Series may be adversely affected. In addition, other events relating to the Transferor and its mortgage banking operations can occur that would adversely affect the financial ability of the Transferor to repurchase defective Mortgage Loans from this Series, including without limitation the sale or other disposition of all or any significant portion of its assets. If the Transferor is unable to repurchase or replace a defective Mortgage Loan, and if applicable, such unaffiliated lender is unable to repurchase or replace a defective Mortgage Loan it sold to the Transferor, then the Servicer, on behalf of the Trust Fund, will pursue other customary and reasonable efforts, if any, to recover the maximum amount possible with respect to such Mortgage Loan, and any resulting loss will be borne by the Certificateholders to the extent that such loss is not otherwise covered by amounts available from the credit enhancement provided for the Senior Certificates, including the Guaranty Policy. See "Risk Factors -- No Assurance of Adequacy of Credit Enhancement" and "The Transferor and Servicer" herein.

YIELD AND PREPAYMENT CONSIDERATIONS

     SUBSEQUENT MORTGAGE LOANS AND THE PRE-FUNDING ACCOUNT. Any conveyance of Subsequent Mortgage Loans after the Closing Date will be subject to the conditions and terms set forth in the Pooling and Servicing Agreement. SEE "The Mortgage Loan Pool -- Conveyance of Subsequent Mortgage Loans" herein. If, by the end of the Funding Period, amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Mortgage Loans, then on the business day immediately preceding the next Distribution Date, such remaining amounts
(net of reinvestment income which is required to be transferred to the Capitalized Interest Account) will be transferred to the Certificate Account and applied to reduce the Class Principal Balances of the Senior Certificates, on a pro rata basis. No assurance can be given that the Transferor will originate and deliver any Subsequent Mortgage Loans to the Depositor, for delivery thereby to the Trust Fund, that will satisfy the requirements of the delivery thereof under the Pooling and Servicing Agreement or that will be approved by the Certificate Insurer for inclusion in the Trust Fund. If pro rata principal distributions are made on the Senior Certificates as a result of funds remaining on deposit in the Pre-Funding Account after the termination of the Funding Period, interest will not accrue on such principal distributions during the 20-day period that will elapse between the end of the monthly accrual period immediately preceding the Distribution Date on which such principal distributions will be made and such Distribution Date. See "Certain Yield, Prepayment and Weighted Average Life Considerations -- General" herein.

     YIELD AND PREPAYMENTS. The extent to which the yield to maturity of a Senior Certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a premium or discount, and the degree to which the timing of distributions to holders thereof is sensitive to scheduled payments, prepayments, liquidations, defaults and purchases of Mortgage Loans and to the distribution of Excess Spread and amounts remaining on deposit in the Pre-Funding Account after the Funding Period ends. In the case of any Senior Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of distributions of principal payments to the holders of the Senior Certificates (including without limitation prepayments on the Mortgage Loans) could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Senior Certificate purchased at a premium, the risk that a faster than anticipated rate of distributions of principal payments to the holders of the Senior Certificates (including without limitation prepayments on the Mortgage Loans) could result in an actual yield to such investor that is lower than the anticipated yield. Further, in the event of excessive prepayments, liquidations, repurchases and purchases of the Mortgage Loans or distributions from the Pre-Funding Account, there can be no assurance that Certificateholders will be able to reinvest such
distributions in securities having comparable yields.   See "Certain
Yield, Prepayment and Weighted Average Life Considerations" herein.

THE STATUS OF THE TRUST FUND'S INTEREST IN THE MORTGAGE LOANS

     The Depositor will agree in the Pooling and Servicing Agreement that the transfer of the Mortgage Loans to the Trust Fund is intended as a valid sale and transfer of the Mortgage Loans to the Trustee for the benefit of the Certificateholders. However, if the Mortgage Loans are held to be property of the Depositor or if for any reason the Pooling and Servicing Agreement is held to create a security interest in the Mortgage Loans, the Depositor will agree in the Pooling and Servicing Agreement that such transfer shall be treated as the grant of a security interest in the Mortgage Loans to the Trust Fund. Also, the Depositor will warrant that if the transfer of the Mortgage Loans by it is deemed to be a grant of a security interest in the Mortgage Loans, the Trustee will have a perfected first-priority security interest therein. The Depositor is required to take all actions that are required under law to protect the Trust Fund's security interest in the Mortgage Loans. If the transfer of the Mortgage Loans to the Trust Fund is deemed to create a security interest therein, a tax or government lien on property of the Depositor arising before the Mortgage Loans came into existence may have priority over the Trusts Fund's interest in such Mortgage Loans.

     The Depositor believes that upon the sale of the Senior Certificates to an independent third party for fair value and without recourse, such sale will constitute an absolute and unconditional sale of such Senior Certificates and the interest in the Mortgage Loans evidenced thereby. However, in the event of the bankruptcy of the Depositor or the Transferor at a time when either of them or any affiliate thereof holds all or a substantial portion of the Class B Certificates or the Class R Certificates, a trustee in bankruptcy could attempt to recharacterize the sale of the Mortgage Loans as a borrowing by the Depositor or the Transferor or any such affiliate, with the result that Certificateholders are deemed to be creditors of the Depositor or the Transferor or such affiliate, secured by a pledge of the Mortgage Loans. If such an attempt were successful, a trustee in bankruptcy could elect to accelerate payment of the Senior Certificates and liquidate the Mortgage Loans with the holders of the Senior Certificates entitled to the then outstanding principal amount thereof together with accrued interest, as the case may be, to the extent of the value of the Mortgage Loans at such time. If such value were less than outstanding principal balance of the Senior Certificates, a principal deficiency could occur. Thus, the holders of Senior Certificates could lose the right to future payments of interest, might suffer reinvestment loss in a lower interest rate environment and could suffer a loss of principal and interest to the extent that such loss is not otherwise covered by amounts available from the credit enhancement provided for the Senior Certificates, including the Guaranty Policy.

                             USE OF PROCEEDS

     The proceeds from the sale of the Senior Certificates, net of certain expenses, will be used by the Depositor as consideration for the purchase of the Initial Mortgage Loans from the Transferor and to fund the Pre-Funding Account Deposit and the Capitalized Interest Account Deposit. The Transferor in turn will use all or a substantial portion of such proceeds from the sale of the Initial Mortgage Loans to repay certain indebtedness in the form of one or more warehouse financing arrangements, which have been utilized to finance the acquisition of such Initial Mortgage Loans and are secured by such Initial Mortgage Loans, and to pay the Transferor for portions of loan principal not covered under a warehouse arrangement and loans not warehoused. See "Method of Distribution" herein.


                         THE MORTGAGE LOAN POOL

GENERAL

     The "MORTGAGE LOAN POOL" will consist of the collective pool of the Initial Mortgage Loans together with any Subsequent Mortgage Loans conveyed to the Trust Fund after the Closing Date. All of the Mortgage Loans will be evidenced by promissory notes, retail installment sales contracts or other evidences of indebtedness (the "NOTES") and will be secured by mortgages, deeds of trust or other similar security instruments (the "MORTGAGES") creating a lien or security interest on single family (one-to-four unit) residences, units in planned unit developments, units in condominium developments and town homes (the "MORTGAGED PROPERTIES") located in various states. Substantially all of these Mortgages will be junior in priority to one or more senior liens on the related Mortgaged Properties, which consist primarily of owner-occupied single family residences. The indebtedness secured by the related senior liens will not be included in the Mortgage Loan Pool. Certain of the Mortgage Loans will be partially insured to the extent described herein (and subject to the conditions described herein) by the FHA under the Title I Program (the "TITLE I MORTGAGE LOANS"); while all of the other Mortgage Loans will not be insured or guaranteed by a governmental agency (the "CONVENTIONAL MORTGAGE LOANS"). The Mortgage Loans have scheduled monthly payment dates throughout a month. No Mortgage Loan provides for deferred interest or negative amortization. There will not be any commercial or multifamily loans included in the Mortgage Loan Pool.

     Generally, the Mortgage Loans will have been originated or acquired by the Transferor or SFAC, its affiliate, in one of four ways: (i) the indirect origination and purchase of retail installment sales contracts from a network of independent contractors or dealers professionally installing the property improvements ("indirect originations"); (ii) the origination of loans directly to consumers, including but not limited to solicitations through direct mail and telemarketing ("direct originations"); (iii) the wholesale purchase of loans, on a flow basis, originated by other unaffiliated lenders, as correspondents ("correspondent originations"); or (iv) the purchase, on a bulk basis, of loan portfolios originated by other unaffiliated lenders ("portfolio acquisitions"). A substantial percentage (no less than ___%) of the Mortgage Loans that consist of indirect originations, direct originations and (other than Title I Mortgage Loans) correspondent purchases, will have been underwritten (in the case of originations) and reunderwritten (in the case of purchases), to determine whether such Mortgage Loans comply with the underwriting standards of the Transferor or SFAC, as applicable. However, all of the Mortgage Loans that consist of portfolio acquisitions and, in the case of Title I Mortgage Loan correspondent purchases, will have been reunderwritten or reviewed only on a limited sample basis (approximately __% to __%) for compliance with the Transferor's underwriting standards. For a description of the underwriting criteria applicable to the Mortgage Loans, see "The Transferor and Servicer -- Underwriting Criteria" herein. All of the Mortgage Loans will be acquired by the Transferor and sold by the Transferor to the Depositor, and pursuant to the Pooling and Servicing Agreement, the Depositor will sell, convey, transfer and assign the Mortgage Loans to the Trustee for the benefit of the Certificateholders. With respect to the Initial Mortgage Loans and the Subsequent Mortgage Loans, the Transferor will retain accrued interest at the respective Mortgage Loan Rates on the principal amount of the Initial Mortgage Loans up to the Closing Date and of the Subsequent Mortgage Loans up to the related Transfer Date, respectively.

     In addition to the Mortgage Loans from indirect originations and direct originations, the Mortgage Loans may include correspondent originations from unaffiliated lenders, including Initial Mortgage Loans from correspondent purchases from the two largest unaffiliated lenders that will constitute approximately ____% and ____%, respectively, of the Initial Pool Principal Balance. The Mortgage Loans may include portfolio acquisitions from unaffiliated lenders, however, the Mortgage Loans from portfolio acquisitions from any individual unaffiliated lender will not constitute more than ___% of the aggregate Cut-Off Date Principal Balances of the Mortgage Loans.

CERTAIN INFORMATION WITH RESPECT TO THE INITIAL MORTGAGE LOANS

     The following is a brief description of certain terms of the Initial Mortgage Loans proposed to be included in the Mortgage Loan Pool as of the date of this Prospectus Supplement. Unless otherwise indicated, this description does not take into account any Subsequent Mortgage Loans that may be added to the Mortgage Loan Pool during the Funding Period through the application of amounts on deposit in the Pre-Funding Account. Prior to the Closing Date, the Transferor may remove any of the Initial Mortgage Loans intended for inclusion in the Mortgage Pool, substitute comparable loans therefor, or add comparable loans thereto; however, the aggregate principal balance of Initial Mortgage Loans so removed, replaced or added cannot exceed ____% of the Initial Pool Principal Balance. To the extent that, prior to the Closing Date, mortgage loans are removed from or added to the Mortgage Loan Pool, an amount equal to the aggregate principal balances of such mortgage loans, will be added to or deducted from, respectively, the Pre-Funding Account Deposit on the Closing Date. As a result, the statistical information presented below regarding the Initial Mortgage Loans proposed to be included in the Mortgage Loan Pool as of the date of this Prospectus Supplement may vary in certain respects from comparable information based on the actual composition of the Mortgage Loan Pool at the Closing Date. In addition, after the __________________, 199__ Cut-Off Date the actual Mortgage Loan Pool may vary from the description below due to a number of factors, including prepayments after the __________________, 199__ Cut-Off Date or the purchase of any Subsequent Mortgage Loans after the Closing Date.
SEE "-- Conveyance of Subsequent Mortgage Loans" below. A schedule of the Initial Mortgage Loans included in the Mortgage Loan Pool as of the Closing Date will be attached to the Pooling and Servicing Agreement delivered to the Trustee upon delivery of the Certificates.

     Assuming that the aggregate Cut-Off Date Principal Balances of the Subsequent Mortgage Loans conveyed to the Trust Fund equals the Pre-Funding Account Deposit, then it is expected that approximately ____% to ____% of the Assumed Pool Principal Balance will consist of Title I Mortgage Loans, and approximately ____% to ____% of the Assumed Pool Principal Balance will consist of Conventional Mortgage Loans.

     The Initial Mortgage Loans included in the initial Mortgage Loan Pool will consist of approximately _______ loans having an Initial Pool Principal Balance of approximately $___________. Approximately ____% of the Initial Pool Principal Balance will consist of Title I Mortgage Loans, and approximately ____% of the Initial Pool Principal Balance will consist of Conventional Mortgage Loans. With respect to the Initial Mortgage Loans, approximately ____% of the Title I Mortgage Loans will have been originated within the last 6 months; approximately ____% will have been originated more than 6 months but less than 24 months prior to the date hereof; approximately ____% of the Conventional Mortgage Loans will have been originated within the last 6 months and approximately ____% of the Conventional Mortgage Loans will have been originated more than 6 months but less than 24 months prior to the date hereof. Certain characteristics of the Initial Mortgage Loans included in the Mortgage Loan Pool, as of the __________________, 199__ Cut-Off Date, are set forth in the tables below.


                       PORTFOLIO SUMMARY BY LOAN TYPE

                                [Insert Table]






                              MORTGAGE LOAN RATE

                                 [Insert Table]

                          LOAN GRADE CLASSIFICATIONS

                                 [Insert Table]






                            GEOGRAPHIC CONCENTRATION

                                  [Insert Table]






                        CUT-OFF DATE LOAN PRINCIPAL BALANCES

                                    [Insert Table]






                              REMAINING TERM TO MATURITY

                                     [Insert Table]






                               MONTHS SINCE ORIGINATION

                                     [Insert Table]








     The weighted average Mortgage Loan Rate of the Initial Mortgage Loans will be approximately _____% per annum. All Initial Mortgage Loans will have interest rates of at least ___% per annum but not more than ___% per annum. The Initial Mortgage Loans will have an average outstanding principal balance as of the __________________, 199__ Cut-Off Date of approximately $_____________. The Initial Mortgage Loans will have had an average outstanding principal balance at origination of approximately $_____________. All of the Initial Mortgage Loans will have been originated after __________________, 199__, and prior to __________________, 199__. None of the Initial Mortgage Loans will have a scheduled maturity later than __________________, 20__. The weighted average remaining term to maturity of the Initial Mortgage Loans as of the __________________, 199__ Cut-Off Date was approximately ____ months.

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

     Any conveyance of Subsequent Mortgage Loans after the Closing Date is subject to the following conditions, among others: (i) each Subsequent Mortgage Loan purchased after the Closing Date must satisfy the representations and warranties contained in the Subsequent Transfer Agreement to be entered into by the Transferor, the Trustee and the Depositor (the "SUBSEQUENT TRANSFER AGREEMENT") and in the Pooling and Servicing Agreement;
(ii) the Transferor will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of the Certificateholders; (iii) as of the related Cut-Off Date, all of the Mortgage Loans in the Mortgage Loan Pool at that time, including the Subsequent Mortgage Loans purchased after the Closing Date will satisfy the criteria set forth in the Pooling and Servicing Agreement; and (iv) the Subsequent Mortgage Loans purchased after the Closing Date, will have been approved by the Certificate Insurer. The Subsequent Mortgage Loans on an aggregate basis, will have characteristics similar to the characteristics of the pool of Initial Mortgage Loans as described herein. Following the transfer of such Subsequent Mortgage Loans to the Mortgage Loan Pool, the aggregate characteristics of the Mortgage Loans then held in the Mortgage Loan Pool may, and likely will, vary from those of the Initial Mortgage Loans included in the Initial Mortgage Loan Pool. SEE "Special Considerations -- The Mortgage Loans and the Pre-Funding Account" herein.

     Under the Pooling and Servicing Agreement the obligation of the Trust Fund to purchase Subsequent Mortgage Loans on a Subsequent Transfer Date for assignment to the Mortgage Loan Pool is subject to the following requirements: (i) generally such Subsequent Mortgage Loans may not be 30 or more days contractually delinquent as of the related Subsequent Cut-Off Date,
(ii) the original term to stated maturity of such Subsequent Mortgage Loans may not exceed 20 years; (iii) generally each such Subsequent Mortgage Loan will have an interest rate of not less than ______%, and a scheduled maturity no later than 20___; (iv) such Subsequent Mortgage Loans will be underwritten or re-underwritten, as applicable, in accordance with the criteria set forth under "The Transferor and Servicer -- Underwriting Criteria" herein or originated in a manner similar to the Initial Mortgage Loans; and (v) following the purchase of such Subsequent Mortgage Loans by the Trust Fund, the Mortgage Loans included in the Mortgage Loan Pool (including the Subsequent Mortgage Loans purchased by the Trust Fund after the Closing Date)
(a) will have a weighted average Mortgage Interest Rate of at least _____%, in the case of Title I Mortgage Loans, and ______%, in the case of Conventional Mortgage Loans; (b) will have weighted average term to maturity as of __________________, 199__ of approximately ___ to ___ months; and (c)
will not include Mortgage Loans from portfolio acquisitions from any individual unaffiliated lender that would exceed 10% of the aggregate Cut-Off Date Principal Balances of the Mortgage Loans.

                           THE GUARANTY POLICY

     The following discussion under this heading of "The Guaranty Policy" will only be applicable to holders of the Senior Certificates. The following information has been furnished by the Certificate Insurer for use herein.

     The Certificate Insurer, in consideration of the payment of the premium due under and subject to the terms of the Guaranty Policy, will unconditionally and irrevocably guarantee to any holder of the Senior Certificates that an amount equal to each full and complete Guaranteed Payment for such Senior Certificates will be received by the Trustee or its successor on behalf of such holder from the Certificate Insurer for distribution by the Trustee to each such holder of such holder's proportionate share of such Guaranteed Payment. The Certificate Insurer's obligations under the Guaranty Policy with respect to a particular Guaranteed Payment for the Senior Certificates shall be finally and completely discharged to the extent funds equal to the applicable Guaranteed Payment are received from the Certificate Insurer by the Trustee, whether or not such funds are properly applied by the Trustee. Guaranteed Payments shall be made only at the time set forth in the Guaranty Policy and no accelerated Guaranteed Payments shall be made regardless of any acceleration of the Senior Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

     Notwithstanding the foregoing paragraph, the Guaranty Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, the Servicer or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     The Certificate Insurer will pay any Guaranteed Payment for the Senior Certificates that is a Preference Amount (as defined below) on the Business Day following receipt on a Business Day by the Fiscal Agent (as defined below) of (i) a certified copy of the order of a bankruptcy court requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer irrevocably assigning to the Certificate Insurer all rights and claims of each holder of such Senior Certificates relating to or arising under such Class of Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and
(iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for each holder of such Senior Certificates in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of each holder of such Senior Certificates and not to any such holder directly unless such holder has returned principal or interest paid on such Senior Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such holder.

     The Certificate Insurer will pay any other amount payable under the Guaranty Policy no later than 12:00 noon New York City time on the later of
(i) the Distribution Date on which the related Interest Remittance Amount or Principal Remittance Amount for the Senior Certificates is due or (ii) the Business Day following receipt in New York, New York on a Business Day by _________________________________, as Fiscal Agent for the Certificate
Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "FISCAL AGENT"), of a Notice (as defined below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Guaranty Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

     Guaranteed Payments for a Senior Certificate due under the Guaranty Policy, unless otherwise stated herein, will be disbursed by the Fiscal Agent to the Trustee on behalf of the holders of such Class of Certificates by wire transfer of immediately available funds in the amount of such Guaranteed Payment less, in respect of Guaranteed Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Guaranteed Payment and legally available therefor.

     The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to any holders of any Senior Certificates for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit or cause to be deposited sufficient funds to make payments due under the Guaranty Policy.

     Moody's rates the claims paying ability of the Certificate Insurer "____". Standard & Poor's rates the claims paying ability of the Certificate Insurer "____". Fitch Investors Service, L.P. rates the claims paying ability of the Certificate Insurer "____". Each such rating of the Certificate Insurer should be evaluated independently. Any further explanation of the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold any Class of the Senior Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of any Senior Certificates. The Certificate Insurer does not guaranty the market price of any Senior Certificates nor does it guaranty that the ratings on any Senior Certificates will not be down-graded or withdrawn.

     As used herein under the heading, "The Guaranty Policy", the following terms shall have the following meanings:

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to close.

     "SENIOR CERTIFICATEHOLDER" means (for purposes of the Guaranty Policy) each registered holder of a Senior Certificate (other than the Trust Fund, the Depositor, the Servicer, or any Subservicer) who, on the applicable Distribution Date, is entitled to receive payment on such Senior Certificate pursuant to its terms.

     "DEFICIENCY AMOUNT" means (for purposes of the Guaranty Policy) and as of any Distribution Date, the amount by which the sum of the Interest Remittance Amount and Principal Remittance Amount for the Senior Certificates exceeds the Amount Available for distribution on such Senior Certificates for such Distribution Date. SEE "Description of Certificates -- Distributions on Senior Certificates" herein.

     "GUARANTEED PAYMENTS" means with respect to the Guaranty Policy for the Senior Certificates (i) as of any Distribution Date, any Deficiency Amount and (ii) any unpaid Preference Amount.

     "INSURANCE AGREEMENT" means the Insurance and Indemnification Agreement dated as of _______________, 199__, between the Certificate Insurer, as insurer, Remodelers Investment Corporation, as Depositor, Remodelers National Funding Corp., as Servicer, FHA Claims Administrator and Transferor, and ________________________, as contract holder and Trustee.

     "NOTICE" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy, substantially in the form of Exhibit A attached to the Guaranty Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Guaranteed Payment which shall be due and owing on the applicable Distribution Date.

     "POOLING AND SERVICING AGREEMENT" means the Pooling and Servicing Agreement dated as of __________________, 199__ between Remodelers National Funding Corp., a Texas corporation, as Transferor and Servicer, Remodelers Investment Corporation, as Depositor, and ___________________________, as Trustee, without regard to any amendment or supplement thereto.

     "PREFERENCE AMOUNT" means any amount previously distributed to any holder of a Senior Certificate with respect to such Senior Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used in the Guaranty Policy and not otherwise defined in such Guaranty Policy shall have the respective meanings set forth in the Pooling and Servicing Agreement as of the date of execution of the Guaranty Policy, without giving effect to any subsequent amendment or modification to the Pooling and Servicing Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer in accordance with the terms of the Pooling and Servicing Agreement.

     Any notice under the Guaranty Policy or service of process on the Fiscal Agent of the Certificate Insurer may be made at the address listed below for the Fiscal Agent of the Certificate Insurer or such other address as the Certificate Insurer shall specify in writing to the Trustee. The notice address of the Fiscal Agent is _________________, or such other address as the Fiscal Agent and the Certificate Insurer shall specify to the Trustee in writing.

     The Guaranty Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof. The insurance provided by the Guaranty Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Guaranty Policy is not cancelable for any reason. The premium on the Guaranty Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Senior Certificates.

THE CERTIFICATE INSURER

     The following information has been supplied by the Certificate Insurer for inclusion herein.

     The Certificate Insurer is domiciled in the State of _______________ and licensed to do business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico.

     All information regarding the Certificate Insurer, including the financial statements of the Certificate Insurer for the year ended December 31, 199__, prepared in accordance with generally accepted accounting principles and included in the Annual Report on Form 10-K of ________________________ for the year ended December 31, 199__ (available from the Certificate Insurer upon request or from the Securities and Exchange Commission), is hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus Supplement.

     The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                              SAP                                           GAAP
                   --------------------------                     --------------------------
                   December 31   September 30                     December 31   September 30
                      199__          199__                           199__          199__
                   -----------   ------------                     -----------   ------------
                           (millions)                                     (millions)
                    (Audited)    (Unaudited)                       (Audited)    (Unaudited)
Admitted Assets. . . .$         $             Assets. . . . . . . . .$         $
Liabilities. . . . . .                        Liabilities . . . . . .
Capital and Surplus. .                        Shareholder's Equity. .

     Copies of the Certificate Insurer's 1994 year-end audited financial statements prepared in accordance with statutory accounting practices are available from the Certificate Insurer. A copy of the Annual Report on Form 10-K of _____________________________ is available from the Certificate Insurer or the Securities and Exchange Commission. The address of the Certificate Insurer is ________________________________.

     The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Guaranty Policy and the Certificate Insurer set forth under the heading "The Guaranty Policy" and the subheading "The Certificate Insurer" and the accuracy of the information with respect to the Certificate Insurer that is incorporated by reference herein. The foregoing information set forth herein under the heading "The Guaranty Policy" regarding the Guaranty Policy and the Certificate Insurer (including the data in the foregoing tables) has been provided by the Certificate Insurer and has not been reviewed or verified by the Transferor, the Servicer, the Depositor, the Trustee or the Underwriter. Accordingly, no representations are made by such parties (other than the Certificate Insurer) as to the accuracy or completeness of such foregoing information.

                              THE DEPOSITOR

     Remodelers Investment Corporation (the "DEPOSITOR") is a Nevada corporation organized in 1995 and is a wholly owned subsidiary of RAC. The Depositor was formed as a limited purpose finance company to effect the securitization of conventional (i.e., not insured or guaranteed by a governmental agency) property improvement and/or home equity loans, property improvement and manufactured housing loans partially insured by the FHA under the Title I Program, and other types of assets.

     The Transferor will sell, convey, transfer and assign all of its right, title and interest in and to the Mortgage Loans to the Depositor. In turn, the Depositor will sell, convey, transfer and assign the Mortgage Loans to the Trustee for the benefit of the Trust Fund.

                       THE TRANSFEROR AND SERVICER

GENERAL

     Remodelers National Funding Corp. ("RNFC"), the Transferor and Servicer, is a Texas corporation organized in 1986, and is a wholly owned subsidiary of RAC. RAC has recently filed a registration statement with the Securities and Exchange Commission for an initial public offering of its common stock. RNFC received its Title I contract of insurance in October of 1986 and since that time has been primarily engaged in the business of originating, purchasing, underwriting, selling and servicing home improvement and/or home equity loans, including loans insured under the Title I Program. Based in Austin, Texas, RNFC presently maintains a staff of approximately 200 employees, including 11 experienced collectors responsible for delinquent and defaulted loans. As of September 30, 1995, RNFC administered and serviced approximately 21,000 loans representing approximately $238.6 million in principal balance (including loans subserviced by others). SFA: State Financial Acceptance Corporation ("SFAC") is a wholly owned subsidiary of RAC, and thus, an affiliate of RNFC. SFAC is primarily engaged in the business of originating, purchasing, underwriting, selling and servicing conventional junior lien loans. SEE "The Mortgage Loan Pool" herein.

     As of June 30, 1995, the RAC Consolidated Financial Statements, as audited, which included RAC and its two subsidiaries, RNFC and SFAC, set forth total assets of $38,504,169, total liabilities of $30,763,211 and total stockholders" equity of $7,740,958, and for the nine months ended September 30, 1995 set forth net income of $4,866,823. As of October 4, 1994, the RAC Consolidated Balance Sheet, as audited, which included RAC, RNFC and SFAC, set forth total assets of $11,953,591, total liabilities of $9,352,591 and total stockholders" equity of $2,601,000. In light of the RAC's rapid growth, the historical financial performance of RAC may be of limited relevance in predicting future performance. Any credit or other problems associated with the large number of loans originated in the recent past will not become apparent until sometime in the future. Consequently, RAC's historical results of operations may be of limited relevance to an investor seeking to predict the future financial condition of RAC and its two subsidiaries, RNFC and SFAC.

     Since January 1995, RNFC, the Transferor and Servicer, and SFAC have substantially increased the volume of Title I loans and conventional junior lien loans that they have originated, purchased, sold and/or serviced, and thus, RNFC and SFAC have limited historical experience with respect to the performance, including the delinquency and loss experience and the rate of prepayments of Title I loans and conventional junior lien loans, with respect to their entire portfolio of loans and in particular with respect to such increased volume of loans. Accordingly, RNFC's delinquency experience and loan loss and liquidation experience set forth under "The Transferor and Servicer -- Servicing and FHA Claims Experience" herein may not be indicative of the performance of the Mortgage Loans included in the Mortgage Loan Pool.

     RNFC, as the Servicer, will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement and be entitled to the Servicing Fee and additional servicing compensation for serving as the Servicer. SEE "Description of Certificates -- Servicing" herein. In addition, on the Closing Date RNFC will contract with the Depositor and Trustee to act as FHA Claims Administrator pursuant to the FHA Claims Administration Agreement. The FHA Claims Administrator, as agent and attorney-in-fact for the Depositor, will handle all aspects of administering, processing and submitting FHA Claims with respect to the Title I Mortgage Loans, on behalf and in the name of the Depositor and will monitor the FHA Insurance with respect to the Title I Mortgage Loans. RNFC will not be entitled to any fees, in addition to the servicing fees described herein, with respect to serving as FHA Claims Administrator on behalf of the Depositor and Trustee.

LIQUIDITY

     As a result of the Transferor's increasing volume of loan originations and purchases, and its expanding securitization activities, the Transferor has operated, and expects to continue to operate, on a negative operating cash flow basis. The Transferor requires substantial capital to fund its operations. Consequently, the Transferor's operations are affected by the availability of financing and the terms thereof. Currently, the Transferor funds substantially all of its operations, including its loan originations and purchases, through its lending arrangements with certain third parties, including warehouse and term credit facilities. There can be no assurance that as the Transferor's existing lending arrangements mature, the Transferor will have access to the financing necessary for its operations or that such financing will be available to the Transferor on favorable terms. To the extent the Transferor is unable to arrange new warehouse and/or term credit facilities, the Transferor may have to curtail loan origination and purchasing activities, which could have a material adverse effect on the Transferor's financial condition and, in turn, its ability to service the Mortgage Loans and to repurchase any defective Mortgage Loans. RAC, the parent of the Transferor, has recently filed a registration statement with the Securities and Exchange Commission for an initial public offering of its common stock. If RAC is successful in completing a public offering of its common stock, then a significant portion of the net proceeds from such offering would be available as an additional source to provide funding for the Transferor's operations; however, there can be no assurance that such offering will occur.

UNDERWRITING CRITERIA

     The Transferor believes that all Title I Mortgage Loans underwritten by it will have been underwritten pursuant to the underwriting requirements of the FHA and the Transferor's own underwriting requirements. The Transferor and SFAC, an affiliate of the Transferor, believe that all Conventional Mortgage Loans underwritten will have been underwritten pursuant to the Transferor's and SFAC's own underwriting requirements. Generally, the underwriting standards of the Transferor and SFAC, which are substantially similar for both Title I Mortgage Loans and Conventional Mortgage Loans, are more stringent than those of the FHA. The Transferor and SFAC rely principally on the creditworthiness of the borrower, and to a lesser extent on the underlying collateral, for repayment of the Title I Mortgage Loans and the Conventional Mortgage Loans.

     The Transferor's underwriting requirements provide a number of guidelines to assist underwriters in the credit review and decision process. The Transferor's underwriting requirements provide for the evaluation of a loan applicant's creditworthiness through the use of a consumer credit report, verification of employment and a review of the debt service-to-income ratio of the applicant, which ratio generally may not exceed 45% of the applicant's gross income. Income is verified through various means, including without limitation applicant interviews, written verifications with employers, review of pay stubs or tax returns. The borrower must demonstrate sufficient levels of disposable income to satisfy debt repayment requirements. In accordance with these standards, for Title I Mortgage Loans originated prior to August 1994, an appraisal of the Mortgaged Property was obtained in connection with originating Mortgage Loans with an original principal balance in excess of $15,000. After August 1994, appraisals are only required if the original principal balance exceeded $15,000 and the home was not owner-occupied or the owner had occupied the home for less than six months. No title insurance naming the Transferor or SFAC as insured was purchased for any Mortgage Loan. Certain FHA guidelines with respect to Title I Mortgage Loans are described under "The Title I Program -- Title I Underwriting Requirements" in the attached Prospectus.

     Generally, the Title I Mortgage Loans and Conventional Mortgage Loans originated or purchased by the Transferor or SFAC will have been made to borrowers that typically have limited access to consumer financing for a variety of reasons, such as high levels of debt service-to-income, unfavorable past credit experience, insufficient home equity value, lower income or a limited credit history. With respect to the loans originated or purchased by the Transferor and SFAC, the collection of loan payments from the related borrowers is subject to various risks from these borrowers, including without limitation the risk that a borrower will not satisfy their debt service payments, including payments of interest and principal on the loan, and that the realizable value of the related mortgaged property will not be sufficient to repay the outstanding interest and principal owed on the loan. The Transferor and SFAC use their own credit evaluation criteria to classify the borrowers of loans by risk class as "A" through "D" grade credits. For fiscal 1995, approximately 76% of the conventional loans originated or purchased by SFAC were classified as "B" grade credits or better, and approximately 62% of the Title I loans originated or purchased by the Transferor were classified as "B" grade credits or better.

REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS

     The Transferor is required (i) within 60 days after discovery or notice thereof to cure in all material respects any breach of the representations or warranties made with respect to a Mortgage Loan which materially and adversely affects the interest of the Certificateholders, or (ii) on the Determination Date next succeeding the end of such 60 day period, to repurchase the affected Mortgage Loan in the manner set forth in the Pooling and Servicing Agreement. In lieu of repurchasing a defective Mortgage Loan, the Transferor may replace such Mortgage Loan with one or more Qualified Substitute Mortgage Loans (as defined in the Pooling and Servicing Agreement, generally, a loan that is similar to the defective Mortgage Loan in terms of interest rate, maturity, principal balance, insurance coverage and security) plus accrued interest thereon. If the aggregate outstanding principal balance of the Qualified Substitute Mortgage Loan(s) is less than the outstanding principal balance of the defective Mortgage Loan(s) plus accrued interest thereon, the Transferor shall also remit for distribution to the Certificateholders an amount equal to such shortfall. The Transferor is also required to repurchase any Title I Mortgage Loan, the FHA Insurance Amount in respect of which has not been transferred on the books and records of the FHA from the Transferor to the Trustee within 120 days after the Closing Date, in the case of Initial Mortgage Loans, and the Subsequent Transfer Date, in the case of Subsequent Mortgage Loans, or within such longer period as may be approved by the Certificate Insurer.

     No assurance can be given that, at any particular time, the Transferor will be capable, financially or otherwise, of repurchasing defective Mortgage Loans or substituting Mortgage Loans for defective Mortgage Loans in the manner described above. If the Transferor repurchases, or is obligated to repurchase, defective mortgage loans from any Additional Series, the financial ability of the Transferor to repurchase defective Mortgage Loans from this Series may be adversely affected. In addition, other events relating to the Transferor and its mortgage banking operations can occur that would adversely affect the financial ability of the Transferor to repurchase defective Mortgage Loans from this Series, including without limitation the sale or other disposition of all or any significant portion of its assets.
If the Transferor is unable to repurchase or replace a defective Mortgage Loan, the Servicer, on behalf of the Trust Fund, will pursue other customary and reasonable efforts, if any, to recover the maximum amount possible with respect to such Mortgage Loan. If the Servicer is unable to collect all amounts due to the Trust Fund with respect to such Mortgage Loan, the resulting loss will be borne by the Certificateholders to the extent that such loss is not otherwise covered by amounts available from the credit enhancement provided for the Senior Certificates. SEE "The Transferor and Servicer -- General" and "Risk Factors -- Repurchase or Replacement of Defective Loans by Transferor" herein and in the accompanying Prospectus.

     The Depositor and the Transferor each have the option (1) to remove Mortgage Loans and substitute Qualified Substitute Mortgage Loans (as defined in the Pooling and Servicing Agreement; generally loans that are similar in terms to the replaced loans) during the three month period beginning on the Closing Date up to an aggregate amount of not more than __%, without Certificate Insurer approval, and ___%, with Certificate Insurer approval, of the aggregate Cut-Off Date Principal Balances of the Mortgage

Loans, and (2) to repurchase any Mortgage Loan incident to the foreclosure, default or imminent default thereof at any time after the Closing Date.

SERVICING AND FHA CLAIMS EXPERIENCE

     The following table sets forth delinquency and default experience with respect to loans from the prior series of similar asset-backed certificates issued in private placement transactions in which the Transferor acted as both the transferor and servicer, including loans serviced by the Servicer and loans serviced by a subservicer.

           DELINQUENCY AND DEFAULT EXPERIENCE FOR THE TRANSFEROR'S
                       PRIOR SECURITIZATION TRANSACTIONS
                         AS OF                   , 199

   DAYS DELINQUENT    1994-1       1995-1       1995-2       1995-3
                      ------       ------       ------       ------
Current . . . . . . . $    %       $    %       $    %       $    %

30-59 . . . . . . . . $    %       $    %       $    %       $    %

60-89 . . . . . . . . $    %       $    %       $    %       $    %

90+ . . . . . . . . . $    %       $    %       $    %       $    %

Total delinquencies
  (30+) . . . . . . . $    %       $    %       $    %       $    %

Defaults. . . . . . . $    %            %            %            %
-------------------------------------------------------------------
FHA Claims Pending. . $

FHA Claims Paid . . . $

FHA Claims Denied . . $

     The delinquency and FHA claims experience information contained in the preceding table have been calculated on the basis of the indicated loans being serviced as of the end of the indicated periods. However, because the amount of loans originated or purchased has increased over these periods as a result of new originations and loan purchases, the amount of loans serviced as of the end of any indicated period will include many loans which will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency or to have resulted in defaults or FHA claims. In the absence of additions of newly originated and purchased loans to the amount of loans serviced, the delinquency percentages indicated above would be higher and could be substantially higher. In addition, because certain of the related borrowers for loans originated or purchased by the Transferor may be less creditworthy and have a higher risk of credit default, as of any future date the actual rates of delinquencies, defaults and losses on the loans serviced by the Servicer or a subservicer, including the Mortgage Loans, could be higher and under adverse economic conditions could be substantially higher, than those rates indicated in the preceding table or the rates that are then being experienced in the consumer finance industry in general. An economic recession could result in decreases in the financial strength of borrowers and decreases in collateral values. If the real estate market and economy decline, further increases in delinquencies, defaults, losses and FHA claims may be experienced. Any sustained period of increased rates of delinquencies, defaults and losses on loans being serviced by the Servicer could have a material adverse effect on the Servicer's financial condition, and, in turn, its ability to service the Mortgage Loans and, in its capacity as the Transferor, to repurchase defective Mortgage Loans.

     On ______________, 199__, approximately ___% (by dollar volume) of the Servicer's entire loan servicing portfolio consisted of loans securitized by the Servicer in its capacity as the Transferor and sold to grantor trusts in connection with the prior series of similar certificates issued in private placement transactions. The applicable pooling and servicing agreement for each of these trusts provides that the trustee of the related trust may terminate the Servicer's servicing rights if the related loan delinquency or loss experience exceeds certain standards. On __________________, 199__, none of the trusts had loan delinquency or loss experience (as set forth in the preceding table) which exceeded the applicable standards, and thus, no servicing rights have been terminated under the related pooling and servicing agreements. However, there can be no assurance that the future loan delinquency and loss experience for any of these trusts will not exceed the applicable standard in the future, and if such standard is exceeded that the servicing rights of the Servicer will not be terminated.

                   CERTAIN YIELD, PREPAYMENT AND
               WEIGHTED AVERAGE LIFE CONSIDERATIONS

GENERAL

     Each Mortgage Loan bears simple interest at a fixed rate of interest (the "MORTGAGE LOAN RATE"). The interest portion of each monthly payment on a Mortgage Loan is calculated as the product of one-twelfth of the Mortgage Loan Rate and the principal balance thereof immediately prior to the monthly payment date.

     The effective yield to the holders of each Class of the Senior Certificates will be slightly lower than the yield otherwise produced by the applicable Certificate Interest Rate because, while interest will accrue during each Due Period (a calendar month consisting of thirty days, except for the first Due Period) up to the last day of such Due Period, the distribution of such interest will not be made until the Distribution Date occurring in the following Due Period. SEE "Description of the Certificates--Distributions on the Senior Certificates" herein. This delay will result in funds being passed through to the Certificateholders approximately 20 days after the end of the monthly accrual period, during which 20-day period no interest will accrue on such funds. This payment structure could have particularly severe consequences if significant pro rata principal distributions are made on the Senior Certificates as a result of a substantial amount of funds remaining on deposit in the Pre-Funding Account after the termination of the Funding Period, because interest will not accrue on such principal distributions during the 20-day period that will elapse between the end of the Due Period immediately preceding the Distribution Date on which such principal distributions will be made and such Distribution Date. As discussed in greater detail below greater than anticipated distributions of principal can also affect the yield on Senior Certificates purchased at a price greater or less than par.

     The rate of principal payments on the Senior Certificates, the aggregate amount of each interest payment on the Senior Certificates and the yield to maturity on the Senior Certificates will be directly related to and affected by the rate and timing of principal reductions on the Mortgage Loans. The principal reductions on such Mortgage Loans may be in the form of scheduled amortization payments or unscheduled payments or reductions, which may include prepayments, repurchases and liquidations or write-offs due to default, casualty, insurance or other dispositions. In addition, the Servicer may, at its option, purchase from the Trust Fund all of the outstanding Mortgage Loans and REO Properties, and thus effect the early retirement of the Senior Certificates, on any Distribution Date following the Determination Date on which the Pool Principal Balance is less than 10% of the sum of the Initial Pool Principal Balance, plus the aggregate Cut-Off Date Principal Balance of the Subsequent Mortgage Loans conveyed to the Trust Fund. SEE "Description of the Certificates--Termination" herein.

     The "WEIGHTED AVERAGE LIFE" of a Senior Certificate refers to the average amount of time that will elapse from the __________________, 199__ Cut-Off Date to the date each dollar in respect of principal of such Senior Certificate is repaid. The weighted average life of the Senior Certificates will be influenced by, among other factors, the rate at which principal reductions occur on the Mortgage Loans and the rate at which Excess Spread is distributed to holders of the Senior Certificates as described herein. If substantial principal prepayments on the Mortgage Loans are received from unscheduled prepayments, liquidations or repurchases, then the distributions to the holders of the Senior Certificates resulting from such prepayments may significantly shorten the actual average life of the Senior Certificates than would otherwise be the case. If the Mortgage Loans experience delinquencies and defaults in the payment of principal, then the holders of the Senior Certificates will similarly experience a delay in the receipt of principal distributions attributable to such delinquencies and defaults which in certain instances may result in a longer actual average life of the Senior Certificates than would otherwise be the case. However, to the extent that the Principal Balances from Liquidated Mortgage Loans are included in the principal distributions on the Senior Certificate as a result of delinquencies and defaults on the Mortgage Loans and as a result of loss allocations having reduced the Class A Overcollateralization to zero, then the holders of the Senior Certificate will experience an acceleration in the receipt of principal distributions which in certain instances may result in a shorter actual average life of the Senior Certificates than would otherwise be the case. Interest shortfalls on the Mortgage Loans due to principal prepayments in full and curtailments and any resulting shortfall in amounts distributable on the Senior Certificates will be covered to the extent of amounts available from the credit enhancement provided for the Senior Certificates. SEE "Risk Factors -- No Assurance of Adequacy of Credit Enhancement" herein.

     The rate and timing of principal reductions on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors. For example, these factors may include changes in borrowers' housing needs, job transfers, unemployment, the borrowers' net equity in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of "due-on-sale" clauses, seasoning of loans, market interest rates for home improvement and home equity loans and the availability of funds for such loans. The Mortgage Loans generally may be prepaid in full or in part at any time without penalty. As with fixed rate obligations generally, the rate of prepayment on a pool of loans is affected by prevailing market interest rates for loans of a comparable term and risk level. If prevailing interest rates were to fall significantly below the respective Mortgage Loan Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing interest rates were to rise significantly above the respective Mortgage Loan Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. In addition, depending on prevailing market interest rates, the future outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. The Depositor and the Transferor make no representations as to the particular factors that will affect the prepayment of the Mortgage Loans, as to the relative importance of such factors, or as to the percentage of the principal balance of the Mortgage Loans that will be paid as of any date.

     Greater than anticipated distributions of principal to holders of the Senior Certificates will increase the yield on Senior Certificates purchased at a price less than par but will decrease the yield on Senior Certificates purchased at a price greater than par, which distributions of principal may be attributable to scheduled payments and prepayments of principal on the Mortgage Loans, to Excess Spread and to amounts remaining on deposit in the Pre-Funding Account after the Funding Period ends. The effect on an investor's yield due to distributions of principal to the holders of the Senior Certificates (including without limitation prepayments on the Mortgage Loans) occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Senior Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of such distributions of principal during any subsequent period.

     The rate of delinquencies and defaults on the Mortgage Loans, and the recoveries, if any, on defaulted Mortgage Loans and foreclosed properties, will also affect the rate and timing of principal payments on the Mortgage Loans, and accordingly, the weighted average life of the Senior Certificates, and could cause a delay in the payment of principal or a slower rate of principal amortization to the holders of Senior Certificates. Alternatively, the occurrence of delinquencies and defaults on the Mortgage Loans could result in an increase in principal payments or more rapid rate of principal amortization of the Senior Certificates as a result of the inclusion of the Principal Balances from Liquidated Mortgage Loans in the amounts distributable to the holders of the Senior Certificates as a result of loss allocations having reduced the Class A Overcollateralization to zero. Certain factors may influence such delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history. In general, defaults on residential mortgage loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on junior lien mortgage loans. The rate of default on Mortgage Loans with high loan-to-value ratios or secured by junior liens may be higher than that of mortgage loans with lower loan-to-value ratios or secured by first liens on comparable properties. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. See "The Mortgage Loan Pool" herein. The risk of delinquencies and loss is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     Because principal distributions are paid to certain Classes of Senior Certificates before other Classes, holders of the Classes having a later priority of principal distribution bear a greater risk of losses from delinquencies and defaults on the Mortgage Loans than holders of Classes having earlier priorities for payment of principal. Holders of the Class B Certificates will bear a greater risk of losses than holders of the Class A Certificates; and holders of Class R Certificates will bear a greater risk of losses than holders of the Class A Certificates and the Class B Certificates. SEE "Description of the Certificates -- Subordination and Allocation of Losses" herein. Nevertheless, even if losses are allocated to any Class A Certificates, the holders of such Class will be distributed the full amount of the interest and principal distributions due such holders to the extent that Guaranteed Payments therefor are made under the Guaranty Policy.

     Although certain data have been published with respect to the historical prepayment experience of certain residential mortgage loans, such mortgage loans may differ in material respects from the Mortgage Loans and such data may not be reflective of conditions applicable to the Mortgage Loans. No prepayment history is generally available with respect to the Mortgage Loans or mortgage loans similar thereto, and there can be no assurance that the Mortgage Loans will achieve or fail to achieve any particular rate of principal prepayment. A number of factors suggest that the prepayment experience of the Mortgage Loan Pool may be significantly different from that of a pool of conventional first lien, single family mortgage loans with equivalent interest rates and maturities. One such factor is that the principal balance of the average Mortgage Loan is smaller than that of the average conventional first lien mortgage loan. A smaller principal balance may be easier for a borrower to prepay than a larger balance and, therefore, a higher prepayment rate may result for the Mortgage Loan Pool than for a pool of first lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. In addition, in order to refinance a first lien mortgage loan, the borrower must generally repay any junior liens. However, a small principal balance may make refinancing a Mortgage Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate of the Mortgage Loan Pool include general economic conditions, the amounts of and interest rates on underlying senior mortgage loans, and the tendency of borrowers to use real property mortgage loans as long-term financing for home purchase and junior liens as shorter-term financing for a variety of purposes, which may include the direct or indirect financing of home improvement, education expenses, debt consolidation and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than first lien mortgage loans.

EXCESS SPREAD DISTRIBUTIONS

     An overcollateralization feature has been designed to accelerate the principal amortization of the Senior Certificates relative to the principal amortization of the Mortgage Loans. Until the Class A Overcollateralization equals or exceeds the Required Class A Overcollateralization Level, distributions of Excess Spread, if any, on a Distribution Date that would otherwise be made to holders of the Class R Certificates will be made as additional distributions of principal to the holders of the Senior Certificates, sequentially among the Classes of Senior Certificates in order of their respective Class designations. If purchased at a premium or a discount, the yield to maturity on a Senior Certificate will be affected by the rate at which Excess Spread is distributed to the Senior Certificateholders in reduction of the Class Principal Balance of such Classes. If the actual rate of such Excess Spread distributions on the Senior Certificates is slower than the rate anticipated by an investor who purchases a Senior Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of Excess Spread distributions is faster than the rate anticipated by an investor who purchases a Senior Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Spread on any Distribution Date will be affected by the actual amount of interest received, collected or recovered in respect of the Mortgage Loans during the related Due Period.

REINVESTMENT RISK

     The reinvestment risk with respect to an investment in the Senior Certificates will be affected by the rate and timing of principal payments (including prepayments) in relation to the prevailing interest rates at the time of receipt of such principal payments. For example, during periods of falling interest rates holders of the Senior Certificates are likely to receive an increased amount of principal payments from the Mortgage Loans at a time when such holders may be unable to reinvest such payments in investments having a yield and rating comparable to the Senior Certificates. Conversely, during periods of rising interest rates holders of Senior Certificates are likely to receive a decreased amount of principal prepayments from the Mortgage Loans at a time when such holders may have an opportunity to reinvest such payments in investments having a higher yield than, and a comparable rating to, the Senior Certificates.

WEIGHTED AVERAGE LIFE OF THE SENIOR CERTIFICATES

     The following information is given solely to illustrate the effect of prepayments of the Mortgage Loans on the estimated weighted average lives of the Senior Certificates under certain stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Mortgage Loans. Weighted average life refers to the average amount of time that will elapse from the date of delivery of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Senior Certificates will be influenced by the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes reductions of principal resulting from unscheduled full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions and repurchases by or on behalf of the Transferor or the Depositor) and the rate at which Excess Spread is distributed to holders of the Senior Certificates as described herein.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus
Supplement is a Constant Prepayment Rate ("CPR"). The CPR represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the scheduled principal balance of the pool of mortgage loans for that month. As used in the tables on pages ___and ___, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "0%", "5%", "10%", "13%", "15%", "17%", "20%", "25%" and "30%"
assume that prepayments on the Mortgage Loans are made at CPRs of 0%, 5%, 10%, 13%, 15%, 17%, 20%, 25% and 30%, respectively. Neither the Transferor nor the Depositor make any representations about the appropriateness of the CPR model.

     MODELING ASSUMPTIONS. For purposes of preparing the tables on pages ___and ___, the following assumptions (the "MODELING ASSUMPTIONS") have been made.

          (i) the Mortgage Loan Pool consists of hypothetical mortgage loans having an aggregate outstanding principal balance of %_____________, Mortgage Loan Rate of _____%, and a remaining term to stated maturity (in months) of ____;

          (ii) all scheduled principal payments on such mortgage loans are timely received on the first day of a Due Period, which will begin on the first day of each month and end on the thirtieth day of the month, with the first Due Period commencing in _______________ 199__, and no delinquencies or losses occur on such mortgage loans;

          (iii) the scheduled payments on the mortgage loans have been calculated on the outstanding principal balance (prior to giving effect to prepayments), the Mortgage Loan Rate and the remaining term to stated maturity such that the mortgage loans will fully amortize by their remaining term to stated maturity;

          (iv) all scheduled payments of interest and principal have been made through __________________, 199__;

          (v) the mortgage loans in the Mortgage Loan Pool prepay monthly at the specified percentages of CPR and NO OPTIONAL
     TERMINATION of the Certificates occurs;

          (vi) the Closing Date for the Certificates is __________________, 199__ and each year will consist of 360 days;

          (vii)  cash distributions are received by the
     Certificateholders on the 20th day of each month, commencing in _______________ 199__; and

          (viii) the Required Class A Overcollateralization Level is $_______________ and will not be reduced;

          (ix) the applicable Certificate Insurer Guaranty Premium for each Class of Senior Certificates has been added to the Certificate Interest Rate for each such Class of Senior Certificates, and the Certificate Interest Rate for the Class B Certificates is __%;

          (x) the Mortgage Loan Rate for the mortgage loans is net of the aggregate of the FHA Insurance Premium, the Trustee's fee, the Custodian's fee, the Servicing Fee and the REMIC Administration Fee, which total ____% (___ basis points) on a per annum basis; and

          (xi) no reinvestment income from any Trust Fund account is earned and available for distribution.

The tables on the following two pages indicate at the specified percentages of CPR the corresponding weighted average life of each Class of Senior Certificates.

             ASSUMING FULL DELIVERY OF SUBSEQUENT MORTGAGE LOANS
             ---------------------------------------------------
           PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING
                  AT THE FOLLOWING PERCENTAGES OF CPR (1)

                             Class A-1                                     Class A-2
                      -----------------------------------------     -----------------------------------------
Distribution Date     0%  5%  10%  13%  15%  17%  20%  25%  30%     0%  5%  10%  13%  15%  17%  20%  25%  30%
-------------------   --  --  ---  ---  ---  ---  ---  ---  ---     --  --  ---  ---  ---  ---  ---  ---  ---
Initial Balance
_________ 1996 . . .
_________ 1997 . . .
_________ 1998 . . .
_________ 1999 . . .
_________ 2000 . . .
_________ 2001 . . .
_________ 2002 . . .
_________ 2003 . . .
_________ 2004 . . .
_________ 2005 . . .
_________ 2006 . . .
_________ 2007 . . .
_________ 2008 . . .
_________ 2009 . . .
_________ 2010 . . .
_________ 2011 . . .
_________ 2012 . . .
_________ 2013 . . .
_________ 2014 . . .
_________ 2015 . . .
_________ 2016 . . .
_________ 2017 . . .
_________ 2018 . . .

Weighted Average
Life (2):
  No Optional
  Termination: . . .


__________________

(1) The percentages in this table have been rounded to the nearest whole number.
(2) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause
     (a) and rounding to two decimal places.

             ASSUMING FULL DELIVERY OF SUBSEQUENT MORTGAGE LOANS
             ---------------------------------------------------
           PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING
                  AT THE FOLLOWING PERCENTAGES OF CPR (1)

                             Class A-3                                     Class A-4
                      -----------------------------------------     -----------------------------------------
Distribution Date     0%  5%  10%  13%  15%  17%  20%  25%  30%     0%  5%  10%  13%  15%  17%  20%  25%  30%
-------------------   --  --  ---  ---  ---  ---  ---  ---  ---     --  --  ---  ---  ---  ---  ---  ---  ---
Initial Balance. . .
November 1996  . . .
November 1997  . . .
November 1998  . . .
November 1999  . . .
November 2000  . . .
November 2001  . . .
November 2002  . . .
November 2003  . . .
November 2004  . . .
November 2005  . . .
November 2006  . . .
November 2007  . . .
November 2008  . . .
November 2009  . . .
November 2010  . . .
November 2011  . . .
November 2012  . . .
November 2013  . . .
November 2014  . . .
November 2015  . . .
November 2016  . . .
November 2017  . . .
November 2018  . . .
Weighted Average
 Life (2):
    No Optional
    Termination: . .

________________

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to two decimal places.

These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Mortgage Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

     It is unlikely that the Mortgage Loans will prepay at a constant rate or that all of the Mortgage Loans will prepay at the same rate. Moreover, the Mortgage Loans actually included in the Mortgage Loan Pool will not conform to the assumptions made as to the characteristics of such Mortgage Loans in preparing the above tables. In fact, the characteristics of the Mortgage Loans will differ in many respects from such assumed characteristics. SEE "The Mortgage Loan Pool" herein. To the extent that the Mortgage Loans actually included in the Mortgage Loan Pool have characteristics that differ from those assumed in preparing the tables, the Senior Certificates are likely to have weighted average lives that are shorter or longer than those indicated.

                     DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Remodelers Home Loan Asset-Backed Certificates, Series 199__-__, will consist of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class B Certificates and the Class R Certificates (each, a "CLASS"). Only the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the "CLASS A CERTIFICATES" or the "SENIOR CERTIFICATES") are offered hereby.

     On the 20th day of each month, commencing __________________, 199__, or, if such day is not a business day, the first business day immediately following (each such date, a "DISTRIBUTION DATE"), the Trustee or its designee will distribute to the persons in whose names the Senior Certificates of each Class are registered on the last day of the month immediately preceding the month of the related Distribution Date (the "RECORD DATE"), the portion of the aggregate distribution to be made to the Certificateholders of such Class to which such holder is entitled, as described below. Prior to Book Entry Termination, distributions on the Book Entry Certificates will be made to Beneficial Owners only through DTC and its DTC Participants. See "Description of Book Entry Procedures" herein.

     Beneficial ownership interests in each Class of Senior Certificates will be issued in minimum denominations of $250,000 and integral multiples of $5,000 in excess thereof; provided, however, that one or more beneficial ownership interests in each Class of Senior Certificates may be issued in a different denomination such that the aggregate initial principal balance of all Certificates of such Class shall equal the Original Class Principal Balance of such Class.

     The Certificates represent fractional undivided beneficial ownership interests in the Trust Fund created and held pursuant to the Pooling and Servicing Agreement. The Trust Fund consists of (i) the Initial Mortgage Loans and any Subsequent Mortgage Loans conveyed to the Trust Fund and all proceeds thereof, (ii) such assets as from time to time are identified as REO Properties, (iii) such assets as from time to time are deposited in the Collection Account, the Certificate Account, and the FHA Insurance Premium Account or invested in certain types of permitted instruments, (iv) funds deposited and held in the Pre-Funding Account and the Capitalized Interest Account or invested in certain types of permitted instruments until the end of the Funding Period, (v) the Trustee's rights under all insurance policies, if any, with respect to the Mortgage Loans required to be maintained under the Pooling and Servicing Agreement and any Insurance Proceeds, (vi) the Trustee's rights under the FHA Insurance applicable to the Title I Mortgage Loans, including the right to make FHA Claims and the right to direct any FHA Claims Administrator, as agent and attorney-in-fact on behalf of the Trustee, to make FHA Claims, subject to the terms of the Pooling and Servicing Agreement, (vii) the Guaranty Policy for the Senior Certificates, (viii) Net Liquidation Proceeds, FHA Insurance Proceeds, Guaranty Policy Proceeds and Released Mortgaged Property Proceeds and
(ix) all right, title and interest of the Transferor in and to the obligations of any seller pursuant to a loan sale agreement under which any Mortgage Loans were purchased by the Transferor.

COLLECTION ACCOUNT AND CERTIFICATE ACCOUNT

     The Servicer is required to use its best efforts to deposit in an Eligible Account (the "COLLECTION ACCOUNT"), within one business day and in any event to deposit within two business days of receipt, all payments received after each Cut-Off Date on account of principal and interest on the related Mortgage Loans, all Net Liquidation Proceeds, Insurance Proceeds, FHA Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Mortgage Loan and any amount required to be deposited in the Collection Account in connection with the termination of the Pooling and Servicing Agreement. The foregoing requirements for deposit in the Collection Account shall be exclusive of payments on account of principal and interest on the Mortgage Loans collected on or before the applicable Cut-Off Date. The Servicer may make withdrawals from the Collection Account only for the purposes specified in the Pooling and Servicing Agreement. The Collection Account may be maintained at any depository institution which satisfies the requirements set forth in the definition of Eligible Account in the Pooling and Servicing Agreement. Initially, the Collection Account will be maintained with ______________________________________. On the business day prior to each Distribution Date, the Servicer is required to transfer from the Collection Account to the Trustee the Available Remittance Amount for deposit in an Eligible Account (the "CERTIFICATE ACCOUNT") established and maintained by the Trustee.

     Any Subservicer will also maintain a collection account to deposit all payments received with respect to the Mortgage Loans being serviced by such Subservicer. Such Subservicer's collection account will be an Eligible Account and will satisfy requirements that are substantially similar to the requirements for the Collection Account set forth in the Pooling and Servicing Agreement.

INCOME FROM ACCOUNTS

     So long as no Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, amounts on deposit in the Certificate Account and the FHA Insurance Premium Account (each, together with the Collection Account, an "ACCOUNT") shall be invested by the Trustee, as directed by the Depositor, in one or more Permitted Instruments (as defined in the Pooling and Servicing Agreement) bearing interest or sold at a discount. So long as no Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, amounts on deposit in the Collection Account shall be invested by the Servicer, as directed by the Depositor, in one or more Permitted Instruments bearing interest or sold at a discount. No such investment in any Account shall mature later than the business day immediately preceding the next Distribution Date. All income or other gain from investments in any Account shall be deposited in such Account immediately on receipt, unless otherwise specified herein.

AVAILABLE REMITTANCE AMOUNT

     Distributions on the Certificates on each Distribution Date will be made from the Available Remittance Amount. The Servicer shall calculate the Available Remittance Amount on the fifth business day prior to each Distribution Date (each such day, a "DETERMINATION DATE"). With respect to each Distribution Date, the "AVAILABLE REMITTANCE AMOUNT" is the sum of (i) all amounts received on the Mortgage Loans or required to be paid by the Servicer, the Transferor or the Depositor (exclusive of amounts not required to be deposited in the Collection Account and amounts permitted to be withdrawn by the Servicer from the Collection Account pursuant to the Pooling and Servicing Agreement) during the related Due Period (or, in the case of amounts paid by the Transferor in connection with the purchase or substitution of a Mortgage Loan for defective loan documentation or a breach of representation or warranty, as of the related Determination Date) as reduced by any portion thereof that may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to
Section 362 of the United States Bankruptcy Code, (ii) in the case of a Distribution Date relating to a Due Period that occurs prior to the end of the Funding Period, an amount from the Capitalized Interest Account sufficient to fund any shortfall in the Interest Remittance Amount, (iii) in the case of the Distribution Date following the Due Period in which the Funding Period ends, amounts, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of reinvestment income which must be transferred to the Capitalized Interest Account), (iv) with respect to the final Distribution Date in connection with the purchase of all the Mortgage Loans and REO Properties by the Servicer, the Termination Price and (v) any and all income or gain from investments in the Collection Account.

DISTRIBUTIONS ON THE SENIOR CERTIFICATES

     On each Distribution Date, the sum of (i) the Available Remittance Amount and (ii) any income or gain from investments in the Certificate Account (such sum, the "AMOUNT AVAILABLE") will be distributed by the Trustee, along with any Guaranteed Payment deposited in the Certificate Account by or on behalf of the Certificate Insurer (which payments may only be used to pay the holders of the Senior Certificates the respective Interest Remittance Amount, the Interest Carry-Forward Amount, the Principal Remittance Amount or the Principal Carry-Forward Amount, as applicable, of such Class of Certificates) sequentially in the following order of priority to the extent of the Amount Available and any Guaranteed Payment (with respect to any Senior Certificate only):

          (i) first to the FHA Insurance Premium Account, an amount equal to the aggregate FHA Insurance Premium Deposit Amount;

          (ii) then to the Certificate Insurer, an amount equal to the Certificate Guaranty Insurance Premium;

          (iii) then to the Trustee, an amount equal to the Trustee Fee and then, if applicable, to the Custodian, an amount equal to the Custodian Fee;

          (iv) then pro rata to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificateholders as a distribution of principal, any amounts deposited into the Certificate Account from the amounts remaining in the Pre-Funding Account after the Funding Period ends;

          (v) then pro rata to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificateholders (A) the Interest Remittance Amount applicable to the respective Class A Certificates and (B) the Interest Carry-Forward Amount, if any, applicable to the respective Class A Certificates;

          (vi) then to the Class A-1 Certificateholders, (A) to be applied to reduce the Class Principal Balance of the Class A-1 Certificates until such Class Principal Balance is reduced to zero, an amount equal to the Principal Remittance Amount and (B) the Principal Carry-Forward Amount, if any, applicable to the Class A-1 Certificates;

          (vii) then to the Class A-2 Certificateholders, (A) to be applied to reduce the Class Principal Balance of the Class A-2 Certificates until such Class Principal Balance is reduced to zero, an amount equal to that portion of the Principal Remittance Amount, if any, remaining after any distributions pursuant to clause (vi) above and (B) the Principal Carry-Forward Amount, if any, applicable to the Class A-2 Certificates;

          (viii) then to the Class A-3 Certificateholders, (A) to be applied to reduce the Class Principal Balance of the Class A-3 Certificates until such Class Principal Balance is reduced to zero, an amount equal to that portion of the Principal Remittance Amount, if any, remaining after any distributions pursuant to clauses (vi) and (vii) above and (B) the Principal Carry-Forward Amount, if any, applicable to the Class A-3 Certificates;

          (ix) then to the Class A-4 Certificateholders, (A) to be applied to reduce the Class Principal Balance of the Class A-4 Certificates until such Class Principal Balance is reduced to zero, an amount equal to that portion of the Principal Remittance Amount, if any, remaining after any distributions pursuant to clauses (vi),
     (vii) and (viii) above and (B) the Principal Carry-Forward Amount, if any, applicable to the Class A-4 Certificates;

          (x) then to the Certificate Insurer, reimbursement for any Guaranteed Payments in respect of the Class A Certificates not previously reimbursed (the "CERTIFICATE INSURER REIMBURSEMENT AMOUNT");

          (xi) then to the Class B Certificateholders, (A) the Interest Remittance Amount applicable to the Class B Certificates and (B) the Interest Carry-Forward Amount, if any, applicable to the Class B Certificates;

          (xii) then to the Class B Certificateholders, (A) to be applied to reduce the Class Principal Balance of the Class B Certificates until such Class Principal Balance is reduced to zero, an amount equal to that portion of the Principal Remittance Amount, if any, remaining after any distributions pursuant to clauses (vi),
     (vii), (viii), (ix) and (x) above and (B) the Principal Carry-Forward Amount, if any, applicable to the Class B Certificates;

          (xiii) then after making all of the foregoing distributions, to the extent of any remaining Amount Available, to the Servicer an amount equal to Servicing Advances previously made by the Servicer and not previously reimbursed; and

          (xiv)     then after making all of the foregoing distributions,
     (A) to the Class A Certificateholders, as an additional sequential distribution of principal, the remaining balance, if any, of the Amount Available after all of the foregoing distributions pursuant to clauses (i) through (xiii) above (the "EXCESS SPREAD") until the Class A Overcollateralization Amount equals or exceeds the Required Class A Overcollateralization Amount (the "CLASS R DISTRIBUTION TRIGGER"); and, if a Class R Distribution Trigger occurs, then (B) to the Class B Certificateholders an amount equal to the portion of the Excess Spread, if any, remaining after any distributions to the Class A Certificateholders pursuant to the preceding subclause (A), until the Class B Loss Reimbursement Amount is reduced to zero, and then (C) to the Class R Certificateholders an amount equal to the portion of the Excess Spread, if any, remaining after any distributions to the Class A Certificateholders and Class B Certificateholders pursuant to the preceding subclauses (A) and (B).

     If the Amount Available is insufficient to distribute in full the amounts described in items (v) through (ix) above to the Holders of the Senior Certificates, the Trustee shall make a claim under the Guaranty Policy for the amount of such insufficiency in accordance with the terms thereof. Guaranteed Payments, if any, for any Senior Certificates under the Guaranty Policy will be available only for distribution to Holders of the Senior Certificates, as appropriate, to compensate for any shortfalls in respect of the Interest Remittance Amounts and the Principal Remittance Amounts with respect to the Senior Certificates.

     All distributions made to the Class A-1 Certificateholders, the Class A-2 Certificateholders, the Class A-3 Certificateholders, the Class A-4 Certificateholders, the Class B Certificateholders or the holders of the Class R Certificates as a Class on each Distribution Date will be made on a pro rata basis among the Certificateholders of the respective Class of record on the next preceding Record Date based on the Percentage Interest represented by their respective Certificates, and except as otherwise provided herein under "Description of Book Entry Procedures," shall be made through the book-entry system maintained by DTC.

     If, on a particular Distribution Date, the Amount Available applied in the order described above is not sufficient to make a full distribution of the Interest Remittance Amount on any Class of Senior Certificates, interest will be distributed, first to the Senior Certificates based on the Interest Remittance Amount each such Class would otherwise have been entitled to receive in the absence of such a shortfall and second, to the extent of any remaining funds after the distribution of the Principal Remittance Amount for the Senior Certificates to the Class B Certificates. Any unpaid Interest Remittance Amounts will be carried forward as an Interest Carry-Forward Amount for each such Class and be distributed to holders of each such Class of Senior Certificates on the next Distribution Date. Such a shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any unpaid Interest Remittance Amount will not bear interest. No interest will accrue on any Interest Carry-Forward Amount outstanding with respect to any Class of Senior Certificates.

     The "INTEREST REMITTANCE AMOUNT" on any Distribution Date and for each Class of Senior Certificates will be equal to 30 days" interest (except for the first Distribution Date, two days" interest) at the applicable Certificate Interest Rate on the Class Principal Balance of such Class immediately prior to such Distribution Date.

     The "PRINCIPAL REMITTANCE AMOUNT" on each Distribution Date will be equal to the lesser of (A) the Class Principal Balance of the Class A Certificates and Class B Certificates immediately prior to such Distribution Date and (B) the sum of (i) each scheduled payment of principal collected by the Servicer in the related Due Period (excluding partial payments held in escrow pursuant to FHA Regulations), (ii) all partial and full principal prepayments received by the Servicer during such related Due Period, (iii) the principal portion of all Net Liquidation Proceeds, FHA Insurance Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received during the related Due Period, (iv) (a) that portion of the purchase price of any repurchased Mortgage Loan which represents principal and (b) the principal portion of any Substitution Adjustments required to be deposited in the Collection Account as of the related Determination Date, (v) upon the reduction of the Class A Overcollateralization to zero, the principal portion of any Net Loan Losses (as defined below) in excess of such Class A Overcollateralization. Notwithstanding clause (v) of the preceding sentence, if on the final Distribution Date the funds available from any Excess Spread and any Guaranteed Payment received by the Trustee are not sufficient to provide for the distribution of the portion of the Principal Remittance Amount attributable to clause (v) of the preceding sentence for such Distribution Date and any preceding Distribution Date, then the holders of the Class A Certificates will not be distributed such portion of the Principal Remittance Amount, in which event such portion of the Principal Remittance Amount, including any such portion represented by a Principal Carry-Forward Amount, will be written-off and the corresponding Class Principal Balances of all Class A Certificates will be reduced to zero without the distribution of funds to fully pay the Class A Certificateholders. If the Class A Overcollateralization is reduced to zero, then the principal portion of any Net Loan Losses will be included within the Principal Remittance Amount for the related Distribution Date. However, no corresponding proceeds of principal from the Mortgage Loans will be included in the Amount Available to provide funds for the distribution of the portion of the Principal Remittance Amount attributable to such Net Loan Losses, and the distribution of this portion of the Principal Remittance Amount to the Class A Certificateholders will be dependent upon the receipt of funds from, first, the Excess Spread, if any, and, second, if such Excess Spread does not provide sufficient funds, any Guaranteed Payment received by the Trustee. If sufficient funds for the distribution of this portion of the Principal Remittance Amount are not provided from the Excess Spread and the Guaranteed Payment on the applicable Distribution Date, then the amount of such insufficiency would become a Principal Carry-Forward Amount, which would ultimately be subject to the write-off on the final Distribution Date to the extent that sufficient funds are not provided from the receipt of Excess Spread and Guaranteed Payments on or before such final Distribution Date.

     As set forth above, on each Distribution Date the Principal Remittance Amount will be distributed to the Class A Certificateholders, sequentially in order of their respective Class designations until the Class Principal Balance for each such Class has been reduced to zero; and thereafter, to the Class B Certificateholders. Accordingly, no payments of the Principal Remittance Amount will be made on any Class A Certificate of a particular Class until all Class A Certificates having an earlier Class designation have been paid in full, and no payments of the Principal Remittance Amount will be made on any Class B Certificates until all Class A Certificates have been paid in full.

     The "FHA INSURANCE PROCEEDS" on each Distribution Date will be equal to with respect to any Title I Mortgage Loan the proceeds, if any, received by the Trustee (or any FHA Claims Administrator) during the prior Due Period from the FHA pursuant to the FHA Insurance from the related FHA Claim. The "INSURANCE PROCEEDS" on each Distribution Date will be equal to with respect to any Mortgage Loan the proceeds paid to the Trustee or the Servicer by any insurer pursuant to any insurance policy covering a Mortgage Loan, Mortgaged Property or REO Property or any other insurance policy that relates to a Mortgage Loan, net of any expenses which are incurred by the Trustee or the Servicer in connection with the collection of such proceeds and not otherwise reimbursed to the Trustee or the Servicer, but excluding any FHA Insurance Proceeds, Guaranty Policy Proceeds and proceeds of any insurance policy that are to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with customary loan servicing procedures. A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received, which will be deemed to occur upon the earlier of: (a) with respect to a Title I Mortgage Loan, the receipt of FHA Insurance Proceeds after the submission of an FHA Claim, (b) the liquidation of the related Mortgaged Property acquired through foreclosure or similar proceedings, (c) the Servicer's determination in accordance with customary servicing practices that no further amounts are collectible from the Mortgage Loan and any related security, or (d) any portion of a scheduled monthly payment of principal and interest is in excess of 300 days past due. The "NET LIQUIDATION PROCEEDS" on each Distribution Date will be equal to any cash amounts received from Liquidated Mortgage Loans, whether through trustee's sale, foreclosure sale, disposition of REO or otherwise (other than FHA Insurance Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds), and any other cash amounts received in connection with the management of the Mortgaged Properties from defaulted Mortgage Loans, in each case, net of any reimbursements to the Servicer made from such amounts for any unreimbursed Servicing Advances made and any other fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related Liquidated Mortgage Loan or Mortgaged Properties. The "RELEASED MORTGAGED PROPERTY PROCEEDS" on each Distribution Date will be equal to with respect to any Mortgage Loan, the proceeds received by the Servicer in connection with (i) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which in either case are not released to the borrower in accordance with applicable law, customary mortgage servicing procedures and the Pooling and Servicing Agreement.

     The "CLASS PRINCIPAL BALANCE" of any Class of Senior Certificates as of any date of determination is equal to the Original Class Principal Balance of such Class reduced by all amounts in respect of principal previously distributed to the Certificateholders of such Class on all previous Distribution Dates (other than any amounts that constitute mortgagor payments that are recovered from such Certificateholders as voidable preferences by a trustee in bankruptcy) and by all amounts allocated to such Class on all previous Distribution Dates attributable to any losses as determined by the Servicer under the Pooling and Servicing Agreement (See the subheading "Subordination and Allocation of Losses" below).

     The "INTEREST CARRY-FORWARD AMOUNT" is the amount, if any, by which the interest portion of the Remittance Amount applicable to any Class of Senior Certificates as of the immediately preceding Distribution Date exceeded the amount of the actual distribution to the Certificateholders of such Class in respect of interest made on such immediately preceding Distribution Date. No interest will accrue on any Interest Carry-Forward Amount with respect to any Class of Certificates.

     The "PRINCIPAL CARRY-FORWARD AMOUNT" is the amount, if any, by which the principal portion of the Remittance Amount applicable to any Class of Senior Certificates as of the immediately preceding Distribution Date exceeded the amount of the actual distribution to the Certificateholders of such Class in respect of principal. Interest will accrue on the Class Principal Balance, which includes any Principal Carry-Forward Amount, with respect to any Class of Certificates.

     With respect to each Distribution Date and with respect to each Class of Senior Certificates, the sum of the Interest Remittance Amount applicable to such Class, the Principal Remittance Amount, if any, applicable to such Class, an amount equal to any amount that constitutes any mortgagor payment that is recovered from the Certificateholders of such Class during the related Due Period as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction, the Interest Carry-Forward Amount applicable to such Class and the Principal Carry-Forward Amount applicable to such Class constitutes the "REMITTANCE AMOUNT".

     With respect to any Distribution Date, on which a Class R
Distribution Trigger occurs, all or a portion of the Excess Spread, if any, will be distributed to the Class R Certificateholders. Any amounts so distributed to the Class R Certificateholders will not be available on future Distribution Dates for distribution to the Class A
Certificateholders or the Class B Certificateholders.

CLASS A OVERCOLLATERALIZATION

     On the Closing Date, the "INITIAL CLASS A OVERCOLLATERALIZATION" which provides credit enhancement for the Class A Certificates will equal the excess of the Assumed Pool Principal Balance over the Original Class Principal Balance of all Classes of Class A Certificates, which excess will equal the Original Class Principal Balance of the Class B Certificates of $__________, or approximately ___% or the Assumed Pool Principal Balance. As of each Determination Date occurring after termination of the Funding Period, the "CLASS A OVERCOLLATERALIZATION" will equal the excess of the Pool Principal Balance over the Class Principal

Balance of all Classes of Class A Certificates. A limited acceleration of the principal amortization of the Class A Certificates relative to the principal amortization of the Mortgage Loans has been designed to increase the Class A Overcollateralization by making additional sequential distributions of prinicpal to the Class A Certificateholders, in the manner described herein.

     Until the Class A Overcollateralization equals or exceeds the Required Class A Overcollateralization Level, distributions of Excess Spread, if any, on a Distribution Date that would otherwise be made to the holders of the Class R Certificates will be made as an additional distribution of principal to the holders of the Class A Certificates, sequentially among the Classes of the Class A Certificates in order of their respective Class designations. The distribution of such Excess Spread is intended to accelerate the amortization of the Class Principal Balance of all Classes of Class A Certificates, and thereby increase the Class A Overcollateralization. If distributions of such Excess Spread are made to the holders of the Class A Certificates such that the Pool Principal Balance exceeds the aggregate Class Principal Balance of the Class A and Class B Certificates then outstanding, then a portion of the Pool Principal Balance, equal to such excess, will become attributable to the Class R Certificates. In addition, the relative percentage of the Class Principal Balance of the Class B Certificates to the Pool Principal Balance will increase as a result of the principal amortization of the Class A Certificates prior to the principal amortization of the Class B Certificates. On any Distribution Date on which a Class R Distribution Trigger occurs, all or a portion of the Excess Spread may be distributed to the holders of the Class R Certificates and not to the Class A Certificates; therefore, ceasing the acceleration of the principal amortization of the Class A Certificates.

     While the distribution of Excess Spread to holders of the Class A Certificates in the manner specified above has been designed to produce and maintain a given level of overcollateralization with respect to Class A Certificates, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. Net losses on Liquidated Mortgage Loans will be allocated first to reduce the principal imputed to the Class R Certificates, if any, and the Class Principal Balance of the Class B Certificates, thereby reducing the Class A Overcollateralization. See "Description of the Certificates -- Subordination and Allocation of Losses" and "Risk Factors -- No Assurance of Adequacy of Credit Enhancement" herein.

     As of each Determination Date, the "REQUIRED CLASS A OVERCOLLATERALIZATION LEVEL" will be the sum of the Required Title I OC Level and the Required Conventional OC Level, minus the Class Principal Balance of the Class B Certificates. On the Closing Date, assuming that the Assumed Pool Principal Balance has the same characteristics as the Initial Pool Principal Balance, the Required Class A Overcollateralization Level would be equal to $_____________, which is ______% of the Assumed Pool Principal Balance.

     [Prior to the Credit Support Reduction Date, as of a Determination Date, the "REQUIRED TITLE I OC LEVEL" will be an amount equal to the greater of (i) the sum of (a) ____% of the sum of the aggregate Cut-Off Date Principal Balances of the Title I Mortgage Loans and the amount on deposit in the Pre-Funding Account intended to fund the purchase of Title I Mortgage Loans, plus (b) ____% of the amount of any shortfall in the FHA Insurance Amount transferred to the Trustee's FHA Reserve (the "REQUIRED TITLE I OC FLOOR"), and (ii) the product of (x) the Title I Credit Support Multiple and (y) ____% of the sum of the aggregate Cut-Off Date Principal Balances of the Title I Mortgage Loans and the amount on deposit in the Pre-Funding Account intended to fund the purchase of Title I Mortgage Loans; PROVIDED, HOWEVER, that on or after the Credit Support Reduction Date, such amount will be equal to the greater of (i) the Required Title I OC Floor, and (ii) the product of (x) the Title I Credit Support Multiple and (y) the lesser of (A) ____% of the sum of the aggregate Cut-Off Date Principal Balances of the Title I Mortgage Loans and the amount on deposit in the Pre-Funding Account intended to fund the purchase of Title I Mortgage Loans or (B) ____% of the sum of the aggregate Principal Balances of the Title I Mortgage Loans and the amount on deposit in the Pre-Funding Account intended to fund the purchase of Title I Mortgage Loans. Prior to the Credit Support Reduction Date, as of a Determination Date, the "REQUIRED CONVENTIONAL OC LEVEL" will be an amount equal to the greater of (i) ____% of the sum of the aggregate Cut-Off Date Principal Balances of the Conventional Mortgage Loans and the amount on deposit in the Pre-Funding Account intended to fund the purchase of Conventional Mortgage Loans (the "REQUIRED CONVENTIONAL OC FLOOR"), and (ii) the product of (x) the Conventional Credit Support Multiple, and (y) ____% of the sum of the aggregate Cut-Off Date Principal Balances of the Conventional Mortgage Loans and the amount on deposit in the Pre-Funding Account intended to fund the purchase of Conventional Mortgage Loans; PROVIDED, HOWEVER, that on or after the Credit Support Reduction Date, such amount will be equal to the greater of (i) the Required Conventional OC Floor, and (ii) the product of (x) the Conventional Credit Support Multiple and (y) the lesser of (A) ____% of the sum of the aggregate Cut-Off Date Principal Balances of the Conventional Mortgage Loans and the amount on deposit in the Pre-Funding Account intended to fund the purchase of Conventional Mortgage Loans or
(B) 16.0% of the sum of the aggregate Principal Balances of the Conventional Mortgage Loans and the amount on deposit in the Pre-Funding Account intended to fund the purchase of Conventional Mortgage Loans.]

     [The amount of the "TITLE I CREDIT SUPPORT MULTIPLE" will be calculated on each Determination Date as follows: (i) if less than _____% of the Title I Mortgage Loans are more than 30 days delinquent, and if less than ____% of the Title I Mortgage Loans are more than 60 days delinquent, and if less than ____% of the Title I Mortgage Loans have become Defaulted Mortgage Loans on an annualized basis, then such amount will be ____; (ii) if less than ____% of the Title I Mortgage Loans are more than 30 days delinquent, and if less than ____% of the Title I Mortgage Loans are more than 60 days delinquent, and if less than ____% of the Title I Mortgage Loans have become Defaulted Mortgage Loans on an annualized basis, then such amount will be ____; (iii) if less than ____% of the Title I Mortgage Loans are more than 30 days delinquent, and if less than _____% of the Title I Mortgage Loans are more than 60 days delinquent, and if less than ____% of the Title I Mortgage Loans have become Defaulted Mortgage Loans on an annualized basis, then such amount will be ____; (iv) if ____% or more of the Title I Mortgage Loans are more than 30 days delinquent, or if ____% or more of the Title I Mortgage Loans are more than 60 days delinquent, or if ____% or more of the Title I Mortgage Loans have become Defaulted Mortgage Loans on an annualized basis, then such amount will be ____; or (v) if ____% or more of the Title I Mortgage Loans have become Defaulted Mortgage Loans on a cumulative basis on or prior to the first anniversary of the __________________, 199__ Cut-Off Date, or if ____% or more of the Title I Mortgage Loans have become Defaulted Mortgage Loans on a cumulative basis on or prior to the second anniversary of the __________________, 199__ Cut-Off Date, or if ____% or more of the Title I Mortgage Loans have become Defaulted Mortgage Loans on a cumulative basis after the second anniversary of the __________________, 199__ Cut-Off Date, then such amount will be ____; provided that except with respect to the calculation on a cumulative basis in the preceding clause (v), the preceding delinquency and default percentages will be calculated as the average of the ratios for the immediately preceding three months based on the outstanding aggregate Principal Balances for such Title I Mortgage Loans.]

     [The amount of the "CONVENTIONAL CREDIT SUPPORT MULTIPLE" will be calculated as follows: (i) if less than ____% of the Conventional Mortgage Loans are more than 30 days delinquent, and if less than ____% of the Conventional Mortgage Loans are more than 60 days delinquent, and if less than ____% of the Conventional Mortgage Loans have become Defaulted Mortgage Loans on an annualized basis, then such amount will be ____; (ii) if less than ____% of the Conventional Mortgage Loans are more than 30 days delinquent, and if less than ____% of the Conventional Mortgage Loans are more than 60 days delinquent, and if less than ____% of the Conventional Mortgage Loans have become Defaulted Mortgage Loans on an annualized basis, then such amount will be ____; (iii) if less than ____% of the Conventional Mortgage Loans are more than 30 days delinquent, and if less than ____% of the Conventional Mortgage Loans are more than 60 days delinquent, and if less than ____% of the Conventional Mortgage Loans have become Defaulted Mortgage Loans on an annualized basis, then such amount will be ____; (iv) if ____% or more of the Conventional Mortgage Loans are more than 30 days delinquent, or if ____% or more of the Conventional Mortgage Loans are more than 60 days delinquent, or if ____% or more of the Conventional Mortgage Loans have become Defaulted Mortgage Loans on an annualized basis, then such amount will be ____; or (v) if ____% or more of the Conventional Mortgage Loans have become Defaulted Mortgage Loans on a cumulative basis on or prior to the first anniversary of the __________________, 199__ Cut-Off Date, or if ____% or more of the Conventional Mortgage Loans have become Defaulted Mortgage Loans on a cumulative basis on or prior to the second anniversary of the __________________, 199__ Cut-Off Date, or if ____% or more of the Conventional Mortgage Loans have become Defaulted Mortgage Loans on a cumulative basis after the second anniversary of the __________________, 199__ Cut-Off Date, then such amount will be ____;
provided that except with respect to the calculation on a cumulative basis in the preceding clause (v), the preceding delinquency and default percentages will be calculated as the average of the ratios for the immediately preceding three months based on the outstanding aggregate Principal Balances for such Conventional Mortgage Loans.]

     For purposes of determining the Required Class A Overcollateralization Level a "DEFAULTED MORTGAGE LOAN" will be any Mortgage Loan for which any of the following occurs: (a) with respect to a Title I Mortgage Loan, an FHA Claim has been submitted; (b) foreclosure proceedings have commenced; (c) any portion of a scheduled monthly payment of principal and interest is 180 days past due; or (d) the Servicer has determined in accordance with customary servicing practices that the Mortgage Loan is uncollectible. The "CREDIT SUPPORT REDUCTION DATE" will be the later of: (i) the ______________ (_____) Distribution Date; or (ii) the Distribution Date on which the Pool Principal Balance is equal to or less than _________________ percent (_____%) of the aggregate Cut-Off Date Principal Balances of the Mortgage Loans.

     While the Required Class A Overcollateralization Level may be reduced as described above, no distributions of principal will be made to the holders of the Class B Certificates or the Class R Certificates which would have the effect of reducing the Class A Overcollateralization. However, the Class A Overcollateralization will be reduced as a result of the allocation of Net Loan Losses, first to the principal imputed to the Class R Certificates and next to the Class Principal Balance of the Class B Certificates.

SUBORDINATION AND ALLOCATION OF LOSSES

     The rights of the holders of the Class B Certificates and Class R Certificates to receive distributions with respect to the Mortgage Loans in the Trust Fund will be subordinated, to the extent described herein, to such rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of interest and principal distributions due to such holders and to afford such holders protection against losses on the Mortgage Loans. The protection afforded to the holders of the Class A Certificates by means of the subordination feature will be accomplished by the preferential right of such Class A Certificateholders, on each Distribution Date, to receive their interest and principal distributions prior to any interest and principal distributions being made to the holders of the Class B Certificates, and, subject to the occurrence of a Class R Distribution Trigger, prior to any distributions of the Excess Spread on deposit on such date in the Certificate Account being made to the holders of the Class R Certificates, and, if necessary, by the right of such holders of the Class A Certificates to receive their future distributions of interest and principal from the Certificate Account that otherwise would have been payable to the holders of the Class B Certificates and the Class R Certificates.

     On the Closing Date, the Original Class Principal Balance of the Class B Certificates in the aggregate will evidence the beneficial ownership of approximately ____% of the Assumed Pool Principal Balance and ____% of the Original Class Principal Balance for all Classes of Class A Certificates. Subject to the occurrence on each Distribution Date of a Class R Distribution Trigger, and further subject to the right of the holders of the Class B Certificates to reimbursement for any unreimbursed Net Loan Losses previously allocated to such Class B Certificates, the Class R Certificates will evidence the right to receive, on such Distribution Date, all or a portion of the Excess Spread.

     On each Distribution Date, with respect to the Liquidated Mortgage Loans occurring during the immediately preceding Due Period, the "NET LOAN LOSSES" will be equal to the amount (but not less than zero) determined as of the related Determination Date equal to: (i) the aggregate uncollected Principal Balances of and accrued and unpaid interest on such Liquidated Mortgage Loans as of the last day of such Due Period, with interest computed at the weighted average interest rate for the Class A Certificates and Class B Certificates plus the aggregate rate of the Trustee Fees, Custodian Fees, REMIC Administration Fees, the Servicing Fees and Certificate Insurer Premium, and without application of any amounts included in clause (ii) below, minus (ii) the aggregate amount of any recoveries with respect to such Liquidated Mortgage Loans from whatever source, including any Net Liquidation Proceeds, FHA Insurance Proceeds, any Insurance Proceeds, any Released Mortgaged Property Proceeds, any payments from the related borrower and any payments made to purchase such Liquidated Mortgage Loans pursuant to the Pooling and Servicing Agreement, less the amount of any expenses incurred in connection with such recoveries and liquidation.

     If on any Distribution Date Net Loan Losses occur, then the principal portion of the Net Loan Losses attributable to such Liquidated Mortgage Loans will be allocated as follows: (i) first to reduce the portion of the Pool Principal Balance attributable to the Class R Certificates (which is the excess of the Pool Principal Balance over the aggregate Class Principal Balance of the Class A Certificates and the Class B Certificates), until such excess has been reduced to zero; and
(ii) second, to reduce the Class Principal Balance of the Class B Certificates, until such Class Principal Balance has been reduced to zero; provided that with respect to clause (ii) above, the interest portion of such Net Loan Losses that corresponds to the principal portion thereof will be allocated to the Class B Certificates to reduce to zero the amount of any accrued and unpaid interest on such Class B Certificates, including any Interest Carry-Forward Amount for such Class B Certificates. After the reduction of the Class A Overcollateralization to zero, the principal portion of any Net Loan Losses will not be allocated to reduce the Class Principal Balance of the Class A Certificates, but rather the principal portion of any such Net Loan Losses will be included in the Principal Remittance Amount attributable to the Class A Certificates. See the definition of "Principal Remittance Amount" under the subheading "Distributions on the Senior Certificates" above. Accordingly, if the Net Loan Losses occur after the Class A Overcollateralization has been reduced to zero, the holders of such Class A Certificates will be distributed, as appropriate, the full amount of the interest and principal distributions due such holders to the extent that sufficient funds are received from the Excess Spread and that Guaranteed Payments are made under the Guaranty Policy.

     The Class A-2 Certificates will not be subordinate to Class A-1 Certificates with respect to the allocation of losses, the Class A-3 Certificates will not be subordinate to the Class A-2 and Class A-1 Certificates with respect to the allocation of losses, and the Class A-4 Certificates will not be subordinate to the Class A-3, Class A-2 and Class A-1 Certificates with respect to the allocation of losses. Nevertheless, the Class A-2 Certificates will not be entitled to any distributions of principal until the Class Principal Balance of the Class A-1 Certificates has been reduced to zero; the Class A-3 Certificates will not be entitled to any distributions of principal until the Class Principal Balances of the Class A-2 and Class A-1 Certificates have been reduced to zero; and the Class A-4 Certificates will not be entitled to any distributions of principal until the Class Principal Balances of the Class A-3, Class A-2 and Class A-1 Certificates have been reduced to zero.

     If Net Loan Losses are allocated to reduce the Class Principal Balance of the Class B Certificates and the corresponding amount of the accrued and unpaid interest on such Class B Certificates, then the Class B Certificateholders may be reimbursed for such allocated Net Loan Losses to the extent that any Excess Spread would otherwise be distributable upon a Class R Distribution Trigger (the amount of such allocated Net Loan Losses less any reimbursement received from Excess Spread, if any, will equal the "CLASS B LOSS REIMBURSEMENT AMOUNT").

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee will be required to forward to each Certificateholder, the Depositor, the Certificate Insurer, the Rating Agencies and any FHA Claims Administrator a statement which will set forth, among other things:

          (i)  the Available Remittance Amount for such Distribution
     Date;

          (ii) the Class Principal Balance of each Class of Senior Certificates and the Pool Principal Balance (including until the Funding Period ends, the amount remaining in the Pre-Funding Account and the Capitalized Interest Account as of such Distribution Date) as of the first day of the related Due Period and after giving effect to distributions made to the Holders of the Senior Certificates on such Distribution Date;

          (iii) the Class Pool Factor with respect to each Class of Senior Certificates then outstanding;

          (iv) the amount of principal and interest received on the Mortgage Loans during the related Due Period;

          (v) the Principal Remittance Amount, the Interest Remittance Amount, the Interest Carry-Forward Amount and the Principal Carry-Forward Amount, if any, with respect to each Class of Senior
     Certificates then outstanding;

          (vi) whether a Class R Distribution Trigger has occurred on such Distribution Date, and if so, the amount of any Excess Spread or any other amount to be distributed to the holders of the Class R Certificates on such Distribution Date;

          (vii) the Servicing Fees, the Trustee Fees, the Custodian Fees, the Certificate Guaranty Insurance Premium, the REMIC
     Administration Fee and the amounts deposited to the FHA Insurance Premium Deposit Amount;

          (viii) the FHA Insurance Amount before and after such Distribution Date, and the aggregate number of FHA Claims submitted, the aggregate principal balance of all the Mortgage Loans relating to FHA Claims finally rejected by the FHA and the amount of FHA Insurance Proceeds received, in each case during the related Due Period, and the cumulative amount of FHA Insurance Proceeds received;

          (ix) the Class A Overcollateralization on such Distribution Date, the Required Class A Overcollateralization Level, as of such Distribution Date, the Net Loan Losses incurred during the related Due Period and the cumulative Net Loan Losses as of such Distribution Date;

          (x) the weighted average maturity of the Mortgage Loans and the weighted average Mortgage Loan Rate of the Mortgage Loans;

          (xi) certain performance information, including delinquency and foreclosure information, as set forth in the Servicer's Monthly Remittance Report;

          (xii) the amount of any Guaranteed Payment included in the amounts distributed on such Distribution Date, and the amount of any Certificate Insurer Reimbursement Amount, and any such obligations remaining unsatisfied after distributions on such Distribution Date; and

          (xiii) the aggregate Principal Balance of the Mortgage Loans that became Defaulted Mortgage Loans during the related Due Period, and the cumulative amount thereof from the Closing Date.

ASSIGNMENT OF MORTGAGE LOANS

     On the Closing Date, the Transferor will sell, convey, transfer and assign all of its right, title and interest in and to the Initial Mortgage Loans to the Depositor, and the Depositor will sell, convey, transfer and assign the Initial Mortgage Loans to the Trustee. The Trustee will, concurrently with the sale, conveyance, transfer and assignment of the Initial Mortgage Loans and the deposit of funds in the Pre-Funding Account, deliver the Certificates to the Depositor in exchange for the Initial Mortgage Loans and the Pre-Funding Account Deposit. Each Initial Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the "MORTGAGE LOAN SCHEDULE").

     Following the Closing Date, the funds in the Pre-Funding Account will be used to purchase from the Depositor, from time to time prior to the end of the Funding Period, subject to the availability thereof, Subsequent Mortgage Loans consisting of closed-end fixed rate, property improvement and/or home equity loans. In connection with each purchase of such Subsequent Mortgage Loans, the Trust Fund will be required to pay to the Depositor from the Pre-Funding Account a cash purchase price of not more than 100% of the principal balance thereof; the Trust Fund may pay a cash purchase price of less than 100% for the purpose of increasing the amounts available for distribution, but in no event less than the fair market value of such Subsequent Mortgage Loans. In connection with any purchase of Subsequent Mortgage Loans by the Trust Fund after the Closing Date, the Transferor will assign to the Depositor all of its right, title and interest in and to such Subsequent Mortgage Loans and the Depositor in turn will assign to the Trustee all of its right, title and interest in and to such Subsequent Mortgage Loans, except that the Transferor will retain the accrued and unpaid interest on the principal amount of the Subsequent Mortgage Loans up to the Subsequent Transfer Date.

     In addition, the Depositor will, as to each Mortgage Loan, deliver to the Trustee or the Custodian the Note endorsed to the order of the Trustee or the Custodian without recourse, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage with evidence of recording thereon (except for any assignment of Mortgage to the Trustee or the Custodian not returned from the public recording office), intervening assignments of the Mortgage and assumption and modification agreements (each, a "TRUSTEE'S MORTGAGE LOAN FILE"). In the event that, with respect to any Mortgage Loan, the Depositor cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the conveyance thereof under the Pooling and Servicing Agreement because they have not yet been returned by the public recording office, the Depositor will deliver or cause to be delivered to the Trustee or the Custodian a certified true photocopy of such Mortgage or assignment. The Depositor will deliver or cause to be delivered to the Trustee or the Custodian any such Mortgage or assignment with evidence of recording indicated thereon upon receipt thereof from the public recording office. The Trustee agrees, for the benefit of the Certificateholders, to review (or cause to be reviewed) each Trustee's Mortgage Loan File within 45 days after the conveyance of the related Mortgage Loan to the Trust Fund to ascertain that all required documents have been executed and received.

PRE-FUNDING ACCOUNT; FORWARD PURCHASE COMMITMENT

     On the Closing Date, cash in the aggregate amount of approximately $__________ (the "PRE-FUNDING ACCOUNT DEPOSIT") will be deposited in an Eligible Account (the "PRE-FUNDING ACCOUNT"), which account will be part of the Trust Fund and will be maintained as an Eligible Account with the Trustee, in its corporate trust department for the purchase of Mortgage Loans. The Pre-Funding Account Deposit will be increased or decreased by an amount equal to the aggregate of the principal balances of any mortgage loans removed from or added to, respectively, the Mortgage Loan Pool prior to the Closing Date, provided that any such increase or decrease shall not exceed ____% of the Initial Pool Principal Balance. During the period (the "FUNDING PERIOD") from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Pre-Funding Account is reduced below $_________, and (ii)__________________, 199__, the amount on deposit in the Pre-Funding Account will be reduced by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the applicable provisions of the Pooling and Servicing Agreement; provided that the Funding Period will be subject to an earlier termination if insufficient funds are on deposit in the Capitalized Interest Account on any Determination Date to cover any interest shortfall for distributions to the Class A Certificates and the Class B Certificates on the immediately following Distribution Date. Subsequent Mortgage Loans purchased by and added to the Trust Fund on any Subsequent Transfer Date must satisfy the criteria set forth in the Pooling and Servicing Agreement and must be approved by the Certificate Insurer. Assuming that the aggregate Cut-Off Date Principal Balances of all Subsequent Mortgage Loans conveyed to the Trust Fund equals the Pre-Funding Account Deposit, then it is expected that the Assumed Pool Principal Balance will consist of approximately ____% to ____% Title I Mortgage Loans, and approximately _____% to _____% Conventional Mortgage Loans. See "The Mortgage Loan Pool -- Conveyance of Subsequent Mortgage Loans" herein.

     On the Distribution Date following the Due Period in which such Funding Period ends, the portion of the Pre-Funding Account Deposit that is remaining at the end of the Funding Period (net of reinvestment income which is required to be transferred to the Capitalized Interest Account) will be applied only to reduce the Class Principal Balances of all Classes of Senior Certificates, on a pro rata basis. Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust Fund after the Closing Date will require application of substantially all of the Pre-Funding Account Deposit, and it is not currently anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Pre-Funding Account in reduction of the Class Principal Balances of the Senior Certificates, no assurance can be given that such a distribution with respect to the Senior Certificates will not occur on the Distribution Date following the Due Period in which the Funding Period ends. In any event, it is unlikely that the Transferor will be able to deliver Subsequent Mortgage Loans after the Closing Date with aggregate principal balances that exactly equal the Pre-Funding Account Deposit, and the portion of the Pre-Funding Account Deposit remaining at the end of the Funding Period, if any, will be distributed in reduction of the Class Principal Balance of each Class of the Senior Certificates, on a pro rata basis among all Classes of Senior Certificates, thereby reducing the weighted average lives of such

Certificates. If pro rata principal distributions are made on the Senior Certificates as a result of funds remaining on deposit in the Pre-Funding Account after the termination of the Funding Period, interest will not accrue on such principal distributions during the 20-day period that will elapse between the end of the monthly accrual period immediately preceding the Distribution Date on which such principal distributions will be made and such Distribution Date.

     Amounts on deposit in the Pre-Funding Account will be invested in Permitted Investments as defined in the Pooling and Servicing Agreement. Permitted Investments are required to mature as may be necessary for the purchase of Subsequent Mortgage Loans on any Subsequent Transfer Date no later than the Business Day prior to the related Subsequent Transfer Date, and in any case, no later than the Business Day prior to the applicable Distribution Date. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be transferred to the Capitalized Interest Account.

CAPITALIZED INTEREST ACCOUNT

     On the Closing Date, the Depositor will direct that a portion of the sales proceeds from the Senior Certificates, in an amount not less than $_________________ (the "CAPITALIZED INTEREST ACCOUNT DEPOSIT"), be deposited in an Eligible Account maintained by and in the name of the Trustee (the "CAPITALIZED INTEREST ACCOUNT"). The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest (the "INTEREST SHORTFALL") on the Class A Certificates and the Class B Certificates that may arise as a result of the utilization of the Pre-Funding Account for the purchase by the Trust Fund of Subsequent Mortgage Loans after the Closing Date and will be so applied by the Trustee for the distribution of interest to Certificateholders. The Interest Shortfall with respect to each Distribution Date shall be calculated as set forth in the Pooling and Servicing Agreement. The initial deposit in the Capitalized Interest Account on the Closing Date will be sufficient to cover only _______________ days of interest, reflecting the Interest Shortfall with respect to the __________________ Distribution Date and the __________________ Distribution Date. If the Transferor and Depositor deliver Subsequent Mortgage Loans on or prior to __________________, 199__, the Trustee may release to the Depositor the portion of the Capitalized Interest Account Deposit which, based on a recomputation of the Interest Shortfall, will not be needed on the __________________ Distribution Date. Additionally, on or before __________________, 199__, the Depositor may deposit into the Capitalized Interest Account the Interest Shortfall with respect to the __________________ Distribution Date. The Depositor's failure to make the required Interest Shortfall deposit on __________________, 199__ with respect to the __________________ Distribution Date will cause the Funding Period to end on __________________, 199__. Any amounts remaining in the Capitalized Interest Account on any Determination Date, that are not required to cover the anticipated interest shortfall described above, will be distributed to the Depositor, including any net reinvestment income thereon.

     Amounts on deposit in the Capitalized Interest Account will be invested in Permitted Investments as defined in the Pooling and Servicing Agreement. All such Permitted Investments are required to mature no later than the Business Day prior to the applicable Distribution Date as specified in the Pooling and Servicing Agreement. All interest and any other investment earnings on amounts on deposit in the Capitalized Interest Account will be distributed to the Depositor.

TRUST FUND FEES AND EXPENSES

     As compensation for their services pursuant to the Pooling and Servicing Agreement, the Trustee is entitled to the Trustee Fee, the Custodian is entitled to the Custodian Fee, and the Servicer is entitled to the Servicing Fee and additional servicing compensation and reimbursement as described under the "Servicing" subheading below. As compensation for issuing the Guaranty Policy, the Certificate Insurer is entitled to the Certificate Guaranty Insurance Premium.

SERVICING

     The Servicer is entitled to a Servicing Fee, payable monthly on each Distribution Date, equal to ____% per annum on the Pool Principal Balance (as adjusted for Liquidated Mortgage Loans) as of the first day of the immediately preceding Due Period divided by 12. The Servicer shall pay the fees of each Subservicer out of the amounts it receives as the Servicing Fee. In addition to the Servicing Fee, the Servicer is entitled to retain additional servicing compensation in the form of assumption and other administrative fees, release fees, insufficient funds charges, late payment charges and any other servicing-related fees.

THE TRUSTEE

     ________________________ , has been named Trustee pursuant to the Pooling and Servicing Agreement. The Trustee has accepted appointment as the Certificate Registrar and Paying Agent pursuant to the Pooling and Servicing Agreement. The address of the Trustee is: ____________________.

FHA INSURANCE ON THE TITLE I MORTGAGE LOANS

     The Depositor and Trustee will contract with the Servicer to serve as FHA Claims Administrator and as such to handle all aspects of administering, processing and submitting FHA Claims with respect to the Title I Mortgage Loans, in the name and on behalf of the Depositor. The Servicer (acting as FHA Claims Administrator) shall file all claims with the FHA and monitor the FHA Insurance Amount with respect to the Title I Mortgage Loans. In the event it is determined that any FHA Claims Administrator is no longer able to perform its duties hereunder, the Trustee or its designee shall perform the obligations and duties of the FHA Claims Administrator until a successor has assumed the FHA Claims Administrator's responsibilities and obligations under the Pooling and Servicing Agreement.

     In order to accomplish the transfer of the FHA Insurance Amount for the Title I Mortgage Loans, as soon as practicable after the Closing Date, the Transferor will prepare and submit a Transfer Report to the FHA regarding the assignment of the Title I Mortgage Loans to the Depositor at such time as the Transferor has determined that the FHA has registered substantially all of the insurance coverage for the Title I Mortgage Loans within the Transferor's FHA Reserve, including such insurance for any Title I Mortgage Loans acquired from any other Title I Lenders. On each Transfer Date, the Depositor shall allocate on its books and records that portion of the insurance coverage within its FHA Reserve equal to the FHA Insurance Amount transferred by the FHA with respect to the related Title I Mortgage Loans as available for FHA Claims relating to the Title I Mortgage Loans. Also, as soon as practicable after the final Transfer Date, the Depositor (or the Servicer, as FHA Claims Administrator) is required to certify to the Rating Agencies, the Certificate Insurer and the Trustee as to the actual amount of the initial FHA Insurance Amount. With respect to the transfer of the FHA Insurance Amount, see "Risk Factors -- No Assurance of Adequacy of Credit Enhancement" and "The Title I Program -- General" herein.

     In no event shall the Depositor (or any FHA Claims Administrator) submit any FHA Claim if the amount of such FHA Claim would exceed the FHA Insurance Amount. In addition, the Depositor (or any FHA Claims Administrator) shall not submit any claim for FHA insurance relating to a Title I loan not part of the Trust Fund if the effect thereof would be to reduce the FHA Insurance Amount.

FHA INSURANCE PREMIUM ACCOUNT

     An Eligible Account (the "FHA INSURANCE PREMIUM ACCOUNT") will be established by the Trustee into which an initial deposit of $1,000 (the "INITIAL FHA INSURANCE PREMIUM ACCOUNT DEPOSIT") will be made on the Closing Date. On each Distribution Date, to the extent that funds are available in the Certificate Account (after taking into account any prior distributions therefrom), the Trustee will deposit an amount (the "FHA INSURANCE PREMIUM DEPOSIT AMOUNT") equal to one-twelfth of the product of
(A) the applicable Annual FHA Premium Rate, multiplied by (B) the original principal balance of each outstanding Title I Mortgage Loan.
The "ANNUAL FHA PREMIUM RATE" (i.e., the percentage rate applied on a non-declining basis to the original principal balance of a Title I Mortgage Loan to calculate the insurance premium) varies from .50% to 1.00%, depending on the type of loan and the loan term.

     The Servicer's Monthly Remittance Report shall indicate the FHA Premium Amount for each Title I Mortgage Loan outstanding as of the first day of the immediately preceding Due Period. The FHA Premium Amount for each Title I Mortgage Loan is an annual premium that ranges from 0.50% to 1.00% of the original principal balance of each such Title I Mortgage Loan, depending on the type of Mortgage Loan and its term to maturity. For the Title I Mortgage Loans that are property improvement loans with maturities in excess of 25 months, which comprise substantially all of the Title I Mortgage Loans, the annual premium rate is 0.50% of the original principal balance of each such Mortgage Loan. On or before the 23rd day of each calendar month and in accordance with the FHA Regulations, the Trustee shall withdraw from the FHA Insurance Premium Account and pay to the FHA an amount equal to the FHA Premium Amount for each Title I Mortgage Loan as to which such FHA Premium Amount is payable to the FHA during such calendar month.

     In order to provide for the payment of the FHA Premium Amount on each Title I Mortgage Loan, the Trustee shall establish and maintain the FHA Insurance Premium Account which shall be an Eligible Account into which an initial deposit of $10,000 shall be made and into which shall be deposited on a monthly basis an amount equal to one twelfth of the product of the original principal balance of each outstanding Title I Mortgage Loan multiplied by the appropriate annual premium rate applicable to each such Mortgage Loan (the "FHA INSURANCE PREMIUM DEPOSIT AMOUNT"). Amounts may be withdrawn from the FHA Insurance Premium Account on each Distribution Date to reimburse the Transferor or FHA Claims Administrator, or any Person acting on either of their behalf, for any amounts advanced to the FHA by such entity in respect of the FHA Premium Amount relating to any Title I Mortgage Loan in lieu of withdrawals from the FHA Insurance Premium Account. In addition, monies in excess of that required to be maintained in the FHA Insurance Premium Account as of the Distribution Date occurring in November of each year commencing in __________ will be transferred to the Certificate Account.

TERMINATION

     The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any Distribution Date on which the Class Principal Balance of the Certificates is less than 10% of the sum of the Initial Pool Principal Balance and the aggregate Cut-Off Date Principal Balance of all Subsequent Mortgage Loans conveyed to the Trust Fund. Such termination shall be effected by the Servicer purchasing from the Trust Fund all of the Mortgage Loans and REO Properties at the Termination Price. In connection with any such purchase, the Servicer will pay the outstanding fees and expenses, if any, of the Trustee, the Certificate Insurer, the Custodian, and the Servicer.

THE CERTIFICATES; RESTRICTIONS ON TRANSFER

     Each Class of the Class A Certificates will be represented by a global certificate registered in the name of the nominee of The
Depository Trust Company. No person acquiring an interest in the Class A Certificates will be entitled to receive a definitive certificate representing such person's interest. SEE "Description of Book Entry Procedures" herein.


                  DESCRIPTION OF BOOK ENTRY PROCEDURES

     Each of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates (collectively, the "BOOK ENTRY CERTIFICATES") will be represented by a single certificate registered in the name of the nominee of The Depository Trust Company ("DTC"). DTC will maintain book entry records of ownership, transfers and pledges by purchasers and other beneficial owners (each a "BENEFICIAL OWNER") of such Book Entry Certificates only in the names of its participants and indirect participants (the "DTC PARTICIPANTS"), which include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Prior to Book Entry Termination (as defined below), Beneficial Owners who are not DTC Participants may transfer and pledge their interests in the Book Entry Certificates, and exercise any other rights and remedies of Certificateholders, only through DTC Participants or other entities that maintain relationships with DTC Participants. The Trustee will have no responsibility to monitor or restrict the transferability of interests in the Book Entry Certificates through the facilities of DTC. DTC may charge its customary fee to DTC Participants in connection with any such transfers and pledges. In addition, prior to Book Entry Termination, distributions on the Book Entry Certificates will be made to Beneficial Owners only through DTC and its DTC Participants. Consequently, Beneficial Owners may experience some delay in the receipt of their payments. SEE "Risk Factors -- Book Entry Registration."

     Each Class of the Book Entry Certificates will be issued in certificated, registered form ("DEFINITIVE CERTIFICATES") to Beneficial Owners or their nominees, and thereupon such Beneficial Owners will become Certificateholders if, and only if, one of the following events shall occur (any such event being referred to as "BOOK ENTRY TERMINATION"): (i) DTC or the Transferor advises the Trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as a clearing corporation with respect to the Book Entry Certificates and the Transferor and the Trustee are unable to engage a qualified successor to serve as DTC, or (ii) DTC and DTC Participants, at the direction of Beneficial Owners representing a majority of the outstanding principal amount of the Book Entry Certificates, advise the Trustee in writing that the continuation of a book entry system is no longer in the best interests of Beneficial Owners. Upon Book Entry Termination, Beneficial Owners will become registered Certificateholders and will deal directly with the Trustee with respect to transfers, notices and payments.

     DTC has advised the Transferor and the Trustee that, prior to Book Entry Termination, DTC will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whom the Book Entry Certificates are credited in an account maintained by DTC. DTC has advised that it will take such action with respect to any principal amount of the Book Entry Certificates only at the direction of and on behalf of DTC Participants with respect to those principal amounts of such Book Entry Certificates.

     Issuance of the Book Entry Certificates in book entry form rather than as physical certificates may adversely affect the liquidity of such Certificates in the secondary market and the ability of Certificateholders to pledge them. In addition, since distributions on the Book Entry Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants of the Book Entry Certificateholders, such Certificateholders may experience delays in the receipt of such distributions.

                 CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     An election will be made to treat the assets of the Trust Fund as a REMIC for federal income tax purposes. The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, and Class B Certificates will be regular interests in the Trust Fund, and the Class R Certificates will be the residual interest in the Trust Fund.

     The Senior Certificates may be treated as having been issued with original issue discount. As a result, holders of Senior Certificates may be required to recognize income with respect to the Senior Certificates somewhat in advance of the receipt of cash attributable to that income. The prepayment assumption that will be used for purposes of computing original issue discount for federal income tax purposes is a CPR of ____%. No representation is made that the Mortgage Loans will, in fact, prepay at this or any other rate.

     See "Certain Federal Income Tax Consequences" in the Prospectus.

                          ERISA CONSIDERATIONS

     As described in the Prospectus under "ERISA Considerations," the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain duties and restrictions on any person which is an employee benefit plan within the meaning of Section 3(3) of ERISA or Code
Section 4975 or any person utilizing the assets of such employee benefit plan (an "ERISA Plan") and certain persons who perform services for ERISA Plans. For example, unless exempted, investment by an ERISA Plan in the Certificates may constitute a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "DOL") that may be applicable to an investment by an ERISA Plan in the Certificates, including Prohibited Transaction Class Exemption 83-1 ("PTE 83-1"). For a further discussion of PTE 83-1, including the necessary conditions to its applicability, and other important factors to be considered by an ERISA Plan contemplating investing in the Certificates, See "ERISA Considerations" in the accompanying Prospectus.

     On __________________, the DOL issued to the Underwriter an individual administrative exemption, Prohibited Transaction Exemption _____________, Fed. Reg. __________ (the "Exemption"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding, and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the considerations and requirements of the Exemption. The Exemption might apply to the acquisition, holding and resale of the Certificates by an ERISA Plan, provided that specified conditions are met.

     Among the conditions which would have to be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of the Certificates, is the condition that the ERISA Plan investing in the Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 (the "SECURITIES ACT").

     Before purchasing any Certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions (including PTE 83-1), and whether the conditions of any such exemption will be applicable to the Certificates.

     Any fiduciary of an ERISA Plan considering whether to purchase any Certificate should not only consider the applicability of exemptive relief, but should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the accompanying Prospectus.


                            LEGAL INVESTMENT

     The Senior Certificates offered hereby will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because a substantial number of the Mortgage Loans are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Senior Certificates.

     Although the Title I Mortgage Loans underlying the Senior
Certificates are partially insured under the Title I Program by the FHA, the FHA has not guaranteed payments on the Senior Certificates themselves. Therefore, the Senior Certificates should not be considered to be "exempt" securities within the meaning of the Securities Act or the Securities Exchange Act of 1934.

     There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Senior Certificates or to purchase Senior Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Senior Certificates constitute legal investments for such investors.

                                 RATINGS

     At their initial issuance the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates will be rated "_____" by Standard & Poor's and "_____" by Moody's. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

     The ratings on mortgage pass-through securities address the likelihood of the receipt by security holders of all distributions on the underlying mortgage loans to which they are entitled. Ratings also address the structural, legal and issuer-related aspects associated with mortgage pass-through securities, including the nature of the underlying mortgage loans. In general, the ratings on mortgage pass-through securities address credit risk and not prepayment risk. Ratings on mortgage pass-through securities do not represent any assessment of the likelihood that principal prepayments will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the initial ratings assigned to the Senior Certificates do not address the possibility that holders of the Senior Certificates might suffer a lower than anticipated yield in the event of principal payments on the Senior Certificates resulting from funds remaining in the Pre-Funding Account at the end of the Funding Period or rapid prepayments of the Mortgage Loans, or in the event that the Trust Fund is terminated prior to the Assumed Final Distribution Dates of each Class of Senior Certificates.

     The Depositor has not discussed ratings on the Senior Certificates with any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Senior Certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Senior Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Senior Certificates by the Rating Agencies.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the rating initially assigned to any of the Senior Certificates is subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Senior Certificates.

                              LEGAL MATTERS

     Certain legal matters will be passed upon for the Transferor by Andrews & Kurth L.L.P., Dallas, Texas, and for the Underwriter by _____________________________________. In addition, Andrews & Kurth
L.L.P. will pass on certain other legal matters for the Depositor. Certain legal matters will be passed upon for the Certificate Insurer by
_______________________________.


                              UNDERWRITING

     _________________________ (the "UNDERWRITER"), has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the entire principal amount of the Senior Certificates offered hereby.

     The Company has been advised by the Underwriter that it proposes to offer the Senior Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Senior Certificates to or through certain dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of such Senior Certificates for whom they may act as agent. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Senior Certificates may be deemed to be underwriters, and any amounts or commissions received by them and any profits on the resale of such Senior Certificates positioned by them may be deemed to be underwriting discounts or commissions, under the Securities Act.

     The Company and the Transferor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act or contribute to payments the Underwriter may be required to make in respect thereof.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                SUBJECT TO COMPLETION; DATED DECEMBER __, 1995
PROSPECTUS
                          ASSET-BACKED CERTIFICATES
                             (ISSUABLE IN SERIES)
                      REMODELERS INVESTMENT CORPORATION
         AND CERTAIN TRUSTS, ALL OF THE BENEFICIAL OWNERSHIP INTEREST
            IN WHICH IS OWNED BY REMODELERS INVESTMENT CORPORATION

    This Prospectus relates to Asset-Backed Certificates (the "CERTIFICATES") which may be sold from time to time in one or more series (each, a "SERIES") by Remodelers Investment Corporation (the "DEPOSITOR") on terms determined at the time of sale and described in this prospectus and the related Prospectus Supplement (a "PROSPECTUS SUPPLEMENT"). As specified in the related Prospectus Supplement, the Certificates of each Series will evidence a beneficial ownership interest in assets deposited into a trust fund (a "TRUST FUND") by the Depositor as depositor pursuant to a Pooling and Servicing Agreement, as described herein. The issuer (the "ISSUER") with respect to a Series of Certificates will be the Trust Fund established in respect of such Certificates.

    The Certificates of each Series will represent a beneficial interest in certain mortgage related assets (the "MORTGAGE ASSETS") and may also be secured by, represent a beneficial interest in, or have the benefits of certain other assets (together with the Mortgage Assets, the "ASSETS") which may include reinvestment income, reserve funds, cash accounts, insurance policies, guarantees, letters of credit or other credit enhancement ("CREDIT ENHANCEMENT") as described in the related Prospectus Supplement. The Mortgage Assets with respect to a Series of Certificates will consist of one or more of the following: mortgage-backed certificates, mortgage pass-through certificates or mortgage participation certificates ("AGENCY SECURITIES") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"); pools of single family (one- to four-unit) residential mortgage loans, property improvement and/or home equity loans, or participation interests therein ("MORTGAGE LOANS"), (iii) pools of home improvement and/or manufactured housing conditional sales contracts, installment sales contracts and/or installment loan agreements, or participation interests therein ("CONTRACTS"), and (v) participation or other interests in any of the foregoing. To the extent specified in the related Prospectus Supplement, Mortgage Loans and Contracts may be secured by junior liens on the related mortgaged properties and may include Title I Mortgage Loans and Title I Contracts.

    Each Series will be issued in one or more Classes, one or more of which may be Principal Only Certificates, Interest Only Certificates, Compound Interest Certificates, Variable Interest Rate Certificates, Scheduled Amortization Certificates, Companion Certificates, Special Allocation Certificates or any other Class of Certificates, if any, included in such Series and described in the related Prospectus Supplement. Principal Only Certificates will not accrue, and will not be entitled to receive, any interest. Payments or distribution of interest on each Class of Securities other than Principal Only Certificates and Compound Interest Certificates will be made on each Distribution Date as specified in the related Prospectus Supplement. Interest will not be paid or distributed on Compound Interest Certificates on a current basis until the date or period specified in the related Prospectus Supplement. Prior to such time, interest on such Class of Compound Interest Certificates will accrue and the amount of interest so accrued will be added to the principal thereof

                        (COVER CONTINUED ON NEXT PAGE)

    SEE "RISK FACTORS" BEGINNING ON PAGE __ HEREIN FOR A DESCRIPTION OF CERTAIN RISKS AND OTHER FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE CERTIFICATES.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY

                                     OR

      ADEQUACY OF THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Offers of the Certificates of a Series may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.

    There will have been no public market for any Certificates prior to the offering thereof. There can be no assurance that a secondary market will develop for the Certificates of any Series or, if it does develop, that such market will continue.

    Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Certificates unless accompanied by a Prospectus Supplement.

            THE DATE OF THIS PROSPECTUS IS _______________, 199__.

                     (COVER CONTINUED FROM PREVIOUS PAGE)

on each Distribution Date. The amount of principal and interest available and payable on each Series on each Distribution Date will be applied to the Classes of such Series in the order and as otherwise specified in the related Prospectus Supplement. Principal payments or distributions on each Class of a Series will be made on a pro rata, random lot or other selection basis among Certificates of such Class, as specified in the related Prospectus Supplement. Certificates of a Series will be subject to redemption or repurchase only under the circumstances and according to the priorities described herein and in the related Prospectus Supplement. The Depositor or its affiliates may retain or hold for sale from time to time all or a portion of one or more Classes of a Series.

    Certificates of a Series will evidence an interest in the related Trust Fund only. The Certificates will not be insured or guaranteed by GNMA, FNMA, FHLMC or any governmental entity or, unless otherwise specified in the related Prospectus Supplement, by any other person. Unless otherwise specified in the related Prospectus Supplement, the Depositor's only obligations, if any, with respect to a Series will be to obtain certain representations and warranties from each Transferor of the related Mortgage Assets and to assign to the related Trustee the Depositor's rights with respect thereto, and its obligations pursuant to certain representations and warranties made by it. Unless otherwise specified in the Prospectus Supplement relating to a Series, no affiliate of the Depositor will have any obligations with respect to such Series.

    The yield on each Class of a Series will be affected by the rate of payment of principal and interest (including prepayments) on the related Mortgage Assets and the timing of receipt of such payments as described herein and in the related Prospectus Supplement.

    If specified in the Prospectus Supplement for a Series, one or more elections may be made to treat all or specified portions of the related Trust Fund as a real estate mortgage investment conduit ("REMIC") or to treat the arrangement by which such Series is issued as a REMIC, for federal income tax purposes. See Certain Federal Income Tax Consequences .

              PROSPECTUS SUPPLEMENT AND CURRENT REPORT ON FORM 8-K

    The Prospectus Supplement and Current Report on Form 8-K relating to a Series to be offered hereunder will, among other things, set forth all of the following with respect to such Series:

          (i) information as to the Assets, included in the related Trust Fund, or otherwise available for such Series including
                    (A) the certain characteristics of the Mortgage Assets included therein and (B) a description of the Credit Enhancement, if any, with respect to such Series;

          (ii) the aggregate original principal balance of each Class of such Series entitled to distributions allocable to principal and, if a fixed rate of interest, the interest rate for each Class of such Series entitled to distributions allocable to interest;

          (iii) information as to any Class of such Series that has a rate of interest that is subject to change from time to time and the basis on which such interest rate will be determined;

          (iv) information as to any Class of such Series on which interest will accrue and be added to the principal or, if applicable, notional principal balance thereof;

          (v) information as to the method used to calculate the amount of interest to be paid on any Class of such Series entitled to distributions of interest only;

          (vi) information as to the nature and extent of subordination with respect to any Class of such Series that is subordinate in right of payment to any other Class of such Series;

          (vii)     the Assumed Final Distribution Date of each Class of
                    Certificates;

          (viii) the circumstances, if any, under which the Certificates of such Series are subject to repurchase;

          (ix)      the Distribution Dates for each Class of such Certificates;

          (x) the method used to calculate the aggregate amounts of principal and interest available and required to be applied to the Certificates of such Series on each Distribution Date, and with respect to a Series consisting of more than one Class, the basis on which such amounts will be allocated among the Classes of such Series;

          (xi)      the identity of the Trustee for such Series;

          (xii) whether one or more elections will be made to treat all or specified portions of the Assets securing such Series or included in the related Trust Fund as a REMIC and, if applicable, the designation of the regular interests and residual interests therein; and

          (xiii) information with respect to the plan of distribution of such Series.

     The actual characteristics of the Mortgage Assets relating to a Series will not deviate in any material respect from the parameters specified in the related Prospectus Supplement; provided, however, that if the characteristics described in the initial related Prospectus Supplement materially differ from the actual characteristics, a supplement to the related Prospectus Supplement will be distributed.

                             AVAILABLE INFORMATION

     The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and in accordance therewith is required to file reports and other information (the REPORTS") with the Securities and Exchange Commission (the "COMMISSION").
The Depositor has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each series of Certificates contain summaries of the material documents referred to herein and therein, but do not contain all of the information contained in such Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., 1st Floor, Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048.

     The Depositor does not plan to send any financial information to Holders of Certificates. The Trustee, however, will include with each distribution on the Certificates of a Series a statement containing certain payment information with respect to such Certificates.

     The Depositor's principal executive offices are located at 16901 Dallas Parkway, Suite 200, Dallas, Texas 75248. Its telephone number is
(214) 380-5995.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Depositor pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof
from the date of filing of such documents.   Any statement contained in a
document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in another subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Depositor will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into any such document). Requests for such copies should be directed to Christopher J. Gramlich, Vice President, Remodelers Investment Corporation, 16901 Dallas Parkway, Suite 200, Dallas, Texas 75248, (214) 380-5995.

                      TABLE OF CONTENTS

                                                                       PAGE



PROSPECTUS SUPPLEMENT AND CURRENT REPORT ON FORM 8-K . . . . . . . . . . .3

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . .3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . . . . . . .4

TABLE OF CONTENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

SUMMARY OF PROSPECTUS. . . . . . . . . . . . . . . . . . . . . . . . . . .8

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     Risks Associated with Mortgage Assets . . . . . . . . . . . . . . . 18
     Security Interests and Other Aspects of the Contracts . . . . . . . 20
     Limited Liquidity . . . . . . . . . . . . . . . . . . . . . . . . . 20
     Limited Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     Limitations, Reduction and Substitution of Credit Enhancement . . . 21
     Original Issue Discount; Residual Certificates. . . . . . . . . . . 22
     Book Entry Registration . . . . . . . . . . . . . . . . . . . . . . 22
     Nature of Direct or Indirect Backing for Certificates . . . . . . . 23
     Certain Matters Relating to Insolvency. . . . . . . . . . . . . . . 23
     Remedies Following Default. . . . . . . . . . . . . . . . . . . . . 23
     Deposits, Substitutions and Withdrawals of Assets . . . . . . . . . 23
     Other Legal Considerations. . . . . . . . . . . . . . . . . . . . . 23

DESCRIPTION OF THE CERTIFICATES. . . . . . . . . . . . . . . . . . . . . 24
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     The Certificates - General. . . . . . . . . . . . . . . . . . . . . 25
     Form of Certificates; Transfer and Exchange . . . . . . . . . . . . 25
     REMIC Election. . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     Classes of Certificates . . . . . . . . . . . . . . . . . . . . . . 26
     Distributions of Principal and Interest . . . . . . . . . . . . . . 27
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     Distributions of Interest . . . . . . . . . . . . . . . . . . . . . 28
     Distributions of Principal. . . . . . . . . . . . . . . . . . . . . 28
     Unscheduled Distributions . . . . . . . . . . . . . . . . . . . . . 29
     Termination or Repurchase of the Certificates . . . . . . . . . . . 29
     Book Entry Registration . . . . . . . . . . . . . . . . . . . . . . 30
     Mutilated, Destroyed, Lost or Stolen Certificates . . . . . . . . . 30

ASSETS SECURING OR UNDERLYING THE CERTIFICATES . . . . . . . . . . . . . 30
     Mortgage Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     Agency Securities . . . . . . . . . . . . . . . . . . . . . . . . . 32
     Government National Mortgage Association (GNMA) . . . . . . . . . . 32
     Federal National Mortgage Association (FNMA). . . . . . . . . . . . 34
     Federal Home Loan Mortgage Corporation (FHLMC). . . . . . . . . . . 35
     Stripped Agency Securities. . . . . . . . . . . . . . . . . . . . . 36
     Other Agency Securities . . . . . . . . . . . . . . . . . . . . . . 37
     Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     Deposit, Substitution and Withdrawal of Assets. . . . . . . . . . . 38

                             TABLE OF CONTENTS
                                (continued)

                                                                       PAGE

CREDIT ENHANCEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     Overcollateralization . . . . . . . . . . . . . . . . . . . . . . . 39
     Cross-Support . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     Certificate Insurance . . . . . . . . . . . . . . . . . . . . . . . 39
     Pool Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     Special Hazard Insurance. . . . . . . . . . . . . . . . . . . . . . 40
     Reserve Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     Other Insurance, Guarantees and Similar Instruments or Agreements . 40

SERVICING OF THE MORTGAGE LOANS AND CONTRACTS. . . . . . . . . . . . . . 41
     Enforcement of Due-on-Sale Clauses. . . . . . . . . . . . . . . . . 41
     Waivers and Deferments of Certain Payments. . . . . . . . . . . . . 42
     Subservicers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     Removal and Resignation of Servicer . . . . . . . . . . . . . . . . 42
     Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     Servicing Procedures. . . . . . . . . . . . . . . . . . . . . . . . 43
     Administration and Servicing Compensation and Payment of Expenses . 44

THE POOLING AND SERVICING AGREEMENT. . . . . . . . . . . . . . . . . . . 44
     Assignment of Mortgage Assets . . . . . . . . . . . . . . . . . . . 44
     Assignment of Mortgage Loans. . . . . . . . . . . . . . . . . . . . 44
     Assignment of Contracts . . . . . . . . . . . . . . . . . . . . . . 45
     Assignment of Agency Securities . . . . . . . . . . . . . . . . . . 46
     Repurchase or Substitution of Mortgage Loans and Contracts. . . . . 46
     Evidence as to Compliance . . . . . . . . . . . . . . . . . . . . . 46
     List of Certificateholders. . . . . . . . . . . . . . . . . . . . . 47
     Administration of the Certificate Account . . . . . . . . . . . . . 47
     Reports to Holders of Certificates. . . . . . . . . . . . . . . . . 48
     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . 48
     Rights Upon Event of Default. . . . . . . . . . . . . . . . . . . . 49
     Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

THE DEPOSITOR. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

THE TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS . . . . . . . . . . . . . . 51
     General Legal Considerations. . . . . . . . . . . . . . . . . . . . 51
     Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     Cooperative Loans . . . . . . . . . . . . . . . . . . . . . . . . . 52
     Foreclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     Truth in Lending Act. . . . . . . . . . . . . . . . . . . . . . . . 59
     Applicability of Usury Laws . . . . . . . . . . . . . . . . . . . . 60
     Soldiers'  and Sailors' Civil Relief Act  . . . . . . . . . . . . . 60
     The Title I Program . . . . . . . . . . . . . . . . . . . . . . . . 60

                             TABLE OF CONTENTS
                                (continued)

                                                                       PAGE

LEGAL INVESTMENT MATTERS . . . . . . . . . . . . . . . . . . . . . . . . 68

ERISA CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 68

CERTAIN FEDERAL INCOME TAX CONSEQUENCES. . . . . . . . . . . . . . . . . 69
     Federal Income Tax Consequences for REMIC Certificates. . . . . . . 70
          General. . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
          Status of REMIC Certificates . . . . . . . . . . . . . . . . . 70
          Qualification as a REMIC . . . . . . . . . . . . . . . . . . . 71
          Taxation of Regular Certificates . . . . . . . . . . . . . . . 71
          Taxation of Residual Certificates. . . . . . . . . . . . . . . 78
          Limitations on Deduction of Certain Expenses . . . . . . . . . 85
          Taxation of Certain Foreign Investors. . . . . . . . . . . . . 86
          Backup Withholding . . . . . . . . . . . . . . . . . . . . . . 87
          Reporting Requirements . . . . . . . . . . . . . . . . . . . . 87
     Federal Income Tax Consequences for Certificates as to
          Which No REMIC Election Is Made. . . . . . . . . . . . . . . . 87
          Standard Certificates. . . . . . . . . . . . . . . . . . . . . 87
          Stripped Certificates. . . . . . . . . . . . . . . . . . . . . 90
          Reporting Requirements and Backup Withholding. . . . . . . . . 93
          Taxation of Certain Foreign Investors. . . . . . . . . . . . . 93

STATE TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . . . . . . . . 93

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . 93

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 94

FINANCIAL INFORMATION AND ADDITIONAL INFORMATION . . . . . . . . . . . . 94

                            SUMMARY OF PROSPECTUS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby and to the related Pooling and Servicing Agreement. Unless otherwise specified, initially capitalized terms used and not defined in this Summary of Prospectus have the meanings given to them in this Prospectus and in the related Prospectus Supplement. See "Index of Principal Terms" herein.

Securities Offered . . . . Certificates issuable in Series. Certificates of a Series will be issued pursuant to a pooling and servicing agreement (each, a "POOLING AND SERVICING AGREEMENT") between the Depositor, as depositor, the Servicer, any Administrators, the Master Servicer, if any, and the Trustee for such Series and will evidence beneficial interests in the assets included in a trust fund (the
                           "TRUST FUND") and assigned to the Trustee for the applicable Series. With respect to each Series, a bank, trust company or other fiduciary acting as a trustee and named in the Prospectus Supplement (the "TRUSTEE" with respect to such Series) will enter into the related
                           Pooling and Servicing  Agreement. Holders of
                           Certificates are referred to herein as "HOLDERS" or "CERTIFICATEHOLDERS."

                           The Certificates of any Series may be issued in one or more classes (each a "CLASS"), as specified in the related Prospectus Supplement. One or more Classes of Certificates of each Series

                           (i) may be entitled to receive distributions allocable only to principal ("PRINCIPAL ONLY CERTIFICATES"), only to interest ("INTEREST ONLY CERTIFICATES") or to any combination thereof;

                           (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Certificates of such Series or during specified periods;

                           (iii) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of such Series throughout the lives of the Certificates of such Series or during specified periods;

                           (iv) may be entitled to receive such
                           distributions only after the occurrence of events specified in the Prospectus Supplement;

                           (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the Assets securing such Series or in the related Trust Fund;

                           (vi) may be entitled to receive interest at a rate that is subject to change from time to time ("VARIABLE INTEREST RATE CERTIFICATES") or at a fixed rate;

                           (vii) may accrue interest, with such accrued interest added to the principal amount of the Certificates of such Class and no payments being made thereon until such time as is specified in the related Prospectus Supplement ("COMPOUND INTEREST CERTIFICATES").

                           The timing and amounts of such distributions may vary among Classes, over time, or otherwise as specified in the related Prospectus Supplement.

                           The Depositor or its affiliates may retain or hold for sale from time to time all or a portion of one or more Classes of a Series.

                           The Certificates of each Class of a Series will be issued either in fully registered form or in book entry form in the authorized denominations specified in the Prospectus Supplement. The Certificates will not be guaranteed or insured by GNMA, FNMA, FHLMC, any governmental entity or, unless otherwise specified in the related Prospectus Supplement, by any other person and, except as otherwise specified in the related Prospectus Supplement, the Mortgage Assets (other than Agency Securities) relating to a Series will not be guaranteed or insured by any governmental agency or instrumentality or any other insurer.

The Depositor. . . . . . . Remodelers Investment Corporation (the "DEPOSITOR")
                           is a Nevada corporation incorporated on
                           ___________________. The Depositor's principal executive offices are located at 16901 Dallas Parkway, Suite 200, Dallas, Texas 75248; telephone number (214) 380-5995. See "The Depositor."

Issuer . . . . . . . . . . The Issuer with respect to a Series of Certificates will be the Trust Fund established by the Depositor pursuant to the related Pooling and Servicing Agreement.

                           Unless otherwise specified in a related
                           Prospectus Supplement each Series of
                           Certificates will be entitled to distributions only from the Assets included in the related Trust Fund and any other assets pledged or otherwise available for the benefit of Holders of such Series as specified in the related Prospectus Supplement.

The Servicer . . . . . . . With respect to a Series of Certificates for which the related Trust Fund includes
                           Mortgage Loans or Contracts, the entity or entities named as the Servicer in the related Prospectus Supplement (the "SERVICER"), will act as servicer with respect to such Mortgage Loans or Contracts. The Servicer may be an affiliate of the Depositor. With respect to a Series of Certificates for which the Trust Fund does not include Mortgage Loans or Contracts, there will be no Servicer unless otherwise specified in the related Prospectus Supplement.

The Administrator. . . . . With respect to a Series of Certificates, the entity or entities named as Administrator, if any, in the related Prospectus Supplement (the "ADMINISTRATOR"), will act as administrator with respect to one or more aspects related to any Mortgage Loans or Contracts included in the related Trust Fund (e.g. REMIC Administrator, FHA Claims Administrator, etc.). The Administrator may be an affiliate of the Depositor.

The Master Servicer .. . . With respect to a Series of Certificates for which the related Trust Fund includes Mortgage Loans or Contracts, the entity or entities, if any, named as the master servicer in the related Prospectus Supplement (the "MASTER SERVICER"), will act as master servicer with respect to such Mortgage
                           Loans or Contracts. The Master Servicer may be an affiliate of the Depositor. With respect to a Series of Certificates for which the Trust Fund does not include Mortgage Loans or Contracts, there will be no Master Servicer unless otherwise specified in the related Prospectus Supplement.

Distributions of Interest .Each Class of a Series (other than a Class of
                           Principal Only Certificates) will accrue interest at the rate set forth in (or, in the case of Variable Interest Certificates, as determined as provided in) the related Prospectus Supplement (the "CERTIFICATE INTEREST RATE"). One or more Classes of a Series may be entitled to receive distributions of interest only to the extent of amounts available to make such distributions. Interest on each Class will accrue during the respective periods and be paid or distributed on the respective dates specified in the related Prospectus Supplement (each such period a "DUE PERIOD" and each such date a "DISTRIBUTION DATE"). Interest on all Certificates that bear or receive interest, other than Compound Interest Certificates, will be distributed on the Distribution Dates specified in the related Prospectus Supplement. However, failure to distribute interest on a current basis may not necessarily be an Event of Default with respect to a particular Series or Class of Certificates. Interest on any Class of Compound Interest Certificates will not be paid or distributed currently, but will accrue and the amount of the interest so accrued will be added to the principal thereof on each Distribution Date until such time as is specified in the related Prospectus Supplement. Principal Only Certificates will not accrue, and will not be entitled to receive, any interest. Upon maturity or earlier termination of the Certificates of any Class or earlier termination of the Trust Fund for any Series, interest will be paid to the date specified in the related Prospectus Supplement.

                           Each payment of interest on each Class of Certificates (or addition to principal of a Class of Compound Interest Certificates) on a Distribution Date will include all interest accrued during the related Due Period. If the Due Period for a Series ends on a date other than a Distribution Date for such Series, the yield realized by the Holders of such Certificates may be lower than the yield that would result if the Due Period ended on such Distribution Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for a Due Period for one or more Classes may be calculated on the assumption that principal distributions (and additions to principal of the Certificates), and allocations of losses on the Mortgage Assets (if so specified in the related Prospectus Supplement), are made on the first day of the preceding Due Period and not on the Distribution Date for such preceding Due Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding.

                           With respect to each Class of Variable Interest Rate Certificates of a Series, the related Prospectus Supplement will set forth: (i) the initial Certificate Interest Rate, (or the manner of determining the initial Certificate Interest Rate); (ii) the formula, index or other method by which the Certificate Interest Rate will be determined from time to time; (iii) the periodic intervals at which such determination will be made; (iv) the interest rate cap (the "MAXIMUM VARIABLE INTEREST RATE") if any, and the interest rate floor (the "MINIMUM VARIABLE INTEREST RATE"), if any, on the Certificate Interest Rate for such Variable Interest Rate Certificates; and (v) any other terms relevant to such Class of Certificates. See "Description of the Certificates -- Distributions of Principal and Interest -- Distributions of Interest."

Distributions of Principal Principal distributions on the Certificates of a
                           Series will be made from amounts available therefor on each Distribution Date in an aggregate amount determined as set forth in the related Prospectus Supplement and will be allocated among the respective Classes of a Series of Certificates at the times, in the manner and in the priority set forth in the related Prospectus Supplement.

                           Except with respect to Compound Interest
                           Certificates and Interest Only
                           Certificates, unless specified otherwise in the related Prospectus Supplement, on each Distribution Date principal distributions will be made on the Certificates of a Series in an aggregate amount determined in the related Prospectus Supplement. If a Series has a Class of Compound Interest Certificates, additional principal distributions on the Certificates of such Series will be made on each Distribution Date in an amount equal to the interest accrued, but not then payable or distributable, on such Class of Compound Interest Certificates for the related Due Period. See "Description of the Certificates -- Distributions of Principal and Interest -- Distributions of Principal."

Unscheduled Distributions. If specified in the related Prospectus Supplement, the Certificates of a Series will be subject to receipt of distributions before the next scheduled Distribution Date as described under "Description of Certificates -- Distributions of Principal and Interest -- Unscheduled Distributions."

Allocation of Losses . . . If so specified in the related Prospectus
                           Supplement, on any Distribution Date on which the principal balance of the Mortgage Assets relating to a Series is reduced due to losses on such Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the aggregate outstanding principal balance of the Subordinate Certificates of such Series or other subordination or reserves, if any, and, thereafter, to reduce the aggregate outstanding principal balance of the remaining Certificates of such Series in the priority and manner specified in such Prospectus Supplement until the aggregate outstanding principal balance of each Class of such Certificates so specified has been reduced to zero or paid in full, thus reducing the amount of principal distributable on each such Class of Certificates or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Certificates will be allocated to the Holders of the Certificates of such Class or Classes pro rata in the proportion which the outstanding principal of each Certificate of such Class or Classes bears to the aggregate outstanding principal balance of all Certificates of such Class. See "Description of the Certificates -- Distributions of Principal and Interest -- Distributions of Principal."

Assumed
Final Distribution Date. . The "ASSUMED FINAL DISTRIBUTION DATE" for each Class of Certificates of a Series will be the date specified in the related Prospectus Supplement after which no Certificates of such Class will remain outstanding, as determined on the basis of the assumptions set forth in the related
                           Prospectus Supplement. The Assumed Final
                           Distribution Date of a Class of Certificates may equal the maturity date of the Mortgage Asset in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

                           The actual maturity date of the Certificates of a Series will depend primarily upon the rate and timing of principal and interest payments

                           (including the level of prepayments) with respect to the Mortgage Assets (including the Underlying Mortgage Loans if such Mortgage Assets consist of Agency Securities) securing or underlying such Series of Certificates. The actual maturity of any Certificates is likely to occur earlier and may occur substantially earlier than the Assumed Final Distribution Date of the Certificates as a result of the application of prepayments and the allocation of other distributions to the reduction of the principal balances of the Certificates. The rate and timing of principal and interest payments including prepayments on the Mortgage Assets securing or underlying a Series will depend on a variety of factors, including certain characteristics of such Mortgage Loans and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual rate and timing of principal and interest payments including the level of prepayments experienced with respect to a Series. See "Risk Factors."

Termination or Repurchase with
Respect to Certificates. . To the extent provided in the related Prospectus
                           Supplement, the Certificates of any Class of a Series may be (i) repurchased at the request of holders of such Certificates; (ii) repurchased at the option of the Depositor, the Servicer or another party specified in the related Prospectus Supplement; or (iii) subject to special repurchase under certain circumstances. In addition, if so specified in the Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer or another party specified in the related Prospectus Supplement may, at its option, cause an early termination of the Trust Fund for such Series by repurchasing all of the Mortgage Assets from such Trust Fund, under the circumstances specified in such Prospectus Supplement. The circumstances and terms under which the Certificates of a Series may be repurchased and the circumstances and terms under which the related Trust Fund may be terminated will be described in the related Prospectus Supplement.

Assets Securing or Under-
lying the Certificates. . .Each Series of Certificates will represent beneficial ownership interests in a Trust Fund. The Mortgage Assets included in the Trust Fund with respect to a Series of Certificates will include Mortgage Assets consisting of one or more of the following, as specified in the related Prospectus Supplement:

                           (i) mortgage-backed certificates, mortgage pass-through certificates or mortgage participation certificates, including residual interests ("AGENCY SECURITIES") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC");

                           (ii) a pool (a "MORTGAGE POOL") of single family (one- to four-unit) residential mortgage loans, property improvement and/or home equity loans, or participation interests therein ("Mortgage LOANS");

                           (iii) a pool (a "CONTRACT POOL") of home improvement and/or manufactured housing conditional sales contracts, installment sales contracts and/or installment loan agreements, or participation interests therein ("CONTRACTS"); and

                           (iv) participation or other interests in any of the foregoing.

                           A Trust Fund may also include, or the related Certificates may also have the benefits of, certain other assets, including but not limited to: reinvestment income, reserve funds, cash accounts, insurance policies, guarantees, letters of credit or other credit enhancement as described in the related Prospectus Supplement (together with the Mortgage Assets, the "Assets"), intended to decrease the likelihood that Holders of Certificates will experience delays in distributions of scheduled distributions on, or losses in respect of, the assets included in such Trust Fund. The Certificates of any Series will be entitled to payment only from the Assets included in the related Trust Fund and any other Assets pledged or otherwise available for the benefit of the holders of such Certificates as specified in the related Prospectus Supplement.

A. Agency Securities . . Agency Securities will consist of:

                           (i) fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by GNMA ("GNMA
                           CERTIFICATES"),

                           (ii) guaranteed mortgage pass-through
                           certificates issued and guaranteed as to timely payment of principal and interest by FNMA ("FNMA CERTIFICATES"),

                           (iii) mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by FHLMC ("FHLMC CERTIFICATES"),

                           (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA, FNMA or FHLMC Certificates and, unless otherwise specified in the Prospectus Supplement, guaranteed to the same extent as the underlying securities,

                           (v) other types of mortgage-backed certificates, mortgage pass-through certificates or mortgage participation certificates issued or guaranteed by GNMA, FNMA or FHLMC, such as FNMA Guaranteed REMIC Pass- Through Certificates and FHLMC Multiclass Mortgage Participation Certificates, and including residual interest securities, as described in the related Prospectus Supplement; or

                           (vi) a combination of such Agency Securities.

                           All GNMA Certificates will be backed by the full faith and credit of the United States. No FHLMC or FNMA Certificates will be backed, directly or indirectly, by the full faith and credit of the United States.

                           The Prospectus Supplement for a Series will describe any Agency Securities to be included in the related Trust Fund. See "Assets Securing or Underlying the Certificates -- Agency
                           Securities."

B. Mortgage Loans. . . .   Unless otherwise specified in the related Prospectus
                           Supplement, the Mortgage Loans will be fixed rate, fully-amortizing single family residential mortgage loans, property improvement and/or home equity loans, that will be evidenced by promissory notes, retail installment sales contracts, or other evidences of indebtedness
                           (the "NOTES") and will be secured by mortgages, deeds of trust or other similar security instruments (the "MORTGAGES") creating a lien or security interest on single family (one-to-four unit) residences, units in planned unit developments, units in condominium developments and town homes (the "MORTGAGED PROPERTIES").
                           Unless otherwise specified in the related
                           Prospectus Supplement, substantially all of the Mortgages will be junior (i.e., second, third, etc.) liens on the related Mortgaged Properties, which consist of owner occupied single family residences, and the Mortgage Loans will have scheduled monthly payment dates throughout a month. Certain of the Mortgage Loans will be partially insured, to the extent described in the
                            related Prospectus Supplement, by the Federal
                           Housing Administration (the "FHA")  under the
                           Title I Program (the "TITLE I MORTGAGE LOANS");
                           while other Mortgage Loans will not be insured by the FHA (the "CONVENTIONAL MORTGAGE LOANS").
                           Unless  otherwise specified in the related
                           Prospectus Supplement, the Mortgage Loans will be originated or acquired by the Depositor, either directly or through an affiliate. The residential properties securing the Mortgage
                           Loans will be located in the United States. If so specified in the related Prospectus
                           Supplement, the Mortgage Loans relating to a Series may include cooperative apartment or manufactured housing loans with respect to individual units in cooperative apartment or manufactured housing complexes, respectively, which loans are secured by security interests in shares issued by the related private, non-profit, cooperative housing corporations
                           ("COOPERATIVES") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives buildings or complexes.

                           The related Prospectus Supplement for a Series will describe any Mortgage Loans included in the Trust Fund and will specify certain information regarding the payment terms of such Mortgage Loans. See "Assets Securing or Underlying the Certificates -- Mortgage Loans."

C. Contracts. . . . . .    The Contracts included in the Trust Fund for a
                           Series of Certificates will consist of property improvement and/or manufactured housing conditional sales contracts, installment sales contracts and/or installment loan agreements, or participation interests therein secured by new or used Manufactured Homes (as defined herein).
                           As specified in the related Prospectus
                           Supplement, Contracts may either be secured by a Manufactured Home (a "SECURED CONTRACT") or be unsecured (a "UNSECURED CONTRACT"), and in either case Contracts may not be insured or guaranteed by any government agency ("CONVENTIONAL
                           CONTRACTS") or may be partially insured by the FHA pursuant to the Title I Program ("TITLE I
                           CONTRACTS"). Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at a fixed annual percentage rate ("APR"). The related Prospectus Supplement for a Series will describe any Contracts included in the Trust
                           Fund. See "Assets Securing or Underlying the
                           Certificates -- Contracts."

Credit Enhancement. . . . .If specified in the related Prospectus Supplement, a Series, or certain Classes within such Series, may have the benefit of one or more types of credit enhancement ("CREDIT ENHANCEMENT") including but not

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

                           limited to overcollateralization, subordination, cross support, mortgage pool insurance, certificate insurance, special hazard insurance, a bankruptcy bond, reserve funds, cash accounts, other insurance, guarantees, letters of credit and similar instruments and arrangements. The protection against losses afforded by any such Credit Enhancement will be limited. See "Credit Enhancement."

Book Entry Registration . .If the Prospectus Supplement for a Series so
                           provides, Certificates of one or more Classes of such Series may be issued in book entry form
                           ("BOOK ENTRY CERTIFICATES") in which case a single Certificate will be issued in the name of a clearing agency (a "CLEARING AGENCY") registered with the Securities and Exchange Commission, or its nominee. Transfers and pledges of Book Entry Certificates may be made only through entries on the books of the Clearing Agency in the name of brokers, dealers, banks and other organizations eligible to maintain accounts with the Clearing Agency ("CLEARING AGENCY PARTICIPANTS") or their nominees. Transfers and pledges by purchasers and other beneficial owners of Book Entry Certificates ("BENEFICIAL OWNERS") other than Clearing Agency Participants may be effected only through Clearing Agency Participants. Beneficial Owners will receive distributions of principal and interest, and, if applicable, may tender Certificates for repurchase to the related Trustee, only through the Clearing Agency and Clearing Agency Participants. Except as otherwise specified in this Prospectus or a related Prospectus Supplement, the terms "CERTIFICATEHOLDERS" and "HOLDERS" shall be deemed to include Beneficial Owners. See "Risk Factors -- Book Entry Registration and Description of the Certificates -- Book Entry Registration."

Certain Federal Income Tax
Consequences. . . . . . . . The federal income tax consequences to Holders of a
                           Series will depend on, among other factors, whether one or more elections are made to treat the related Trust Fund or specified portions thereof as a real estate mortgage investment conduit ("REMIC") under the provisions of the Internal Revenue Code of 1986, as amended (the "CODE"). The Prospectus Supplement for each Series will specify whether such an election will be made.

                           If the applicable Prospectus Supplement so specifies with respect to a Series of Certificates, one or more REMIC elections will be made with respect to such Series of Certificates. Certificates of such Series will be designated as regular interests in a REMIC ("REGULAR CERTIFICATES") or as residual interests in a REMIC ("RESIDUAL CERTIFICATES").

                           If the applicable Prospectus Supplement so specifies with respect to a Series of Certificates, the Certificates of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as (i) indebtedness of the Issuer, (ii) an undivided beneficial ownership interest in the Mortgage Assets (and the arrangement pursuant to which the Mortgage Assets will be held and the Certificates will be issued will be treated as a grantor trust under Subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation for federal income tax purposes);
                           (iii) equity interests in an association that will satisfy the requirements for qualification as a real estate investment trust; or (iv) interests in an entity that will satisfy the requirements for qualification as a partnership for federal income tax purposes. The federal income tax consequences to Holders of any such Series will be described in the related Prospectus Supplement to the extent not described herein.

                           Compound Interest Certificates and Principal
                           Only Certificates will, and certain other
                           Classes of Certificates may, be issued with original issue discount that is not de minimis. In such cases, the Holder will be required to include the original issue discount in gross income as it accrues, which may be prior to the receipt of cash, or a portion of the cash, attributable to such income. If a Certificate is issued at a premium, the Holder will be entitled to make an election to amortize such premium on a constant yield method. Certificates constituting regular or residual interests in a REMIC will generally represent "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts to the extent that the underlying mortgage loans and interest thereon qualify for such treatment. Non-REMIC Certificates will not qualify for such treatment.

                           A Holder of a Residual Certificate will be required to include in its income its pro rata share of the taxable income of the REMIC. In certain circumstances, the Holder of a Residual Certificate may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Certificate (i) except in certain circumstances with respect to a Holder classified as a thrift institution under the Code, may not be subject to offset by losses from other activities, (ii) for a Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and (iii) for a foreign Holder, may not qualify for exemption from or reduction of withholding. Further, individual Holders are subject to limitations on the deductibility of expenses of the REMIC. See "Certain Federal Income Tax Consequences."

ERISA Considerations. . . .A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with its own legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA Considerations." To the extent described in the Prospectus Supplement for a Series, certain Classes of Certificates of such Series may not be transferred unless the Trustee and the Depositor are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Servicer, the Master Servicer, if any, or the Administrator, if any, to additional obligations. If specified in the related Prospectus
                           Supplement, the United States Department of Labor may have issued to the Underwriter an administrative exemption for certain classes of securities. See "Description of the Certificates
                           -- General" and "ERISA Considerations."

Legal Investment Matters. .Unless otherwise specified in the related
                           Prospectus Supplement, Certificates of each
                           Series will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because, unless otherwise specified in the related Prospectus Supplement, a substantial number of the Mortgage Loans will be secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Certificates of any Series. Investors should consult their own legal advisors in determining whether and to what extent the Certificates of any particular Series constitute legal investments for such investors.

Use of Proceeds . . . . . .Substantially all of the net proceeds from the sale of a Series will be applied to the simultaneous purchase of the Mortgage Assets included in the related Trust Fund or to reimburse the amounts previously used to effect such purchase, the costs of carrying the Mortgage Assets until sale of such Series and to pay other expenses connected with pooling the Mortgage Assets and issuing such Series. See "Use of Proceeds."

Rating. . . . . . . . . . .It is a condition to the issuance of each Class of a Series specified as being offered by the related Prospectus Supplement that the Certificates of such Class be rated in one of the four highest rating categories established for such Certificates by a nationally recognized statistical rating agency.

                               RISK FACTORS

     Prospective investors in the Certificates should consider, among other things, the following factors in connection with the purchase of the
Certificates:

GENERAL

     The Certificates will not represent an interest in or obligation of the Depositor, the Trustee, the Servicer, the Master Servicer, if any, the Administrator, if any, any Subservicer or any of their respective affiliates. UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, PROCEEDS OF THE ASSETS INCLUDED IN THE TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES.

RISKS ASSOCIATED WITH MORTGAGE ASSETS

     GEOGRAPHIC CONCENTRATION. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the Mortgage Assets in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

     DECLINE IN VALUE OF THE UNDERLYING ASSET. An investment in Certificates secured by or evidencing an interest in a Mortgage Pool may be affected by, among other things, a decline in one-to-four family residential property values. No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels existing on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans in a particular Mortgage Pool, and any other financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by applicable insurance policies, if any, or by any Credit Enhancement as described in the related Prospectus Supplement, Holders of Certificates secured by or evidencing interests in such Mortgage Pool will bear all risk of loss resulting from defaults by Mortgagors and will have to look primarily to the value of the related Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans. See "Assets Securing or Underlying the Certificates -- Mortgage Loans."

     An investment in Certificates secured by or evidencing interests in Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of Contracts. To the extent that losses on Contracts are not covered by applicable insurance policies, if any, or by any Credit Enhancement, Holders of the Certificates secured by or evidencing interests in such Contracts will bear all risk of loss resulting from default by obligors and will have to look primarily to the value of the underlying asset for recovery of the outstanding principal and unpaid interest of the defaulted Contracts. See "Assets Securing or Underlying the Certificates -- Contracts."

     JUNIOR LIENS. Unless otherwise specified in the related Prospectus Supplement, substantially all of the Mortgage Loans will be secured by junior liens, and the related senior liens will not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Mortgaged Property to satisfy fully both the senior lien(s) and the Mortgage Loan. (Provided the Trustee or the Administrator, if any, can file a valid FHA Claim and receive FHA Insurance proceeds with respect to a defaulted Title I Mortgage Loan, the following discussion concerning junior liens generally will not be applicable to the Title I Mortgage Loans.) The claims of the holder(s) of the senior lien(s) will be satisfied in full out of proceeds of the liquidation of the Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Servicer or a Subservicer, if any, were to foreclose on any Mortgage Loan, it would do so subject to any related senior lien(s). In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to both bid an amount sufficient to pay off all sums due under the Mortgage Loan and the senior lien(s) or purchase the Mortgaged Property subject to the senior lien(s). If proceeds from a foreclosure and liquidation of the related Mortgaged Property are insufficient to satisfy the costs of foreclosure and liquidation and the amounts owed under the loans secured by the senior lien(s) and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, will bear (i) the risk of delay in distributions while a deficiency judgment (which may not be available in certain jurisdictions) against the borrower is obtained and realized and (ii) the risk of loss if the deficiency judgment is not obtained or realized. Any such delays or losses will be borne by the

Certificates of a Series to the extent that such delays or losses are not otherwise covered by amounts available from any Credit Enhancement provided for such Certificates, as specified in the related Prospectus Supplement. In servicing loans secured by junior liens in their portfolios and as a result of the foregoing factors and costs involved, it will not be the Servicer's or any Subservicer's practice to pursue the foreclosure of a defaulted Mortgage Loan, to satisfy the senior mortgage(s) at or prior to the foreclosure sale of the Mortgaged Property, or to advance funds to keep the senior mortgage(s) current. The Trust Fund will have no source of funds (and may not be permitted under the REMIC provisions of the Code if such Trust Fund is a REMIC) to satisfy the senior mortgage(s) or make payments due to the senior mortgagee(s), and, therefore, Certificateholders should not expect that any senior mortgage(s) will be kept current by the Trust Fund for the purpose of protecting the Trust Fund's junior lien. SEE "Certain Legal Aspects of the Mortgage Loans -- Junior Liens" herein.

     NO HAZARD INSURANCE FOR MORTGAGE LOANS. With respect to any Title I Mortgage Loans, neither the underwriting standards of the Transferor nor the FHA Regulations require that a borrower obtain title or fire and casualty insurance as a condition to obtaining a property improvement and/or home equity loan. With respect to both manufactured home contracts that are Title I Contracts and property improvement loans that are Title I Mortgage Loans, if the related Mortgage Property is located in a flood hazard area, however, flood insurance in an amount at least equal to the loan amount is required. In addition, the FHA Regulations do not require that the borrower obtain insurance against physical damage arising from earth movement (including earthquakes, landslides and mudflows) as a condition to obtaining a property improvement loan insured under the Title I Program. Accordingly, if a Mortgaged Property that secures a Title I Mortgage Loan suffers any uninsured hazard or casualty losses, holders of any Senior Certificates secured in whole or in part by Title I Mortgage Loans may bear the risk of loss resulting from a default by the borrower to the extent such losses are not recovered by foreclosure on the defaulted loans. Such loss may be otherwise covered by amounts available from the credit enhancement provided for the Senior Certificates, as specified in the related Prospectus Supplement.

PREPAYMENT AND YIELD CONSIDERATIONS

     The prepayment experience on (i) the Mortgage Loans and the Contracts included in a Trust Fund and (ii) the mortgage loans underlying the Agency Securities (the "UNDERLYING MORTGAGE LOANS") will affect the average life of each Class of Certificates relating to a Trust Fund including such Mortgage Assets. Prepayments on the Mortgage Loans, the Contracts and the Underlying Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors, including the difference between the interest rates on the Mortgage Loans, the Contracts or the Underlying Mortgage Loans (giving consideration to the cost of refinancing) and prevailing mortgage rates. In general, if mortgage interest rates fall below the interest rates on the Mortgage Loans, the Contracts or the Underlying Mortgage Loans relating to a Series, the rate of prepayment would be expected to increase and Certificateholders of such Series may be unable to reinvest such payments in securities of comparable quality having interest rates similar to those borne by the Certificates of such Series. Conversely, if mortgage interest rates rise above the interest rates on the Mortgage Loans, the Contracts or the Underlying Mortgage Loans, the rate of prepayment would be expected to decrease. Prepayments may be influenced by a variety of economic, geographic, social and other factors, including aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions.

     With respect to the Contracts and junior lien Mortgage Loans, there are no reliable statistics available regarding the rates of prepayment of the Contracts and junior lien Mortgage Loans. Therefore, no assurance can be given as to the level of prepayments that the Contracts and junior lien Mortgage Loans will experience. A number of factors suggest that the prepayment experience of the Contracts and junior lien Mortgage Loans may be significantly different from that of any first lien Mortgage Loans with equivalent interest rates and maturities.

     Additional prepayment, yield and weighted average life considerations with respect to a Series of Certificates will be set forth in the related Prospectus Supplement.

SECURITY INTERESTS AND OTHER ASPECTS OF THE CONTRACTS

     CONTRACTS SECURED BY MANUFACTURED HOMES. Contracts may be secured by a security interest in a Manufactured Home. Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of Federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, the Servicer of a Contract will not amend any certificate of title to change the lienholder specified therein from such Servicer to the Trustee and will not deliver any certificate of title to such trustee or note thereon the trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to such trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to such trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Servicer or a trustee in bankruptcy of such servicer. In addition, numerous Federal and state consumer protection laws impose requirements on lending under conditional sales contracts, installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance. These laws would apply to a Trustee as an assignee of Contracts. Each Transferor of Contracts will warrant that each Contract complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing a Contract. A breach of any such warranty that materially adversely affects any Contract would create an obligation of the Transferor to repurchase such Contract unless such breach is cured. If any related Credit Enhancement is exhausted and recovery of amounts due on the Contracts is dependent on repossession and resale of Manufactured Homes securing Contracts that are in default, certain other factors may limit the ability of the Holders to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due.

     UNSECURED CONTRACTS. The obligations of the obligor under any Unsecured Contract included in the related Trust Fund will not be secured by an interest in the related real estate or otherwise, and the Trust Fund, as the owner of such Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an Unsecured Contract, the related Trust Fund will have recourse only against the obligor's assets generally, along with all other general unsecured creditors of the obligor. In a bankruptcy or insolvency proceeding relating to an obligor on an Unsecured Contract, the obligations of the obligor under such Unsecured Contract may be discharged in their entirety, notwithstanding the fact that the portion of such obligor's assets made available to the related Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. An obligor on an Unsecured Contract may not demonstrate the same degree of concern over performance of the obligor's obligations under such Unsecured Contract as if such obligations were secured by the real estate owned by such Obligor.

LIMITED LIQUIDITY

     There will be no market for the Certificates of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide the related Holders with liquidity of investment or will continue for the life of such Series. The market value of the Certificates will fluctuate with changes in prevailing rates of interest. Consequently, the sale of Certificates by a Holder in any market that may develop may be at a discount from par value or their purchase price. Unless otherwise specified in the Prospectus Supplement for a Series, Holders of the Certificates of such Series will have no right to request repurchase of such Certificates, and such Certificates will be subject to repurchase only under the limited circumstances described in such Prospectus Supplement.

LIMITED ASSETS

     Holders of Certificates of any Series must rely solely upon funds collected from the related Mortgage Assets, together with the other specified Assets in the related Trust Fund (which Assets may be subject to release from such Trust Fund prior to payment in full of the Certificates), for the distribution of principal of, and interest on, such Series of Certificates. If the Mortgage Assets and other specified Assets comprising the related Trust Fund are insufficient to make distributions on such Certificates, no other assets of the Depositor will be available for payment of the deficiency. Unless otherwise set forth in the Prospectus Supplement for a Series of Certificates, the Trust Fund for such Series will be the only available source of funds to make distributions on the Certificates of such Series.

     The only obligations, if any, of the Depositor with respect to a Series will be to obtain certain representations and warranties from each Transferor of the related Mortgage Assets and to assign to the related Trustee the Depositor's rights with respect thereto, and its obligations pursuant to certain representations and warranties made by it. The Depositor does not have, and is not expected in the future to have, any significant assets. If the Depositor were required to repurchase a Mortgage Asset included in the Trust Fund for a Series, its only sources of funds to make such repurchase would be funds obtained from the enforcement of a corresponding obligation, if any, on the part of the Transferor of such Mortgage Asset or the related Servicer, as the case may be, or from a Reserve Fund, if any, established to provide funds for such repurchases. Further, there is no assurance that the Transferor or the Servicer will have sufficient assets to satisfy their respective corresponding obligations.

     Immediately after each required distribution of principal of, and interest on, a Series has been paid in full, funds held in one or more accounts maintained pursuant to the related Pooling and Servicing Agreement, if not required to be deposited in any related Reserve Fund or otherwise applied pursuant to the related Pooling and Servicing Agreement, may be withdrawn under certain circumstances and conditions described in the related Prospectus Supplement, or may be distributed to a party specified in such Pooling and Servicing Agreement. In addition, certain amounts remaining in related Reserve Funds with respect to a Series may likewise be withdrawn or distributable to a party specified in the related Pooling and Servicing Agreement after such Reserve Funds reach certain prescribed balances, or after the principal balances of the Certificates of such Series have been reduced to a prescribed level, in which cases such amounts would no longer be available to make distributions on such Certificates.

     Because distributions of principal on the Certificates of a Series may, if so provided in the related Prospectus Supplement, be applied to outstanding Classes of such Series in the priority specified in the related Prospectus Supplement, a deficiency that arises after Certificates of a Class of any such Series having higher priority in payment have been fully or partially repaid will have a disproportionately greater effect on the Certificates of Classes of such Series having lower priority in payment. The disproportionate effect of any such deficiency is further increased in the case of Classes of Compound Interest Certificates of any Series because, prior to the retirement of all Classes of such Series having higher priority in payment than such Compound Interest Certificates, interest is not payable, unless otherwise provided in the related Prospectus Supplement, but is accrued and added to the principal of such Compound Interest Certificates.

     In addition, due to the priority of distributions and the allocation of losses, defaults experienced on the Mortgage Assets included in the Trust Fund for a Series of Special Allocation Certificates may have a disproportionate effect on a specified Class or Classes within such Series. If so specified in the Prospectus Supplement for a Series of Special Allocation Certificates, on any Distribution Date for such Series on which the principal balance of the related Mortgage Assets is reduced due to losses on such Mortgage Assets (i) the amount of such losses shall be allocated first to reduce the aggregate outstanding principal balance of the Subordinate Certificates and thereafter to reduce the aggregate outstanding principal balance of the remaining Certificates in the priority and manner specified in such Prospectus Supplement until the aggregate outstanding principal balance of each Class of Certificates so specified has been reduced to zero or paid in full, thereby reducing the amount of principal payable on each such Class of Certificates or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class of a Series will be allocated to the Holders of the Certificates of such Class pro rata in their proportion which the outstanding principal balance of each Certificate of such Class bears to the aggregate outstanding principal balance of all Certificates of such Class.

LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT

     As specified in the related Prospectus Supplement with respect to each Series, Credit Enhancement will be provided to the extent required by the rating agencies requested to rate any Certificates or such Series of Certificates. Credit Enhancement with respect to a Series will be provided in one or more of the forms described in the related Prospectus Supplement, including, but not limited to, prioritization as to distributions to one or more Classes of such Series, overcollateralization of such Series, a Mortgage Pool Insurance Policy, a Certificate Insurance Policy, a Special Hazard Insurance Policy, FHA Insurance (with respect to Title I Mortgage Loans and Title I Contracts, if any), a bankruptcy bond, one or more Reserve Funds, other insurance, guarantees and similar instruments and agreements, or any combination thereof. Regardless of the form of Credit Enhancement provided with respect to a Series, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such Credit Enhancement may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. The related Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the Credit Enhancement for a Series, if the applicable rating agencies indicate that the then-current rating of the Certificates of such Series will either not be adversely affected or be affirmed.

     LIMITATIONS ON FHA INSURANCE. The related Prospectus Supplement will specify the number and percentage of the Mortgage Loans and/or Contracts, if any, included in the related Trust Fund that are partially insured by the FHA pursuant to Title I of the National Housing Act (respectively, "TITLE I MORTGAGE LOANS" and "TITLE I CONTRACTS"). Since the FHA Insurance Amount for the Title I Mortgage Loans and Title I Contracts is limited as described herein and in the related Prospectus Supplement, and since the adequacy of such FHA Insurance Amount is dependent upon future events, including reductions for the payment of FHA claims, no assurance can be given that the FHA Insurance Amount is or will be adequate to cover 90% of all potential losses on the Title I Mortgage Loans and Title I Contracts included in the related Trust Fund. If the FHA Insurance Amount for the Title I Mortgage Loans and Title I Contracts is reduced to zero, such loans and contracts will be effectively uninsured from and after the date of such reduction. Under the Title I Program, until a claim for insurance reimbursement is submitted to the FHA, the FHA does NOT review or approve for qualification for insurance the individual Title I Mortgage Loan or Title I Contract insured thereunder (as is typically the case with other federal loan insurance programs). Consequently, the FHA has not acknowledged that any of the Title I Mortgage Loans and Title I Contracts are eligible for FHA insurance, nor has the FHA reviewed or approved the underwriting and qualification by the originating lenders of any individual Title I Mortgage Loans and Title I Contracts. SEE "Certain Legal Aspects of the Mortgage Assets -- The Title I Program" herein.

ORIGINAL ISSUE DISCOUNT; RESIDUAL CERTIFICATES

     All of the Compound Interest Certificates and Principal Only Certificates will be, and certain of the other Certificates may be, issued with original issue discount for federal income tax purposes. A Holder of a Certificate issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash, or a portion of the cash, attributable to such income. Accrued but unpaid interest on the Compound Interest Certificates generally will be treated as original issue discount for this purpose. At certain rapid Mortgage Asset prepayment rates, original issue discount may accrue on certain Classes of Certificates, including certain variable rate Regular Certificates, that may never be received as cash, resulting in a subsequent loss on such Certificates. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Original Issue Discount" and "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made -- Standard Certificates -- Premium and Discount -- Original Issue Discount" and "-- Stripped Certificates -- Taxation of Stripped Certificates -- Original Issue Discount."

     An election may be made to treat all or any portion of any Trust Fund as a REMIC for federal income tax purposes. Holders ("RESIDUAL HOLDERS") of Certificates representing the residual interests in the related REMIC ("RESIDUAL CERTIFICATES") must report on their federal income tax returns their pro rata share of REMIC taxable income or loss. All or a portion of the REMIC taxable income reportable by Residual Holders may be treated as such holders "excess inclusion" subject to special rules for federal income tax purposes. The REMIC taxable income, and possibly the tax liabilities of the Residual Holders, may exceed the cash distributions on the Residual Certificates during certain periods. Residual Holders who are individuals may be subject to limitations on the deductibility of servicing fees on the related Mortgage Assets and other REMIC administrative expenses. Hence, Residual Holders may experience an after-tax return that is significantly lower than would be anticipated based upon the stated interest rate, if any, of their Residual Certificates. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates."

BOOK ENTRY REGISTRATION

     Because transfers and pledges of Book Entry Certificates can be effected only through book entries at a Clearing Agency through Clearing Agency Participants, the liquidity of the secondary market for Book Entry Certificates may be reduced to the extent that some investors are unwilling to hold Certificates in book entry form in the name of Clearing Agency Participants, and the ability to pledge Book Entry Certificates may be limited due to lack of a physical certificate. Beneficial Owners of Book Entry Certificates may, in certain cases, experience delay in the receipt of distributions of principal and interest since such distributions will be forwarded by the related Trustee to the Clearing Agency who will then forward payment to the Clearing Agency Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of the Clearing Agency or of a Clearing Agency Participant in whose name Certificates are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on Book Entry Certificates may be impaired.

NATURE OF DIRECT OR INDIRECT BACKING FOR CERTIFICATES

     Only Agency Securities are guaranteed by an agency or instrumentality of the United States and only the guarantee by GNMA of GNMA Certificates is entitled to the full faith and credit of the United States. The guarantees by FNMA and FHLMC of FNMA Certificates and FHLMC Certificates, respectively, are backed only by the credit of FNMA, a federally chartered privately owned corporation, or by the credit of FHLMC, a federally chartered corporation controlled by the Federal Home Loan Banks. See "Assets Securing or Underlying the Certificates - Agency Securities." Although payment of principal of, and interest on, any Agency Security securing or underlying a Series will be guaranteed by either GNMA, FNMA or FHLMC, such guarantee will run only to such Agency Security and will not guarantee the payment of principal or interest on the Certificates of such Series.

CERTAIN MATTERS RELATING TO INSOLVENCY

     The Transferors of the Mortgage Assets to the Depositor and the Depositor will intend that the transfers of such Mortgage Assets to the Depositor and, in turn to the applicable Trust Funds, constitute sales rather than pledges to secure indebtedness of the Transferor. However, if a Transferor of Mortgage Assets were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee-in-bankruptcy of such Transferor may argue that the sale thereof by such Transferor is a pledge rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions to the related Holders.

REMEDIES FOLLOWING DEFAULT

     The market value of the Mortgage Assets securing or underlying a Series will fluctuate as general interest rates fluctuate. In the event the principal of the Certificates of a Series is declared due and payable, the Holders of any such Certificates issued at a discount from par ("ORIGINAL ISSUE DISCOUNT") may be entitled, under applicable provisions of the federal Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount thereof less unamortized original issue discount ("ACCRUED VALUE"). There is no assurance as to how such accrued value would be determined if such event occurred.

DEPOSITS, SUBSTITUTIONS AND WITHDRAWALS OF ASSETS

     To the extent provided in the related Prospectus Supplement for a Series, the Depositor may, subsequent to the issuance of such a Series, deposit additional Assets or withdraw Assets previously included in the Trust Fund for such Series, substituting assets therefore or deposit additional Assets or withdraw Assets previously deposited in a Reserve Fund for such Series. The effect of deposit or substitution of other Assets may be to alter the characteristics and composition of the Assets underlying such Series, either of which may alter the timing and amount of distributions or the date of the final distribution on the Certificates of such Series. See "Assets Securing or Underlying the Certificates -- Deposit, Substitution and Withdrawal of Assets."

OTHER LEGAL CONSIDERATIONS

     Applicable state laws generally regulate interest rates and other charges that may be assessed on borrowers, require certain disclosures to borrowers, and may require licensing of the Depositor, the Trustee, the Servicer, the Administrator, if any, the Master Servicer, if any, and any Subservicer. In addition, most states have other laws, public policies and general principles of equity relating to the protection of consumers and the prevention of unfair and deceptive practices which may apply to the origination, servicing and collection of the Mortgage Loans and Contracts. The Mortgage Loans and Contracts also may be subject to federal laws, including, if applicable, the following: (i) the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to the borrowers regarding the settlement and servicing of the Mortgage Loans; (iii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; (v) the Federal Trade Commission Preservation of Consumers' Claims and Defenses Rule, 16 C.F.R. Part 433, regarding the preservation of a consumer's rights; (vi) the Fair Housing Act, 42 U.S.C. 3601 ET SEQ., relating to the creation and governance of the Title I Program; (vii) the Home Ownership and Equity Protection Act; and (viii) the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "RELIEF ACT"). SEE "Certain Legal Aspects of the Mortgage Assets" herein. Federal and state environmental laws and regulations may also impact the Servicer's or any Subservicer's ability to realize value with respect to the Mortgaged Properties. See "Certain Legal Aspects of the Mortgage Assets" herein.

     Depending on the provisions of applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer or any Subservicer to collect all or part of the principal of or interest on the Mortgage Loans and Contracts, may entitle the borrower to a refund of amounts previously paid, and, in addition, could subject the Servicer or any Subservicer to damages and administrative sanctions. Further, violations of state law can affect the insurability of the Title I Mortgage Loans and Title I Contracts under FHA Regulations. SEE "Certain Legal Aspects of the Mortgage Assets -- The Title I Program." If the Servicer or any Subservicer is unable to collect all or part of the principal or interest on any Mortgage Loan or Contract because of a violation of the aforementioned laws, public policies or general principles of equity, distributions from the Trust Fund may be delayed or the Trust Fund may be unable to make all distributions owed to the Certificateholders to the extent any related losses are not otherwise covered by amounts available from any Credit Enhancement provided for the Series of Certificates. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer, the Master Servicer, if any, or any Subservicer, such violations may materially impact the financial ability of the Master Servicer, if any, the Servicer or Subservicer to continue to act in such capacity.

     Unless otherwise specified in the related Prospectus Supplement, the related Transferor or the Depositor will be required to repurchase any Mortgage Loan or Contract which, at the time of origination, did not comply with applicable federal and state laws or regulations.

                      DESCRIPTION OF THE CERTIFICATES

GENERAL

     The following summaries describe certain features common to each Series. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement and the Prospectus Supplement relating to each Series. When particular provisions or terms used or referred to in a Pooling and Servicing Agreement are referred to herein, such provisions or terms shall be as used or referred to in such Pooling and Servicing Agreement.

     The Certificates will not be insured or guaranteed by GNMA, FNMA, FHLMC, any governmental entity or, unless otherwise specified in the related Prospectus Supplement, any other person. Unless otherwise specified in the related Prospectus Supplement, the Depositor's only obligations with respect to a Series will be to obtain certain representations and warranties from each Transferor and to assign to the related Trustee the Depositor's rights with respect thereto, and its obligations pursuant to certain representations and warranties made by it. Unless otherwise specified in the Prospectus Supplement relating to a Series, no affiliate of the Depositor will have any obligations with respect to such Series.

     Unless otherwise specified in the related Prospectus Supplement, the Mortgage Assets relating to a Series, other than the Agency Securities and the Title I Mortgage Loans and Title I Contracts, will not be insured or guaranteed by any governmental entity or, any other person. With respect to a Series for which the related Trust Fund includes Mortgage Loans or Contracts, to the extent that delinquent payments on or losses in respect of defaulted Mortgage Loans or Contracts, are not paid from any applicable Credit Enhancement, such delinquencies may result in delays in distributions to the Holders of one or more Classes of such Series, and such losses will be borne by the Holders of one or more Classes of such Series. Unless otherwise specified in the related Prospectus Supplement, the Servicer will have no obligation to advance such delinquencies.

     In addition, with respect to a Series for which the related Trust Fund includes Mortgage Assets, late payments on such Mortgage Assets may result in delays in distributions to the Holders of one or more Classes of such Series, and losses on such Mortgage Assets will be borne by the Holders of one or more Classes of such Series, to the extent such late payments and losses are not advanced or paid from any applicable Credit Enhancement.

THE CERTIFICATES - GENERAL

     The Certificates will be issued in Series pursuant to separate Pooling and Servicing Agreements between the Depositor, the Servicer, the Administrator, if any, the Master Servicer, if any, and the related Trustee named in the Prospectus Supplement. A form of Pooling and Servicing Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus forms a part. The Pooling and Servicing Agreement relating to a Series of Certificates will be filed as an Exhibit to a Report on Form 8-K to be filed with the Commission within 15 days following the issuance of such Series of Certificates.

     The "Issuer" with respect to a Series of Certificates will be the related Trust Fund established by the Depositor pursuant to the related Pooling and Servicing Agreement. Each Series of Certificates will be entitled to distributions only from the Assets included in the related Trust Fund and any other assets pledged or otherwise available for the benefit of the Holders of such Series as specified in the related Prospectus Supplement. Accordingly, the investment characteristics of a Series of Certificates will be determined by the Assets included in the related Trust Fund. The Certificates of a Series will not represent obligations of the Depositor, the Servicer, any Administrator, any Master Servicer or any affiliate thereof.

FORM OF CERTIFICATES; TRANSFER AND EXCHANGE

     As specified in the related Prospectus Supplement, the Certificates of each Series will be issued either in book entry form or fully registered certificated form in the minimum denominations for each Class specified in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the original Principal Balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Unless otherwise specified in the related Prospectus Supplement, distributions allocable to interest on each Certificate of a Series that is not entitled to distributions allocable to principal will be calculated based on the Notional Principal Balance of such Certificate. The "NOTIONAL PRINCIPAL BALANCE" of a Certificate will be a notional amount assigned to such certificate and will not evidence an interest in or entitlement to distributions allocable to principal, but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Except as described below under "Book Entry Registration" with respect to Book Entry Certificates, the Certificates of each Series will be transferable and exchangeable on a register to be maintained at the corporate trust office of the related Trustee or such other office or agency maintained for such purposes by the Trustee. Unless otherwise specified in the Prospectus Supplement with respect to a Series, under the related Pooling and Servicing Agreement, the Trustee will be appointed initially as the "REGISTRAR" for such Series for purposes of maintaining books and records of the ownership and transfer of the Certificates of such Series. Unless otherwise specified in the Prospectus Supplement with respect to a Series, no service change will be made for any registration of transfer or exchange of Certificates of such Series, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

     Under current law the purchase and holding of a Class of Certificates entitled only to a specified percentage of distributions of either interest or principal or a notional amount of either interest or principal on the related Mortgage Assets or a Class of Certificates entitled to receive distributions of interest and principal on the Mortgage Assets only after distributions to other Classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code, may result in "PROHIBITED TRANSACTIONS" within the meaning of ERISA and the Code. See "ERISA Considerations." Unless otherwise specified in the related Prospectus Supplement, transfer of Certificates of such a Class will not be registered unless the transferee (i) executes a representation letter stating that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the related Trustee and the Depositor that the purchase of Certificates of such a Class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the related Trustee, the Servicer, the Administrator, if any, the Master Servicer, if any, or the Depositor to any obligation or liability in addition to those undertaken in the Pooling and Servicing Agreement.

REMIC ELECTION

     As to each Series, one or more elections may be made to treat all or specified portions of the related Trust Fund as a REMIC for federal income tax purposes. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Pooling and Servicing Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor, the Servicer, the Administrator, if any, the Master Servicer, if any, or another entity and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Holders of such Series not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one or more of the Classes of such Series will be designated as evidencing the "residual interests" in the related REMIC or REMICs, as defined in the Code. All other Classes of such Series will constitute "regular interests" in the related REMIC or REMICs, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Servicer, the Administrator, if any, the related Trustee, a Residual Holder or another person as specified in the related Prospectus Supplement will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The person so specified, unless otherwise provided in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the related Trust Fund or, if applicable, from any Residual Holder.

CLASSES OF CERTIFICATES

     Each Series will be issued in one or more Classes. If specified in the Prospectus Supplement, one or more Classes of a Series may evidence beneficial ownership interests in separate groups of Assets included in the related Trust Fund or otherwise available for the benefit of such Series. The Certificates of a Series will have an aggregate original principal balance as specified in the related Prospectus Supplement. The original principal balance of the Certificates of a Series and the Certificate Interest Rate on the Classes of such Certificates will be determined in the manner specified in the Prospectus Supplement.

     Each Class of Certificates that is entitled to distributions allocable to interest will bear interest at the applicable Certificate Interest Rate, which may be a fixed rate (which may be zero) or, in the case of Variable Interest Certificates, may be a rate that is subject to change from time to time (a) in accordance with a schedule, (b) in reference to an index, or (c) otherwise in each case as specified in the related Prospectus Supplement. Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, one or more Classes of a Series may be entitled to receive distributions of interest only to the extent of amounts available to make such distributions. One or more Classes of Certificates may provide for interest that accrues, but is not currently payable ("COMPOUND INTEREST CERTIFICATES"). With respect to any Class of Compound Interest Certificates, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate principal balance of such Class on that Distribution Date.

     A Series may include one or more Classes entitled only to distributions
(i) allocable to interest ("INTEREST ONLY CERTIFICATES"), (ii) allocable to principal ("PRINCIPAL ONLY CERTIFICATES"), and allocable as between scheduled payments of principal and Principal Prepayments, as defined below under "Distributions of Principal and Interest" or (iii) allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A Series may include one or more classes as to which distributions will be allocated (i) on the basis of collections from designated portions of the Assets included in the related Trust Fund, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among Classes, over time or otherwise, in each case as specified in the related Prospectus Supplement.

     A Series of Certificates may include one or more Classes of Scheduled Amortization Certificates and Companion Certificates. "SCHEDULED AMORTIZATION CERTIFICATES" are Certificates with respect to which distributions of principal are to be made in specified amounts on specified Distribution Dates, to the extent of funds available on such Distribution Date. "COMPANION CERTIFICATES" are Certificates which receive distributions of all or a portion of any funds available on a given Distribution Date which are in excess of amounts required to be applied to distributions on Scheduled Amortization Certificates on such Distribution Date. Because of the manner of application of distributions of principal to Companion Certificates, the weighted average lives of Companion Certificates of a Series may be expected to be more sensitive to the actual rate of prepayments on the Mortgage Assets in the related Trust Fund than will the Scheduled Amortization Certificates of such Series.

     One or more Series of Certificates may constitute a Series of "SPECIAL ALLOCATION CERTIFICATES" which may include Senior Certificates, Subordinated Certificates, Priority Certificates and Non-Priority Certificates. As more fully described in the related Prospectus Supplement for a Series of Special Allocation Certificates, Special Allocation Certificates are Certificates for which the timing and/or priority of distributions of principal and/or interest may favor one or more Classes of such Certificates over one or more other Classes of such Certificates. Such timing and/or priority may be modified or reordered upon the occurrence of one or more specified events. Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Certificates, losses on the Assets included in the related Trust Fund may be disproportionately borne by one or more Classes of such Series, and the proceeds and distributions from such Assets may be applied to the payment in full of one or more Classes of such Series before the balance, if any, of such proceeds are applied to one or more other
Classes within such Series. For example, Special Allocation Certificates in a Series may be comprised of one or more Classes of Senior Certificates having a priority in right to distributions of principal and interest over one or more Classes of Subordinated Certificates, to the extent described in the related Prospectus Supplement, as a form of Credit Enhancement. See "Credit Enhancement -- Subordination". Typically, Subordinated Certificates of a Series will carry a rating by the rating agencies rating the Certificates of such Series lower than that of the Senior Certificates of such Series. In addition, one or more Classes of Certificates of a Series ("PRIORITY CERTIFICATES") may be entitled to a priority of distributions of principal or interest from Assets included in the related Trust Fund over another Class of Certificates of such Series ("NON-PRIORITY CERTIFICATES"), but only after the exhaustion of other Credit Enhancement applicable to such Series. Priority Certificates and Non-Priority Certificates nonetheless may be within the same rating category.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     GENERAL

     Distributions of principal and interest on the Certificates of a Series will be made by the related Trustee, to the extent of funds available therefor, on the related Distribution Date. Distributions will be made to the persons in whose names the Certificates of such Series are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "RECORD DATE"). With respect to Certificates other than Book Entry Certificates, distributions will be made by check or money order mailed to Certificateholders of such Series at their addresses appearing in the books and records maintained by or on behalf of the Issuer of such Series or, if specified in the related Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination as specified in the related Prospectus Supplement, upon written request by a Holder of such Series, by wire transfer or by such other means as are agreed upon with such Certificateholder; provided, however, that the final distribution in retirement of a Series (other than Book Entry Certificates) will be made only upon presentation and surrender of such Certificates at the office or agency of the related Trustee specified in the notice to Certificateholders of such final distribution. With respect to Book Entry Certificates, such distributions will be made as described below under "Book Entry Registration" and in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, distributions allocable to principal and interest on the Certificates of a Series will be made by the related Trustee out of, and only to the extent of, funds in a separate account established and maintained under the related Pooling and Servicing Agreement for the benefit of Certificateholders of such Series (the "CERTIFICATE ACCOUNT"), including any funds transferred from any related Reserve Fund or otherwise applicable accounts maintained by the Trustee. As between Certificates of different Classes of a Series and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, distributions to any Class of Certificates will be made pro rata to all Certificateholders of that Class. If so specified in the related Prospectus Supplement, the amounts received by the Trustee as described below under "Assets Securing or Underlying the Certificates" will be invested in the Permitted Instruments specified herein and in the related Prospectus Supplement, and all income or other gain from such investments will be deposited in the related Certificate Account and will be available to make distributions on the Certificates of the applicable Series on the next succeeding Distribution Date in the manner specified in the related Prospectus Supplement.

     DISTRIBUTIONS OF INTEREST

     Each Class of a Series (other than a Class of Principal Only Certificates) will accrue interest at the applicable Certificate Interest Rate. One or more Classes may be entitled to receive distributions of interest only to the extent of amounts available to make such distributions. Interest on each Class will accrue during the related Due Period and will be distributed on the related Distribution Date. Interest on all Certificates which bear or receive interest, other than Compound Interest Certificates, will be distributed on the Distribution Dates specified in the related Prospectus Supplement. However, failure to distribute interest on a current basis may not necessarily be an Event of Default with respect to a particular Series or Class of Certificates. Interest on any Class of Compound Interest Certificates or similar securities will not be distributed currently, but will accrue and the amount of the interest so accrued will be added to the principal thereof on each Distribution Date until the date specified in the related Prospectus Supplement. Principal Only Certificates will not accrue, and will not be entitled to receive, any interest. Upon maturity or earlier repurchase of the Certificates of any Class, interest will be paid to the date specified in the related Prospectus Supplement.

     Each payment of interest on each Class of Certificates (or addition to principal of a Class of Compound Interest Certificates) on a Distribution Date will include all interest accrued during the related Due Period. If the Due Period for a Series ends on a date other than a Distribution Date for such Series, the yield realized by the Holders of such Certificates may be lower than the yield that would result if the Due Period ended on such Distribution Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for a Due Period for one or more Classes may be calculated on the assumption that principal distributions (and additions to principal of the Certificates), and allocations of losses on the Mortgage Assets (if so specified in the related Prospectus Supplement), are made on the first day of the preceding Due Period and not on the Distribution Date for such preceding Due Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding.

     A Series may include one or more Classes of Variable Interest Rate Certificates. With respect to each Class of Variable Interest Certificates of a Series, the related Prospectus Supplement will set forth: (i) the initial Certificate Interest

Rate (or the manner of determining the initial Certificate Interest Rate);
(ii) the formula, index or other method by which the Certificate Interest Rate will be determined from time to time; (iii) the periodic intervals at which such determination will be made; (iv) the Maximum Variable Interest Rate, if any, and the Minimum Variable Interest Rate; and (v) any other terms relevant to such Class of Certificates.

     DISTRIBUTIONS OF PRINCIPAL

     Principal distributions on the Certificates of a Series will be made from amounts available therefor on each Distribution Date in an aggregate amount determined as set forth in the related Prospectus Supplement and will be allocated among the respective Classes of a Series of Certificates at the times, in the manner and in the priority set forth in the related Prospectus Supplement.

     Except with respect to Compound Interest Certificates and Interest Only Certificates or similar securities, unless specified otherwise in the related Prospectus Supplement, on each Distribution Date principal distributions will be made on the Certificates of a Series in an aggregate amount determined in the related Prospectus Supplement. If a Series of Certificates has a Class of Compound Interest Certificates, additional principal payments on the Certificates of such Series will be made on each Distribution Date in an amount equal to the interest accrued, but not then distributable, on such Class of Compound Interest Certificates for the related Due Period.

     If so specified in the related Prospectus Supplement, on any Distribution Date on which the principal balance of the Mortgage Assets relating to a Series is reduced due to losses on such Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the aggregate outstanding principal balance of the Subordinate Certificates of such Series (or other subordination, if any,) and, thereafter, to reduce the aggregate outstanding principal balance of the remaining Certificates of such Series in the priority and manner specified in such Prospectus Supplement until the aggregate outstanding principal balance of each Class of such Certificates of such Series so specified has been reduced to zero or paid in full, thus reducing the amount of principal distributable on each such Class of Certificates or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Certificates will be allocated to the Holders of the Certificates of such Class or Classes pro rata in the proportion which the outstanding principal of each Certificate of such Class or Classes bears to the aggregate outstanding principal balance of all Certificates of such Class.

     If so provided in the related Prospectus Supplement, one or more Classes of Senior Certificates of a Series will be entitled to receive all or a disproportionate percentage of the payments of principal which are received on the related Mortgage Assets in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("PRINCIPAL PREPAYMENTS") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such allocation of principal prepayments to such Class or Classes will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in rights to the benefit of the Assets in the related Trust Fund. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination credit enhancement provided to the Priority Certificates by the Subordinated Certificates. See "Credit Enhancement -- Subordination."

     UNSCHEDULED DISTRIBUTIONS

     If specified in the related Prospectus Supplement, the Certificates of a Series will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the related Prospectus Supplement. If applicable, the related Trustee will be required to make such unscheduled distributions on the Certificates of a Series on the date and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the related Mortgage Assets, low rates then available for reinvestment of such payments or both, the Trustee determines, based on the assumptions specified in the related Pooling and Servicing Agreement, that the amount anticipated to be on deposit in the Certificate Account for such Series on the next related Distribution Date, together with, if applicable, any amounts available to be withdrawn from any related Reserve Fund or from any other Credit Enhancement provided for such Series, may be insufficient to make required distributions on the Certificates of such Series on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates of such Series on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, all unscheduled distributions will include interest at the applicable

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Certificate Interest Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution made on the Certificates of a Series will be made in the same priority and manner as distributions of principal on such Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same Class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

TERMINATION OR REPURCHASE OF THE CERTIFICATES

     To the extent provided in the related Prospectus Supplement, the Certificates of any Class of a Series may be (i) repurchased at the request of holders of such Certificates; (ii) repurchased at the option of the Depositor, the Servicer, or another party specified in the related Prospectus Supplement; or (iii) subject to special repurchase under certain circumstances. In addition, if so specified in the Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, or another party specified in the related Prospectus Supplement may, at its option, cause an early termination of the Trust Fund for such Series by repurchasing all of the Mortgage Assets from such Trust Fund, under the circumstances specified in such Prospectus Supplement. The circumstances and terms under which the Certificates of a Series may be repurchased and the circumstances and terms under which the related Trust Fund may be terminated will be described in the related Prospectus Supplement.

BOOK ENTRY REGISTRATION

     If the Prospectus Supplement for a Series so provides, Certificates of any Class of such Series may be issued in book entry form ("BOOK ENTRY CERTIFICATES") and held in the form of a single certificate issued in the name of a Clearing Agency ("CLEARING AGENCY") registered with the Securities and Exchange Commission or its nominee. Transfers and pledges of Book Entry Certificates may be made only through entries on the books of the Clearing Agency in the name of brokers, dealers, banks and other organizations eligible to maintain accounts with the Clearing Agency ("CLEARING AGENCY PARTICIPANTS") or their nominees. Clearing Agency Participants may also be Beneficial Owners (as defined below) of Book Entry Certificates.

     Purchasers and other Beneficial Owners of Book Entry Certificates ("BENEFICIAL OWNERS") may not hold Book Entry Certificates directly, but may hold, transfer or pledge their ownership interest in the Book Entry Certificates only through Clearing Agency Participants. Additionally, Beneficial Owners will receive all distributions of principal and interest with respect to Book Entry Certificates, and, if applicable, may request repurchase of Book Entry Certificates only through the Clearing Agency and the Clearing Agency Participants. Beneficial Owners will not be registered holders of Certificates or be entitled to receive definitive certificates representing their ownership interest in the Certificates except under the limited circumstances, if any, described in the related Prospectus Supplement. See "Risk Factors --Book Entry Registration."

     If Certificates of a Series are issued as Book Entry Certificates, the Clearing Agency will be required to make book entry transfers among Clearing Agency Participants, to receive and transmit distributions of principal and interest with respect to the Certificates of such Series, and to receive and transmit requests for repurchase with respect to such Certificates. Clearing Agency Participants with whom Beneficial Owners have accounts with respect to such Book Entry Certificates will be similarly required to make book entry transfers and receive and transmit distributions and repurchase requests on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not be registered holders of Certificates and will not possess physical certificates, a method will be provided whereby Beneficial Owners may receive distributions, transfer their interests, and submit repurchase requests.

MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES

     Unless otherwise specified in the related Prospectus Supplement, (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Depositor, the Trustee and the Certificate Registrar such security or indemnity as may be required by each of them to hold each of them harmless, then, in the absence of notice to the Depositor, the Trustee and the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, deliver and authenticate, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest, but bearing a number not contemporaneously outstanding. Upon the issuance of any such new Certificate, the Depositor and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any such duplicate Certificate

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shall constitute complete and indefeasible evidence of ownership in the Trust
Fund, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

              ASSETS SECURING OR UNDERLYING THE CERTIFICATES

     Each Series of Certificates will represent a beneficial interest in the Assets included in the related Trust Fund and transferred to the related Trustee by the Depositor. Such Assets may include (i) Mortgage Assets and payments or distributions thereon (subject, if specified in the Prospectus Supplement, to certain exclusions); (ii) if specified in the Prospectus Supplement, reinvestment income on such payments or distributions; (iii) with respect to a Trust Fund that includes Mortgage Loans or Contracts, all property acquired by foreclosure or deed in lieu of foreclosure with respect to any such Mortgage Loan or Contract and certain rights of the Administrator, if any, and the Servicer under any policies required to be maintained in respect of the related Mortgage Assets; and (iv) if so specified in the Prospectus Supplement, one or more forms of Credit Enhancement. The primary Assets of any Trust Fund will consist of Mortgage Assets. The Depositor expects to acquire Mortgage Assets from various Transferors (each, a "TRANSFEROR"), which may be affiliates of the Depositor, in open market or privately negotiated transactions. Such acquisitions may be made through an affiliate of the Depositor.

     Mortgage Assets may be acquired by the Depositor from affiliates of the Depositor. The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the Mortgage Assets is not known at the time a Series is initially offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Series. A copy of the related Pooling and Servicing Agreement with respect to each Series will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the related Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to each Series, will be attached to the related Pooling and Servicing Agreement delivered to the Trustee upon delivery of such Series.

MORTGAGE LOANS

     The Mortgage Loans will be evidenced by promissory notes, retail installment sales contracts or other evidences of indebtedness (the "MORTGAGE NOTES") and will be secured by mortgages, deeds of trust or other similar security instruments (the "MORTGAGES") creating a lien or security interest, each of which is typically junior in priority to one or more senior liens, on single family (one-to-four unit) residences, units in planned unit developments, units in condominium developments and town homes (the "MORTGAGED PROPERTIES") located in various states. If so specified in the Prospectus Supplement, the Mortgage Loans may include cooperative apartment or manufactured housing loans ("COOPERATIVE LOANS") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("COOPERATIVES") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units in such Cooperatives. If so specified in the related Prospectus Supplement, all or a portion of the Mortgages will be junior liens on the related Mortgaged Properties which consist primarily of owner-occupied single family residences. To the extent the Mortgage Loans are junior liens, the related superior liens will not be included in the Mortgage Loan Pool unless otherwise specified in the related Prospectus Supplement. Certain of the Mortgage Loans may be partially insured to the extent described in the related Prospectus Supplement (and subject to the conditions described herein and in the related Prospectus Supplement) by the FHA under the Title I Program (the "TITLE I MORTGAGE LOANS"). Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will have scheduled monthly payment dates throughout a month, and no Mortgage Loan will provide for deferred interest or negative amortization. Unless otherwise specified in the related Prospectus Supplement, there will not be any commercial or multifamily loans included in any Mortgage Loan Pool. Each Mortgage Loan will be selected by the Depositor for inclusion in a Trust Fund from among those acquired by the Depositor or originated or acquired by one or more affiliates of the Depositor, including newly originated loans.

     The payment terms of the Mortgage Loans to be included in a Trust Fund for a Series or will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

     (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in

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

the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified mortgage rate for a period of time or for the life of the Mortgage Loan with the amount of any difference contributed from funds supplied by the seller of the Mortgaged Property or another source.

     (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

     (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods ("lockout periods"). Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Depositor.

     With respect to a Series for which the related Trust Fund includes Mortgage Loans the related Prospectus Supplement may specify, among other things, information regarding the interest rates (the "MORTGAGE RATES"), the average principal balance and the aggregate principal balance of such Mortgage Loans, the years of origination, geographic dispersion and original principal balances and the loan-to-value ratios of such Mortgage Loans.

AGENCY SECURITIES

     GOVERNMENT NATIONAL MORTGAGE ASSOCIATION (GNMA)

     GNMA is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development.
Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "HOUSING ACT"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the Federal Housing Administration ("FHA LOANS"), or guaranteed by the Farmers Home Administration ("FMHA LOANS") or partially guaranteed by the Veterans' Administration ("VA LOANS").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under
Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA CERTIFICATES. Each GNMA Certificate relating to a series (which may be issued under either the GNMA I program or the GNMA II program, as referred to by GNMA) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA ISSUER") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans, FmHA Loans and/or VA Loans. Each GNMA Certificate will represent a fractional undivided interest in a pool of mortgage loans which may include FHA Loans, FmHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property. Each such GNMA Certificate will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan, FmHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan, FmHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans, FmHA Loans or VA Loans

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

underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans, FmHA Loans or VA Loans.

     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States.

     Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have an original maturity of substantially less than 30 years). GNMA will approve the issuance of each such GNMA Certificate in accordance with a guarantee agreement (a "GUARANTY AGREEMENT") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by the GNMA Issuer on the mortgage loans underlying each such GNMA Certificate are less than the amounts due on such GNMA Certificate.

     If a GNMA Issuer is unable to make payments on a GNMA Certificate as such payments become due, it is required promptly to notify GNMA and request GNMA to make such payments. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate.
 In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of the GNMA Certificate will have recourse only against GNMA to obtain such payment. In the case of GNMA Certificates issued in definitive form, the Trustee, as registered holder of the GNMA Certificates, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due. In the case of GNMA Certificates issued in book-entry form, The Participants Trust Corporation ("PTC"), or its nominee, will have the right to proceed against GNMA in such event.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on each GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point.
 The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA Certificate relating to a series will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans of VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installment on such GNMA Certificate is due.
Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans, FmHA Loans or VA Loans underlying a GNMA Certificate relating to a series or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

     GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from non-"buydown" GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates relating to a series of Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or "buydown" mortgages. GNMA Certificates included in the Trust Fund for a Series may be held in book-entry form.

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     If specified in the related Prospectus Supplement, GNMA Certificates included in the Trust Fund for a Series may be held on deposit at PTC, a limited purpose trust company organized under the banking law of the State of New York. PTC operates a private sector, industry-owned depository and settlement facility for the book-entry transfer of interests in GNMA Certificates. Distributions of principal of and interest on each GNMA Certificate held through PTC will be credited by PTC to the PTC participant on whose account the GNMA Certificate is credited.

     FEDERAL NATIONAL MORTGAGE ASSOCIATION (FNMA)

     FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "CHARTER ACT"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital surplus to capital-short areas.

     FNMA CERTIFICATES. FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates relating to a series will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Thus, the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 50 basis points and 250 points greater than the annual FNMA Certificate pass-through rate. If specified in the related Prospectus Supplement, FNMA Certificates included in the Trust Fund with respect to a Series may be backed by adjustable rate mortgages.

     Regular monthly installment payments on each FNMA Certificate will be comprised of interest due as specified by such FNMA Certificate plus the scheduled principal payments on the Mortgage Loans underlying such FNMA Certificate due during the period beginning on the second day of the month prior to the month in which the scheduled monthly installment on such FNMA Certificate is due and ending on the first day of such month in which the scheduled monthly installment on such FNMA Certificate is due. Such regular monthly installments on each such FNMA Certificate will be distributed to the holder of record on the 25th day of each month. Any principal prepayments on the mortgage loans underlying any FNMA Certificate included in the Trust Fund with respect to a Series or any other early recovery of principal on such mortgage loans will be passed through to the holder of record of such FNMA Certificate on the 25th day of the month next following such prepayment or recovery and, in turn, a portion of such amounts will be paid or distributed to Holders of such Series, secured thereby, as additional principal payments.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder s proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     FEDERAL HOME LOAN MORTGAGE CORPORATION (FHLMC)

     FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC ACT"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FHLMC CERTIFICATES. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC CERTIFICATE GROUP"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

     Unless otherwise described in the related Prospectus Supplement, mortgage loans underlying the FHLMC Certificates relating to a series will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a Series, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     In addition to FHLMC's guarantees of timely payment of interest and ultimate collection of principal, FHLMC guarantees with respect to FHLMC Certificates representing certain qualifying mortgage loans the timely payment by each mortgagor of the monthly principal scheduled to be paid under the amortization schedule applicable to each such mortgage loan ("SCHEDULED PRINCIPAL"). Servicers of the mortgage loans comprising these FHLMC Certificates are required to pay Scheduled Principal to FHLMC whether or not received from the mortgagors. FHLMC, in turn, guarantees to pay Scheduled Principal to each registered holder of such FHLMC Certificates whether or not received from the servicers. FHLMC monthly payments of Scheduled Principal are computed based upon the servicer's monthly report to FHLMC of the amount of Scheduled Principal due to be paid on the related mortgage loans. The Prospectus Supplement for each Series for which the related Trust Fund includes FHLMC Certificates will set forth the nature of FHLMC's guarantee with respect to scheduled principal payments on the mortgage loans in the pools represented by such FHLMC Certificates.

     Requests for registration of ownership of FHLMC Certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, a Federal Reserve Bank which maintains book-entry accounts with respect thereto will make payments of interest and principal each month to holders in accordance with the holders instructions. The first payment to a holder of a FHLMC Certificate will normally be received by the 15th day of the second month following the month in which the purchaser became recognized as the holder of such FHLMC Certificate. Thereafter, payments will normally be received by the 15th day of each month.

     A FHLMC Certificate may be issued under programs created by FHLMC, including its Cash Program or Guarantor Program. Under FHLMC's Cash Program, the pooled mortgage loans underlying a FHLMC Certificate are purchased for cash from a number of sellers. With respect to FHLMC Certificate Pools formed prior to June 1, 1987, under the Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the interest rate on the FHLMC Certificate.
Under such program, FHLMC purchases groups of whole mortgage loans at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period as determined by FHLMC. No mortgage loan is purchased by FHLMC at greater than 100% of its outstanding principal balance. Thus, the range of interest rates on the mortgage loans in a FHLMC Certificate Pool formed prior to June 1987 under the Cash Program will vary since mortgage loans are purchased and identified to a FHLMC Certificate Pool based upon their yield to FHLMC rather than on the interest rates on the mortgage loans. With respect to FHLMC Certificate Pools formed on or after June 1, 1987, the range of interest rates on the mortgage loans and participations in a FHLMC Certificate Pool which is comprised of 15- or 30-year fixed-rate single family mortgage loans bought by FHLMC under the Cash Program will be restricted to one percentage point. In addition, the minimum interest rate on any mortgage loan in a FHLMC Certificate Pool will be greater than or equal to the annual pass-through rate on the related FHLMC Certificate, and the maximum interest rate will not be more than two percentage points above such pass-through rate.

     Under FHLMC's Guarantor Program, the mortgage loans underlying a FHLMC Certificate are purchased from a single seller in exchange for such FHLMC Certificate. The interest rate on a FHLMC Certificate under such program is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. Under the Guarantor Program, the range between the lowest and highest annual interest rates on the mortgage loans in a FHLMC Certificate Pool may not exceed two percentage points. For some FHLMC Certificates issued pursuant to purchase contracts under the Guarantor Program on or after September 1, 1987, the range of the interest rates on the mortgage loans in a FHLMC Certificate Pool will not exceed one percentage point.

     STRIPPED AGENCY SECURITIES

     Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA Certificates, FNMA Certificates, FHLMC Certificates, or other Agency Securities. The underlying securities will be held under a trust agreement by GNMA, FNMA or FHLMC each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA or GNMA will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

     OTHER AGENCY SECURITIES

     If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through or participation certificates issued or guaranteed by GNMA, FNMA or FHLMC, including but not limited to FNMA Guaranteed REMIC Pass-Through Certificates and FHLMC Multiclass Mortgage Participation Certificates. The characteristics of any such mortgage pass-through or participation certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be included in a Trust Fund.

CONTRACTS

     Each pool of Contracts included in the Trust Fund with respect to a Series (the "CONTRACT POOL") will consist of property improvement and/or manufactured housing conditional sales contracts, installment sales contracts and/or installment loan agreements, or participation interests therein (collectively, "CONTRACTS"). As specified in the related Prospectus Supplement, Contracts may either be secured by a Manufactured Home (a "SECURED CONTRACT") or be unsecured (a "UNSECURED CONTRACT"), and in either case Contracts may not be insured or guaranteed by any government agency ("CONVENTIONAL CONTRACTS") or may be partially insured by the FHA pursuant to the Title I Program ("TITLE I CONTRACTS"). Unless otherwise specified in the related Prospectus Supplement, the Contracts included in the Trust Fund with respect to a Series will be fully amortizing and will bear interest at a fixed annual percentage rate ("APR").

     The Manufactured Homes securing the Secured Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "MANUFACTURED HOME" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requires of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter." Moreover, if an election is made to treat a Trust Fund including Secured Contracts as a REMIC as described in "Certain Federal Income Tax Consequences -- Certain Income Tax Consequences for REMIC Certificates," the related Manufactured Homes will have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches.

     Unless otherwise specified in the Prospectus Supplement with respect to a Series for which the related Trust Fund includes Secured Contracts, for purposes of calculating the loan-to-value ratio of a Secured Contract relating to a new Manufactured Home, the "COLLATERAL VALUE" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including accessories identified in the invoice (the "MANUFACTURER'S INVOICE PRICE"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, the Collateral Value of a used Manufactured Home is the least of the sales price, the appraised value, and the National Automobile Dealer s Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     The related Prospectus Supplement may specify for the Contracts contained in the related Contract Pool, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract Loan-to-Value Ratios; the minimum and maximum outstanding principal balance as of the Cut-off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the Contract Pool; and the original maturities of the Contracts and the last maturity date of any Contract.

DEPOSIT, SUBSTITUTION AND WITHDRAWAL OF ASSETS

     With respect to a Series, to the extent provided in the Pooling and Servicing Agreement and the related Prospectus Supplement, the related Transferor or the Depositor may, subsequent to the issuance of a Series, deposit additional Assets or withdraw Assets previously included in the related Trust Fund for such Series, substituting comparable assets therefor or withdraw assets previously included in a Reserve Fund for such Series.

                            CREDIT ENHANCEMENT

GENERAL

     Various forms of credit enhancement ("CREDIT ENHANCEMENT") may be provided with respect to one or more Classes of a Series or with respect to the Assets in the related Trust Fund. Credit Enhancement may be in the form of the subordination of one or more Classes of such Series, the overcollateralization of the Trust Fund with respect to a Series, the establishment of one or more Reserve Funds, the use of a cross-support feature, the use of a Mortgage Pool Insurance Policy, Certificate Insurance Policy, Special Hazard Insurance Policy, bankruptcy bond, or another form of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, any Credit Enhancement with respect to a Series will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates of such Series and interest thereon. If losses occur which exceed the amount covered by such Credit Enhancement or which are not covered by the Credit Enhancement, Holders will bear their allocable share of deficiencies.

SUBORDINATION

     If so specified in the related Prospectus Supplement, distributions in respect of scheduled principal, interest or any combination thereof that otherwise would have been payable or distributable to one or more Classes of a Series (the "SUBORDINATED CERTIFICATES") will instead be payable to one or more other Classes of such Series (the "SENIOR CERTIFICATES") under the circumstances and to the extent provided in such Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses on defaulted Mortgage Assets will be borne first by the various Classes of Subordinated Certificates and thereafter by the various Classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments or distributions on the Mortgage Assets over the lives of the Certificates of a Series or at any time, the aggregate losses in respect of defaulted Mortgage Assets which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificates that will be distributable to Holders of Senior Certificates on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments or distributions on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the total amounts distributable and available for distribution to Holders of Subordinated Certificates were to exceed the specified maximum amount, Holders of Senior Certificates could experience losses on their Certificates.

     In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise distributable to Holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Fund (as defined below) established by the related Trustee. If so specified in the related Prospectus Supplement, such deposits may be made (i) on each Distribution Date, (ii) on each Distribution Date for specified periods, or (iii) on each Distribution Date until the balance in the Reserve Fund has reached a specified amount and, following payments from the Reserve Fund to Holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Fund to required levels, in each case as specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the Depositor or the Holders of any Class of Certificates at the times and under the circumstances specified in such Prospectus Supplement.

     If specified in the related Prospectus Supplement, various Classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Certificates, respectively, through a cross-support mechanism or otherwise.

     As between Classes of Senior Certificates and as between Classes of Subordinated Certificates, distributions may be allocated among such Classes
(i) in the order of their Assumed Final Distribution Dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. As between Classes of Subordinated Certificates, distributions to Holders of Senior Certificates on account of delinquencies or losses and payments to any Reserve Fund will be allocated as specified in the related Prospectus Supplement.

OVERCOLLATERALIZATION

     If so provided in the related Prospectus Supplement, the aggregate principal balance of the Mortgage Assets included in the Trust Fund may exceed the aggregate original principal balance of the Certificates in a Series thereby creating an

"EXCESS SPREAD" on each Distribution Date. If so provided in the related Prospectus Supplement, such Excess Spread may be distributed to holders of Senior Certificates to produce and maintain a specified level of
overcollateralization.   With respect to a Series of Certificates, the
overcollateralization level may be fixed or may increase or decrease over time, subject to certain floors, caps and triggers, all as set forth in the related Prospectus Supplement.

CROSS-SUPPORT

     If specified in the related Prospectus Supplement, separate Classes of related Series of Certificates may represent the beneficial ownership of or be separately secured by, separate groups of Assets included in the Trust Fund for a Series or otherwise available for the benefit of such Certificates. In such case, Credit Enhancement may be provided by a cross-support feature which may require that distributions be made with respect to Certificates evidencing beneficial ownership of or secured by one or more asset groups prior to distributions to Subordinated Certificates evidencing a beneficial ownership interest in or secured by other asset groups within the same Trust Fund. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

     If specified in the Prospectus Supplement, the coverage provided by one or more forms of Credit Enhancement may apply concurrently to two or more separate Trust Funds for a separate Series of Certificates. If applicable, the Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

CERTIFICATE INSURANCE

     If specified in the Prospectus Supplement, one or more Certificate Guaranty Insurance Policies (each, a "CERTIFICATE GUARANTY POLICY" ) will be obtained. Such Certificate Guaranty Policy with respect to a Series will, subject to limitations described in the related Prospectus Supplement, provide to the Holders of the insured Certificates of such Series a guarantee of payment of any interest and/or principal payments due to such Holders on each Distribution Date. The related Prospectus Supplement will describe the terms of any Certificate Guaranty Policy and will set forth certain information with respect to the Certificate Insurer.

POOL INSURANCE

     With respect to a Series for which the related Trust Fund includes Mortgage Loans (and, if specified in the related Prospectus Supplement, a Series for which the related Trust Fund includes Contracts), in order to decrease the likelihood that Holders of the Certificates of such Series will experience losses in respect of such Mortgage Loans, if specified in the related Prospectus Supplement, one or more mortgage pool insurance policies (each, a "MORTGAGE POOL INSURANCE POLICY") will be obtained. Such Mortgage Pool Insurance Policy will, subject to the limitations described below and in the Prospectus Supplement, cover loss by reason of default in payments on such Mortgage Loans up to the amounts specified in the Prospectus Supplement or reported on Form 8-K and for the periods specified in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Servicer under the related Pooling and Servicing Agreement will agree to use its best reasonable efforts to cause to be maintained in effect any such Mortgage Pool Insurance Policy and to file claims thereunder to the issuer of such Mortgage Pool Insurance Policy (the "POOL INSURER" ). A Mortgage Pool Insurance Policy, however, is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent set forth in such policy as described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies, if any, will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor. The related Prospectus Supplement will describe the terms of any applicable Mortgage Pool Insurance Policy and will set forth certain information with respect to the related Pool Insurer.

SPECIAL HAZARD INSURANCE

     With respect to a Series for which the related Trust Fund includes Mortgage Loans (and, if specified in the related Prospectus Supplement, each Series for which the related Trust Fund includes Contracts), in order to decrease the likelihood that Holders of the Certificates of such Series will experience losses in respect of such Mortgage Loans, if specified in the related Prospectus Supplement, one or more Special Hazard Insurance Policies (each, a "SPECIAL HAZARD INSURANCE POLICY") will be obtained. Such Special Hazard Insurance Policy with respect to a Series will, subject to limitations described below and in the related Prospectus Supplement, protect Holders of the Certificates of such Series from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "Servicing of the Mortgage Loans and Contracts -- Standard Hazard Insurance". Any Special Hazard Insurance Policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each Special Hazard Insurance Policy will be limited as described in the related Prospectus Supplement. Any Special Hazard Insurance Policy may also provide that no claim may be paid unless hazard and if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid.

     The related Prospectus Supplement will describe the terms of any applicable Special Hazard Insurance Policy and will set forth certain information with respect to the related Special Hazard Insurer.

RESERVE FUNDS

     If specified in the Prospectus Supplement with respect to a Series, assets such as cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in such Prospectus Supplement will be deposited by the related Transferor or the Depositor in one or more accounts (each, a "RESERVE FUND") established and maintained with the related Trustee. Such cash and the payments on such other assets will be used to enhance the likelihood of timely distribution of principal of, and interest on, or, if so specified in the related Prospectus Supplement, to provide additional protection against losses in respect of, the Assets in the related Trust Fund, to pay the expenses of the related Trust Fund or for such other purposes specified in such Prospectus Supplement. Whether or not the related Transferor or the Depositor has any obligation to make such a deposit, certain amounts to which the Holders of the Subordinated Certificates of such Series, if any, the related Transferor or the Depositor would otherwise be entitled may instead be deposited into the Reserve Fund from time to time and in the amounts as specified in the related Prospectus Supplement. Any cash in any Reserve Fund and the proceeds of any other instrument upon maturity will be invested in Permitted Instruments. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the Prospectus Supplement with respect to a Series, any instrument deposited therein will name the related Trustee, in its capacity as trustee for the Holders of the Certificates of such Series, as beneficiary and will be issued by an entity acceptable to each rating agency that rates such Certificates. Additional information with respect to such instruments deposited in the Reserve Funds may be set forth in the Prospectus Supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If specified in the Prospectus Supplement with respect to a Series, the related Trust Fund may also include, or the Certificates of such Series may also have the benefits of, assets such as insurance, guarantees, surety bonds, letters of credit, guaranteed investment contracts, swap agreements, option agreements or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the Assets included in such Trust Fund, (ii) paying administrative expenses,
(iii) establishing a minimum reinvestment rate on the distributions made in respect of such Assets, (iv) guaranteeing timely distribution of principal and interest on the Certificates of such Series, or (v) for such other purpose as is specified in such Prospectus Supplement. Such arrangements may include agreements under which Holders of the Certificates of a Series are entitled to receive amounts deposited in various accounts held by the related Trustee upon the terms specified in the related Prospectus Supplement. Such arrangements may be in lieu of any obligation of the Servicers or the Administrator, if any, to advance delinquent installments in respect of the Mortgage Loans. See "Servicing of Mortgage Loans and Contracts -- Advances".

               SERVICING OF THE MORTGAGE LOANS AND CONTRACTS

     Except as otherwise noted, the description set forth below of the servicing of Mortgage Loans is applicable to Mortgage Loans included in the Trust Fund with respect to a Series of Certificates.

     Unless otherwise provided in the related Prospectus Supplement, with respect to a Series of Certificates for which the related Trust Fund includes Mortgage Loans, Contracts included in the Trust Fund for a Series of Certificates will be serviced either (i) by the related Servicer as sole servicer, (ii) by the related Master Servicer as administrator or master servicer, (iii) by one or more loan servicing institutions as servicers or
(iv) by another institution as master servicer. If an institution other than the Servicer acts as the sole servicer or as the master servicer for a Series, the Servicer may have no servicing obligations with respect to such Series. Generally, the discussion in this section of the Prospectus is applicable under circumstances when the Servicer is an affiliate of the Depositor. If the Servicer is not an affiliate of the Depositor, the discussion relating to the servicing of the Mortgage Loans and Contracts as set forth below may be modified or superseded by any discussion relating to the servicing of the Mortgage Loans and Contracts set forth in the Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans and Contracts will be serviced by one or more loan servicing institutions, which may include the Servicer or a Subservicer, pursuant to a subservicing agreement between each Subservicer and the Servicer (each, a "SUBSERVICING AGREEMENT"), which may be entered into only with the prior written consent of the Trustee and the Administrator, if any.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     When a Mortgaged Property has been or is about to be conveyed by the borrower, the Servicer, on behalf of the Trustee, shall, to the extent it has knowledge of such conveyance or prospective conveyance, enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event or in the event the related Mortgage and Note do not contain a due-on-sale clause, the Servicer shall enter into an assumption and modification Agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Note and, unless prohibited by applicable law or the mortgage documents, the borrower remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as borrower and becomes liable under the Note.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     With respect to any defaulted Mortgage Loan as to which no satisfactory arrangements can be made for collection of delinquent payments or the cure of any other event of default, the Servicer will take such action as it shall deem to be in the best interest of the Certificateholders. Without limiting the generality of the preceding sentence, the Servicer will, in accordance with the servicing standard described above, (i) in the case of Title I Mortgage Loans and Title I Contracts only, direct the Trustee (or any Administrator) to submit an FHA Claim to the FHA, in accordance with FHA Regulations, or (ii) in the case of Mortgage Loans and Contracts, take such other action as the Servicer deems to be in the best interests of the Certificateholders, which if no superior lien exists on the related Mortgaged Property, could include a foreclosure upon such Mortgaged Property in the name of the Trustee for the benefit of the Certificateholders, provided such action was economically justified and would not affect the status of the REMIC or cause a tax to be imposed upon the REMIC for federal income tax purposes. Typically, however, the Servicer has chosen not to pursue foreclosures of defaulted loans comparable to the Mortgage Loans and Contracts due to the costs involved. In servicing mortgage loans and contracts secured by junior liens in their portfolios, it will not be the Servicer's or any Subservicer's practice to satisfy the senior mortgage(s) at or prior to the foreclosure sale of the Mortgaged Property, or to advance funds to keep the senior mortgage(s) current. In addition, if a defaulted mortgage loan or contract (together with any senior lien indebtedness) has a high loan-to-value ratio, then the Servicer will be less likely to foreclose on the related mortgaged property, even if the Servicer has a first-lien position for such mortgage loan or contract. In the event an FHA Claim is rejected by the FHA due to circumstances that constitute a breach of the Transferor's representations and warranties in the Pooling and Servicing Agreement, the Transferor will be required to repurchase the related Title I Mortgage Loan or Title I Contract at the purchase price and in the manner set forth in the Pooling and Servicing Agreement.

     In connection with any collection activities or foreclosure, the Servicer is required to exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use, as it would exercise or use under the circumstances in the conduct of its own affairs.

WAIVERS AND DEFERMENTS OF CERTAIN PAYMENTS

     The Pooling and Servicing Agreement requires the Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and the Contracts. Consistent with the foregoing, the Servicer may at its own discretion waive any late payment charge, assumption fee or any penalty interest in connection with the payment of a Mortgage Loan or a Contract or any other fee or charge which the Servicer would be entitled to retain as servicing compensation and may waive, vary or modify any term of any Mortgage Loan or Contract or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the Pooling and Servicing Agreement and the FHA Regulations, if applicable.

SUBSERVICERS

     The Servicer is permitted under the Pooling and Servicing Agreement to enter into servicing arrangements with subservicers meeting the requirements of the Pooling and Servicing Agreement, provided that the Trustee gives written consent thereto. Notwithstanding any subservicing arrangements, the Servicer shall not be relieved of its obligations under the Pooling and Servicing Agreement to the Trustee and the Certificateholders, and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans and the Contracts.

REMOVAL AND RESIGNATION OF SERVICER

     Unless otherwise specified in the Prospectus Supplement, the Trustee may remove the Servicer upon the occurrence and continuation beyond the applicable cure period of certain events described in the related Pooling and Servicing Agreement. Unless otherwise specified in the Prospectus Supplement, the Servicer will not be permitted to resign from its obligations and duties except by mutual consent of the Servicer, the Depositor, the Trustee and any other persons so specified in the related Pooling and Servicing Agreement, or upon the determination that the Servicer's duties are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. No such resignation shall become effective until a qualified successor has assumed the Servicer's responsibilities and obligations. Upon removal or resignation of the Servicer, a successor servicer will be appointed pursuant to the terms and conditions set forth in the applicable Pooling and Servicing Agreement.

ADVANCES

     Unless otherwise specified in the Prospectus Supplement, neither the Servicer, nor any Subservicer on behalf of the Servicer, shall have any obligation to advance its own funds for any delinquent scheduled payments of principal and interest on any Mortgage Asset or to satisfy or keep current the indebtedness secured by any Superior Liens on the related Mortgaged Property. Unless otherwise specified in the Prospectus Supplement, no costs incurred by the Servicer or any Subservicer in respect of servicing advances shall, for the purposes of distributions to Certificateholders, be added to the amount owing under the related Mortgage Asset.

SERVICING PROCEDURES

     Unless otherwise specified in the related Prospectus Supplement, the Servicer and each Subservicer will service the Mortgage Loans and Contracts pursuant to written guidelines promulgated by the Depositor or the Servicer. The Servicer will exercise its best reasonable efforts to insure that the Subservicers service the Mortgage Loans and Contracts in compliance with such guidelines and in a manner consistent with industry standards.

     MORTGAGE LOANS. Unless otherwise specified in the related Prospectus Supplement, the Servicer and each Subservicer will be required to service and administer the Mortgage Loans and will have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of the Pooling and Servicing Agreement. The Servicer, in servicing and administering the Mortgage Loans, will be required to employ or cause to be employed procedures (including collection, foreclosure, liquidation and REO Property management and liquidation procedures) and exercise the same care that it customarily employs and exercises in servicing and administering loans of the same type as the Mortgage Loans for its own account, all in accordance with accepted servicing practices of prudent lending institutions and servicers of loans of the same type as the Mortgage Loans and giving due consideration to the Certificateholders reliance on the Servicer. With respect to any Title I Mortgage Loan, the foregoing servicing standard also shall include the requirement that the Servicer will and will cause any Subservicer to, comply with FHA Regulations in servicing the Title I Mortgage Loans so that the FHA Insurance remains in full force and effect with respect to the Title I Mortgage Loans, except for good faith disputes relating to FHA Regulations or such FHA Insurance, unless such disputes would result in the termination or suspension of such FHA Insurance. The Servicer will be required to maintain the facilities, procedures and experienced personnel necessary to comply with such servicing standard and the duties of the Servicer set forth in the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans.

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

     The Servicer will expend its own funds to restore property securing a Mortgage Loan which has sustained uninsured damage only if it determines that such restoration will increase the proceeds of liquidation of the Mortgage Loan after the reimbursement to the Servicer of its expenses and after the satisfaction of any Senior liens.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Assets" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a cooperative housing corporation within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Code Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Code Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

     So long as it acts as servicer of the Mortgage Loans, the Servicer will be required to maintain certain insurance covering errors and omissions in the performance of its obligations as servicer and certain fidelity bond coverage ensuring against losses through wrongdoing of its officers, employees and agents.

     CONTRACTS. With respect to a Trust Fund that includes Contracts, pursuant to the related Pooling and Servicing Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer, either directly or through Subservicers subject to general supervision by the Servicer, will perform diligently all services and duties specified in each Pooling and Servicing Agreement, in the same manner as prudent lending institutions of property improvement and/or manufactured housing installment sales contracts of the same type as the Contracts in those jurisdictions where the related obligors are located. The Servicer will monitor the performance of each Subservicer, if any, and, unless the related Prospectus Supplement states otherwise, will remain liable for the servicing of the Contracts in accordance with the terms of the Pooling and Servicing Agreement. The duties to be performed by the Servicer or the Subservicer, if any, will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession.

ADMINISTRATION AND SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     With respect to each Mortgage Loan and Contract, the Servicer may receive compensation with respect to each interest payment thereon in an amount specified in the related Prospectus Supplement. As compensation for its servicing duties, each Subservicer, if any, will be entitled to a monthly servicing fee in the amount specified in the related Prospectus Supplement. In addition to the primary compensation, each Servicer or Subservicer, if any, will retain all assumption underwriting fees and late payment charges, to the extent collected from Mortgagors if so provided in the related Prospectus Supplement.

     The Servicer and any Subservicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans and Contracts. No loss will be suffered on the Certificates by reason of such expenses to the extent claims for such expenses are paid directly under any applicable Mortgage Pool Insurance Policy, a primary mortgage insurance policy, or from other forms of Credit Enhancement. In the event, however, that the defaulted Mortgage Loans are not covered by a Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policies, or another form of Credit Enhancement, or claims are either not made or not paid under such policies or Credit Enhancement, or if coverage thereunder has ceased, a loss will occur on the Certificates of the affected Series to the extent that the proceeds from the liquidation of a defaulted Mortgage Loan or Contract, after reimbursement of the Servicer's and the Subservicer's expenses, are less than the principal balance of such defaulted Mortgage Loan or Contract.

                    THE POOLING AND SERVICING AGREEMENT

     The following summaries describe certain provisions of the Pooling and Servicing Agreement not described elsewhere in this Prospectus. Where particular provisions or terms used in the Pooling and Servicing Agreements are referred to, the actual provisions (including definitions of terms) are incorporated by reference as a part of such summaries. The description set forth below is subject to modification in the Prospectus Supplement for a Series of Certificates to describe the terms and provisions of the particular Pooling and Servicing Agreement relating to such Series of Certificates.

     Generally, the discussion in this section of the Prospectus is applicable under circumstances when the Servicer is an affiliate of the Depositor. If the Servicer is not an affiliate of the Depositor, the discussion relating to pooling and administration (or master servicing) as set forth below may be modified or superseded by any discussion relating to the pooling and administration (or master servicing) set forth in the Prospectus Supplement. In addition, certain of the following summaries only apply to a Pooling and Servicing Agreement relating to series of Certificates for which the related Trust Fund includes Mortgage Loans or Contracts. Provisions of Pooling and Servicing Agreements relating to series of Certificates for which the related Trust Fund includes other types of Mortgage Assets will be summarized and described in the related Prospectus Supplement.

ASSIGNMENT OF MORTGAGE ASSETS

     ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Certificates of a Series, the Depositor will assign the Mortgage Loans to the related Trustee, together with all principal and interest (subject to exclusions or adjustments specified in the related Prospectus Supplement received by the Depositor on or with respect to such Mortgage Loans on or after the Cut-off Date) other than principal and interest due and payable on or before the date specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, execute, countersign and deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement.

     In addition, as to each Mortgage Loan, the Depositor will deliver to the Trustee or its custodian, as specified in the related Prospectus Supplement, the Mortgage Note and Mortgage, any assumption and modification agreement, an assignment of the Mortgage in recordable form, evidence of title insurance and, if applicable, the certificate of private mortgage insurance. In instances where recorded documents cannot be delivered due to delays in connection with recording, the Depositor may deliver copies thereof and deliver the original recorded documents promptly upon receipt.

     With respect to any Mortgage Loans which are Cooperative Loans, the Depositor, as depositor, will cause to be delivered to the Trustee or its custodian, as specified in the related Prospectus Supplement, the related original Cooperative note endorsed to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     Unless otherwise specified in the related Prospectus Supplement, in the Pooling and Servicing Agreement the Depositor generally will represent and warrant to the Trustee, among other things, that (i) the information with respect to each Mortgage Loan set forth in the schedule of Mortgage Loans attached thereto is true and correct in all material respects; (ii) at the date of initial issuance of the Certificates, the Depositor has good and marketable title to the Mortgage Loans included in the Trust Fund and such other items comprising the corpus of the Trust Fund are free and clear of any lien, mortgage, pledge, charge, security interest or other encumbrance; (iii) at the date of initial issuance of the Certificates, no Mortgage Loan is 30 or more days delinquent and there are no delinquent tax or assessment liens against the property covered by the related Mortgage; and (iv) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, consumer, usury, truth-in-lending, consumer credit protection, equal credit opportunity and disclosure laws and with respect to any Title I Mortgage Loans, the FHA Regulations.
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

     In the event that the Depositor has acquired the Mortgage Loans for a Series, if so specified in the related Prospectus Supplement, the Depositor may, in lieu of making the representations set forth in the preceding paragraph, cause the entity from which such Mortgage Loans were acquired to make such representations (other than those regarding the Depositor's title to the Mortgage Loans, which will in all events be made by the Depositor), in the sales agreement pursuant to which such Mortgage Loans are acquired, or if such entity is acting as Servicer, in the Pooling and Servicing Agreement, or if such entity is acting as a Subservicer, in its Subservicing Agreement. In such event such representations, and the Depositor's rights against such entity in the event of a breach thereof, will be assigned to the Trustee for the benefit of the holders of the Certificates of such Series.

     ASSIGNMENT OF CONTRACTS

     The Depositor will cause the Contracts to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts after the date specified in the related Prospectus Supplement. Each Contract will be identified in a loan schedule ("CONTRACT LOAN SCHEDULE") appearing as an exhibit to the related Pooling and Servicing Agreement.

     In addition, with respect to each Contract for a Manufactured Home, the Depositor will deliver or cause to be delivered to the Trustee, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. To give notice of the right, title and interest of the Certificateholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be filed identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Holders of the Certificates of the applicable Series in the Contracts could be defeated. See "Certain Legal Aspects of the Mortgage Assets."

     Unless otherwise specified in the Prospectus Supplement, the Depositor will provide limited representations and warranties to the Trustee concerning the Contracts. Such representations and warranties will include: (i) that the information with respect to each Contract set forth in the Contract Loan Schedule provides an accurate listing of the Contracts and that the information respecting such Contracts set forth in such Contract Loan
Schedule is true and correct in all material respects at the date or dates respecting which such information is furnished; (ii) that, immediately prior to the conveyance of the Contracts, the Depositor had good and marketable title to, and was sole owner of, each such Contract; and (iii) that there has been no other sale by it of such Contract.

     ASSIGNMENT OF AGENCY SECURITIES

     With respect to each Series, unless otherwise specified in the related Prospectus Supplement, the Depositor will cause any Agency Securities included in the related Trust Fund to be registered in the name of the Trustee. The Trustee (or its custodian as specified in the related Prospectus Supplement) will have possession of any certificated Agency Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for an Agency Security. Each Agency Security will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. The Depositor will represent and warrant to the Trustee, among other things, the information contained in such schedule is true and correct and that immediately prior to the transfer of the related securities to the Trustee, the Depositor had good and marketable title to, and was the sole owner of, each such security.

REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS AND CONTRACTS

     The Trustee (or its custodian as specified in the related Prospectus Supplement) will review the documents delivered to it with respect to the Mortgage Loans and Contracts included in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, if any document is not delivered or is found to be defective in any material respect and the Depositor cannot deliver such document or cure such defect within 60 days after notice thereof (which the Trustee will undertake to give within 45 days of the delivery of such documents), and if any other party obligated to deliver such document or cure such defect has not done so and has not substituted or repurchased the affected Mortgage Loan or Contract, then the Depositor will, not later than the Determination Date next succeeding the end of such 60-day period (a) if so provided in the Prospectus Supplement remove the affected Mortgage Loan or Contract from the Trust Fund and substitute one or more other Mortgage Loans or Contracts therefor or (b) repurchase the Mortgage Loan or Contract from the Trustee for a price equal to 100% of its principal balance plus interest thereon as the date specified in the related Prospectus Supplement, plus the amount of unreimbursed servicing advances made by the Servicer or any Subservicer with respect to such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, such purchase price will be deposited in the Collection Account on such Determination Date and such repurchase and, if applicable, substitution obligation will constitute the sole remedy available to Holders of the Certificates of the applicable Series or the Trustee against the Depositor for a material defect in a document relating to a Mortgage Loan or Contract.

     If the Prospectus Supplement for a Series of Certificates so provides, then in lieu of agreeing to repurchase or substitute Mortgage Loans or Contracts as described above, the Depositor may obtain such an agreement from the entity which sold such Mortgage Loans or Contracts to the Depositor, which agreement will be assigned to the Trustee for the benefit of the holders of the Certificates of such series.

     If a REMIC election is to be made with respect to all or a portion of a Trust Fund, there may be federal income tax limitations on the right to substitute Mortgage Loans or Contracts as described above.

EVIDENCE AS TO COMPLIANCE

     The related Pooling and Servicing Agreement will provide that on or before a specified date after the end of each of the Servicer's fiscal years elapsing during the term of its appointment, beginning with the first fiscal year ending after the Closing Date, the Servicer, at its expense, will furnish to the Trustee and certain other Persons (i) an opinion by a firm of independent certified public accountants on the financial position of the Servicer at the end of the relevant fiscal year and the results of operations and changes in financial position of the Servicer for such year then ended on the basis of an examination conducted in accordance with generally accepted auditing standards, and (ii) if the Servicer is then servicing any Mortgage Loans, a statement from such independent certified public accountants to the effect that based on an examination of certain specified documents and records relating to the servicing of the Servicer's mortgage loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for the United States Department of Housing and Urban Development Mortgage Audit Standards, or the Uniform Single Audit Program for Mortgage Bankers (the "APPLICABLE ACCOUNTING STANDARDS"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

LIST OF CERTIFICATEHOLDERS

Upon written request of the Trustee, the Registrar for a Series of Certificates will provide to the Trustee, within fifteen days after receipt of such request, a list of the names and addresses of all Holders of record of such Series as of the most recent Record Date for payment of distributions to Holders of that Series. Upon written request of three or more Holders of record of a Series of Certificates for purposes of communicating with other Holders with respect to their rights under the Pooling and Servicing Agreement for such Series, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee. With respect to Book Entry Certificates, the only named Holder on the Certificate Register will be the Clearing Agency.

     The Pooling and Servicing Agreement will not provide for the holding of any annual or other meetings of Holders of Certificates.

ADMINISTRATION OF THE CERTIFICATE ACCOUNT

     The Pooling and Servicing Agreement with respect to a Series will require that the Certificate Account be any of the following: (i) an account maintained with a depository institution the debt obligations of which (or, in the case of a depository institution which is a part of a holding company structure, the debt obligations of the holding company of which) have a long-term or short-term rating acceptable to each rating agency that rated the Certificates; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF" ), the Federal Deposit Insurance Corporation (the "FDIC") or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) ("SAIF") of the FDIC; (iii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee which depository institution or trust company will be required to have capital and surplus of not less than the amount specified in the related Pooling and Servicing Agreement; or (v) an account that will not cause any rating agency rating the Certificates of such Series to downgrade or withdraw its then-current rating assigned to the Certificates as evidenced in writing by such rating agency. The instruments in which amounts in the Certificate Account may be invested are limited to United States government securities and other investments acceptable to the rating agencies rating such series of Certificates ("PERMITTED INSTRUMENTS"). Unless otherwise specified in the related Prospectus Supplement, a Certificate Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Instruments. Unless otherwise specified in the related Prospectus Supplement, the Depositor or the Trustee will be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation. Unless otherwise specified in the related Prospectus Supplement, the following payments and collections received subsequent to the Cut-off Date will be deposited in the Certificate Account:

    (i)   all payments on account of scheduled principal;

   (ii) all payments on account of interest accruing and collected on and after the date specified in the related Prospectus Supplement, subject to exclusions or adjustments described in such Prospectus Supplement;

  (iii) all Liquidation Proceeds net of certain amounts reimbursed to the Subservicers or the Servicer, as described in the related Pooling and Servicing Agreement;

   (iv)   all Insurance Proceeds;

    (v) all proceeds of any Mortgage Loan or Contract or property acquired in respect thereof repurchased by the Servicer, the Depositor or the Transferor or otherwise as described above or under "Termination" below;

   (vi) all amounts, if any, required to be transferred to the Certificate Account from any Credit Enhancement for the related Series; and

  (vii) all other amounts required to be deposited in the Certificate Account pursuant to the related Pooling and Servicing Agreement.

REPORTS TO HOLDERS OF CERTIFICATES

     Concurrently with each distribution on the Certificates of a Series, unless otherwise specified in the related Prospectus Supplement, the Trustee will furnish to Holders of such Certificates a statement generally setting forth, to the extent applicable to such Series, among other things:

    (i) the aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each Class;

   (ii) the amount of such distribution allocable to interest, separately identifying the amount allocable to each Class;

  (iii) the aggregate principal balance of each Class of the Certificates after giving effect to distributions on such Distribution Date;

   (iv) if applicable, the aggregate principal balance of any Class Certificates which are Compound Interest Certificates after giving effect to any increase in such principal balance that results from the accrual of interest that is not yet distributable thereon;

    (v) if applicable, the amount otherwise distributable to Holders of any Class of Certificates that was distributed to Holders of other Classes of Certificates;

   (vi) if any Class of Certificates has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments in respect of the related Mortgage Assets;

  (vii) certain performance information, including delinquency and foreclosure information specified in the related Pooling and Servicing Agreement;

 (viii)   the amount of coverage then remaining under any Credit Enhancement;
and

   (ix) all other information required to be provided pursuant to the related Pooling and Servicing Agreement.

     The Servicer or the Trustee will also furnish annually customary information deemed necessary for Holders of such Certificates to prepare their tax returns.

EVENTS OF DEFAULT

      "Events of Default" under the Pooling and Servicing Agreement with respect to a Series will consist of (i) any failure by the Servicer to duly observe or perform in any material respect any of its covenants or agreements in such Pooling and Servicing Agreement materially affecting the rights of Holders of the Certificates of such Series which continues unremedied for 60 days after the giving of written notice of such failure to the Servicer by the Trustee or to the Servicer or the Trustee by the Holders of such Certificates evidencing interests aggregating not less than 25% of the affected Class of Certificates; and (ii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

     As long as an Event of Default under a Pooling and Servicing Agreement remains unremedied by the Servicer, the Trustee, or Holders of Certificates of each Class of Certificates affected thereby evidencing, as to each such Class interests aggregating not less than 51%, may terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement, whereupon the Trustee, or a new Servicer appointed pursuant to the Pooling and Servicing Agreement, will succeed to all the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. Notwithstanding its termination as Servicer, the Servicer will be entitled to receive amounts earned by it under the Pooling and Servicing Agreement prior to such termination. If at the time of any such termination the Servicer is also servicing as the Administrator, the Servicer's status as Administrator will be simultaneously terminated by the Trustee and the Servicer's responsibilities as such shall be transferred to the successor servicer, if such person is then qualified to so act), or to another successor Administrator retained by the Trustee, or to the Trustee itself if a successor Administrator cannot be retained in a timely manner. Unless otherwise provided in the related Prospectus Supplement, unless and until a successor servicer is appointed, the Trustee will be required to fulfill the duties of the Servicer.

     No Holder of Certificates will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement, unless such Holder previously has given to the Trustee written notice of default and unless the Holders of Certificates as specified in the Prospectus Supplement have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceedings. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     The Pooling and Servicing Agreement with respect to a Series may be amended by the Depositor, the Servicer and the Trustee without the consent of the Holder of the Certificates of such Series, to cure any error or ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement provided that such action will not adversely affect in any material respect the interests of any Holders of that Series. An amendment described above shall not be deemed to adversely affect in any material respect the interests of the Holders of that Series if either (a) an opinion of counsel satisfactory to the Trustee is obtained to such effect, or
(b) the person requesting the amendment obtains a letter from each of the rating agencies then rating the Certificates of that Series to the effect that the amendment, if made, would not result in a downgrading or withdrawal of the rating then assigned by it to such Certificates. Notwithstanding the foregoing, the Depositor, the Servicer and the Trustee may amend each Pooling and Servicing Agreement without the consent of the Holders of the Certificates of the relevant Series in order to modify, eliminate or add to any of its provisions to such extent as may be appropriate or necessary to maintain REMIC status of all or any portion of any Trust Fund as to which a REMIC election has been made with respect to the applicable Certificates or to avoid or minimize the risk of the imposition of any tax on the Trust Fund created by such Pooling and Servicing Agreement that would be a claim against the Trustee at any time prior to final redemption of the Certificates, provided that the Trustee has obtained the opinion of independent counsel to the effect that such action is necessary or appropriate to maintain REMIC status or to avoid or minimize the risk of the imposition of such a tax.

     Unless otherwise specified in the Prospectus Supplement, the Pooling and Servicing Agreement may also be amended by the Depositor, the Servicer, and the Trustee with the consent of the Holders of Certificates evidencing interests aggregating in excess of 50% of the aggregate principal balance of the Certificates of the applicable Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of Holders of Certificates of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, collections of payments received on the related Mortgage Assets or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in any manner other than as described in clause (i), without the consent of the Holders of Certificates of 100% of such Class or (iii) reduce the aforesaid percentage of Certificates of any Class required to consent to any such amendment, without the consent of the Holders of 100% of the Certificates of such Class then outstanding.

TERMINATION

     Unless otherwise specified in the related Prospectus Supplement, the obligations of the Depositor, as depositor, the Servicer, as servicer, and the Trustee created by the Pooling and Servicing Agreement with respect to a Series will terminate upon the payment to Holders of the Certificates of such series of all amounts held by the Servicer or in the Certificate Account and required to be paid to them pursuant to the Pooling and Servicing Agreement after the later of (i) the maturity or other liquidation of the last Mortgage Loan or Contract subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Loan or Contract or (ii) the repurchase by the Depositor from the Trust Fund of all the outstanding Certificates or all remaining Assets in the Trust Fund. The Pooling and Servicing Agreement will establish the repurchase price for the Assets in the Trust Fund and the allocation of such purchase price among the Classes of Certificates. The exercise of such right will effect early retirement of the Certificates of that Series, but the Depositor's right so to repurchase will be subject to the conditions set forth in the related Prospectus Supplement. If a REMIC election is to be made with respect to all or a portion of a Trust Fund, there may be additional conditions to the termination of such Trust Fund which will be described in the related Prospectus Supplement. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in the Pooling and Servicing Agreement. The Trustee will give written notice of termination of the Pooling and Servicing Agreement to each Holder of Certificates of the applicable Certificates, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency of the Trustee specified in such notice of termination.

                              USE OF PROCEEDS

     Unless otherwise specified in an applicable Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Certificates will be applied to the simultaneous purchase of the Mortgage Assets related to such Series or to reimburse the amounts previously used to effect such a purchase, the costs of carrying such Mortgage Assets until sale of the Certificates and other expenses connected with pooling the Mortgage Assets and issuing the Certificates.

                               THE DEPOSITOR

     Remodelers Investment Corporation (the "DEPOSITOR") was incorporated in the State of Nevada on ____________________ as a limited purpose finance corporation. All of its outstanding capital stock is owned by Remodelers National Funding Corporation. The Depositor maintains its principal office at 16901 Dallas Parkway, Suite 200, Dallas, Texas 75248. Its telephone number is (214) 380-5995.

     As specified in the related Prospectus Supplement, the Servicer with respect to any series of Certificates evidencing interests in Mortgage Loans or Contracts may be an affiliate of the Depositor. The Depositor anticipates that it will acquire Mortgage Loans, Agency Securities and Contracts in the open market or in privately negotiated transactions, which may be through or from an affiliate.

     Neither the Depositor nor any of its affiliates will insure or guarantee the Certificates of any Series. See "Risk Factors -- Limited Assets."

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

                                THE TRUSTEE

     Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, the Trustee will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust Fund relating to a particular Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee will make no representations as to the validity or sufficiency of the applicable Pooling and Servicing Agreement, the related Certificates, or of any Mortgage Loan, Agency Security, Contract or related document, and will not be accountable for the use or application by the Depositor or an Transferor of any funds paid to the Depositor or such Transferor in respect of the Certificates or the related Assets, or amounts deposited in the related Certificate Account or deposited into any other account for purposes of making payments or distributions to Holders. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the applicable Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the applicable Pooling and Servicing Agreement.

     The Trustee may resign at any time and the Depositor or the Servicer, as applicable, may remove the Trustee if the Trustee ceases to be eligible to continue as such under the applicable Pooling and Servicing Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the applicable Pooling and Servicing Agreement. Following any resignation or removal of the Trustee, the Depositor or Servicer, as applicable, will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the provisions of the Pooling and Servicing Agreement, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.

               CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS

     The following discussion contains summaries of certain legal aspects of residential mortgage loans which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

     In addition, the following discussion also contains a summary of the Title I Program, which may be applicable to certain of the Mortgage Loans and Contracts. With respect to each Series for which the related Trust Fund includes Contracts, the related Prospectus Supplement will contain a discussion of certain legal aspects of manufactured housing contracts.

GENERAL LEGAL CONSIDERATIONS

     Applicable state laws generally regulate interest rates and other charges that may be assessed on borrowers, require certain disclosures to borrowers, and may require licensing of the Transferor, the Depositor, the Trustee, the Administrator, the Servicer and any Subservicer. In addition, most states have other laws, public policies and general principles of equity relating to the protection of consumers and the prevention of unfair and deceptive practices which may apply to the origination, servicing and collection of the Mortgage Loans.

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

     The Mortgage Loans are also subject to federal laws, including: (i) the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to the borrowers regarding the settlement and servicing of the Mortgage Loans; (iii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; (v) the Federal Trade Commission Preservation of Consumers Claims and Defenses Rule, 16 C.F.R. Part 433, regarding the preservation of a consumer's rights; (vi) the Fair Housing Act, 42 U.S.C. 3601 ET SEQ., relating to the creation and governance of the Title I Program; (vii) the Home Ownership and Equity Protection Act; and (viii) if applied, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "RELIEF ACT").

     MORTGAGES. The Mortgage Loans will be secured by either deeds of trust, mortgages, deeds to secure debt or chattel mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property subject to a Mortgage Loan is located. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage, the mortgagor, who is the owner of the property and usually the borrower, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the owner of the property and usually the borrower, called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee s authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases, with respect to deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt generally are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to such instrument and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

     COOPERATIVE LOANS. Certain of the Mortgage Loans may be Cooperative Loans. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a pool of Mortgage Loans including Cooperative Loans, the collateral securing the Cooperative Loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and

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

a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE

     MORTGAGES. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property.
 Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not contested by any of the parties defendant.
However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. Foreclosure is regulated by statutes and rules and is subject to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties intent, if a court determines that the sale was for less than reasonably equivalent value and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In some states, mortgages may also be foreclosed by advertisement pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee to sell the property upon default by the borrower under the terms of the note, deed of trust or deed to secure debt. In some states, prior to such sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states, prior to such sale, the trustee must provide notice to any other individual having an interest of record in the real property, including any junior lienholders.
In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligations, including attorney's and trustee's fees to the extent allowed by applicable law. Certain states may require notices of sale to be published periodically for a prescribed period in a specified manner prior to the date of the trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. Because of the difficulty a potential buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, a third party may be unwilling to purchase the property at a foreclosure sale. For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other court officer for an amount equal to the principal amount of the indebtedness secured by the mortgage or deed of trust, plus accrued and unpaid interest and the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property and, therefore, the burdens of ownership, including the obligation to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be mitigated by the receipt of any mortgage insurance proceeds.

     A second mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage and any other prior liens, in which case it must either pay the entire amount due on the first mortgage and such other liens, prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the first mortgage and such liens, in either event adding the amounts expended to the balance due on the second loan, and may be subrogated to the rights of the first mortgagee. In addition, in the event that the foreclosure of a second mortgage triggers the enforcement of a "due-on-sale" clause, the second mortgagee may be required to pay the full amount of the first mortgage to the first mortgagee. Accordingly, with respect to those Mortgage Loans which are second mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee; however, a junior lienholder whose rights in the property are terminated pursuant to foreclosure by a senior lienholder will not share in the proceeds from the subsequent disposition of the property. Junior lienholders may also institute legal proceedings separate from the foreclosure proceedings of the senior lienholders.

     With respect to any Series for which a REMIC election is made, the REMIC provisions of the Code and the Pooling and Servicing Agreement may require the Servicer to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the cost of direct operation by the Servicer.

     Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. SEE "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders".

     COOPERATIVE LOANS. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owned by such tenant-stockholder, including mechanics liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.
Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     JUNIOR LIENS; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES. Certain of the Mortgage Loans, including the Title I Mortgage Loans, may be secured by junior lien mortgages or deeds of trust. Second mortgages or deeds of trust are generally junior to first mortgages or deeds of trust held by other lenders, and third mortgages or deeds of trust are generally junior to first and second mortgages or deeds of trust held by other lenders, and so forth. The rights of the Certificateholders as the holders of a junior deed of trust or a junior mortgage, are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior mortgagee satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. A junior mortgagee or beneficiary in some states may satisfy a defaulted senior lien in full and in some states may cure such default and bring the senior loan current, in either event, adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust to the contrary, no notice of default is required to be given to a junior mortgagee or beneficiary. SEE "--Foreclosure" herein.

     Furthermore, the terms of a junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the senior mortgagee or beneficiary become part of the indebtedness secured by the senior mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

     RIGHT OF REDEMPTION. The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

     The equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

     ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS. Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule or forgiving all or a portion of the debt. Additionally, a federal bankruptcy court in a Chapter 11 bankruptcy case may be able to reduce the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan; however, the United States Supreme Court has recently eliminated such a risk in Chapter 7 and Chapter 13 bankruptcy cases.

     The Internal Revenue Code of 1986, as amended provides priority to certain tax liens over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

     ENFORCEABILITY OF CERTAIN PROVISIONS. Certain of the Mortgage Loans will contain a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

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     Some courts have imposed general equitable principles to limit the remedies available in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. For example, some courts have required that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument or deed of trust is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. The exercise by the court of its equity powers will depend on the individual circumstances of each case. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to those prescribed statutorily. For the most part, these cases have upheld the statutory notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

     Some of the Mortgage Loans may not restrict secondary financing, thereby permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Late charges are typically retained by servicers as additional servicing compensation.

     A portion of the Mortgage Loans contain "due-on-sale" clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or coveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "GARN-ST. GERMAIN ACT") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does encourage lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     Exempted from the general rule of enforceability of due-on-sale clauses were mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("WINDOW PERIOD LOANS"). However, this exception applied only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers of property underlying Window Period Loans. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision (the "OTS"), as successor to the Federal Home Loan Bank Board which preempt state law restrictions on the enforcement of due-on-sale clauses.

     The Garn-St. Germain Act also sets forth nine instances in which a mortgage lender covered by the Garn-St. Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. The Garn-St. Germain Act also grants the Director of the Office of Thrift Supervision (successor to the Federal Home Loan Bank Board) authority to prescribe by regulation further instances in which a due-on-sale clause may not be exercised upon the transfer of the property. To date no such regulations have been issued. Regulations promulgated

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under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a "due-on-sale" clause.

     If interest rates were to rise above the interest rates on the Mortgage Loans, then any inability of the Servicer or the subservicer to enforce due-on-sale clauses may result in the Trust Fund containing a greater number of Mortgage Loans bearing below-market interest rates than would otherwise be the case, since a transferee of the property underlying a Mortgage Loan would have a greater incentive in such circumstances to assume the seller's Mortgage Loan. Any inability to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

     Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     ADJUSTABLE RATE LOANS. The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the Uniform Commercial Code. In such event, the Trustee will not be deemed to be a "holder in due course" within the meaning of the Uniform Commercial Code and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.

     ENVIRONMENTAL LEGISLATION. Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as a Certificate Trustee, a PMBS Trustee, or a Trust Fund) to homeowners. In the event that title to a property securing a Mortgage Loan in a pool of Mortgage Loans was acquired by a Certificate Trustee, a PMBS Trustee, or a Trust Fund and cleanup costs were incurred in respect of the property, the Holders of the related Certificates might realize a loss if such costs were required to be paid. In addition, the presence of certain environmental contamination, including, but not limited to, lead-based paint, asbestos and leaking underground storage tanks could result in the holders of the related Certificates realizing a loss if associated costs were required to be paid. The Depositor, the Administrator, the Underwriters, the Transferors, the Servicers, and any of their respective affiliates (i) have not caused any environmental site assessments or evaluations to be conducted with respect to any properties securing the Mortgage Loans, (ii) are not required to make any such assessments or evaluations and (iii) make no representations or warranties and assume no liability with respect to the absence or effect of hazardous wastes or hazardous substances on any property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances.

     In the event that title to a Mortgaged Property is acquired by the Trust Fund and cleanup costs are incurred in respect of such property, the certificateholders might realize a loss if such costs are required to be paid. In addition, the presence of certain environmental contamination, including, but not limited to, lead-based paint, asbestos and leaking underground storage tanks could result in the Certificateholders realizing a loss if any associated remedial costs are required to be paid. The Transferor, the Depositor, the Servicer, any subservicer and any of their respective affiliates (i) have not caused any environmental site assessments or evaluations to be conducted with respect to any Mortgaged Property, (ii) are not required to make any such assessments or evaluations and (iii) make no representations or warranties and assume no liability with

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respect to the absence or effect of hazardous wastes or hazardous substances on any property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances.

TRUTH IN LENDING ACT

     In September 1994, the Reigle Community Development and Regulatory Improvement Act of 1994 (the "REIGLE ACT") was enacted which incorporates the Home Ownership and Equity Protection Act of 1994, and which adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-in-Lending Act ("TILA"). These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges ("covered loans"). In general, mortgage loans within the purview of the Reigle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Reigle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of a creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan. A substantial majority of the loans originated or purchased by the Transferor are covered by the Reigle Act.

     The Reigle Act provisions impose additional disclosure requirements on lenders originating covered loans and prohibit lenders from originating covered loans that are underwritten solely on the basis of the borrower's home equity without regard to the borrower's ability to repay the loan. The Transferor believes that only a small portion of its loans originated in fiscal 1994 and fiscal 1995 are of the type that, unless modified, would be prohibited by the Reigle Act. As a result of the Reigle Act provisions, with respect to all covered loans, the Transferor applies loan underwriting criteria that take into consideration the borrower's ability to repay.

     The Reigle Act provisions also prohibit lenders from including prepayment fee clauses in covered loans to borrowers with debt-to-income ratios in excess of 50% or covered loans used to refinance existing loans originated by the same lender. The Transferor reported immaterial amounts of prepayment fee revenues in fiscal 1993, 1994 and 1995, respectively. The Transferor will continue to collect prepayment fees on loans originated prior to effectiveness of the Reigle Act provisions and on non-covered loans, as well as on covered loans in permitted circumstances following the effectiveness of the Reigle Act provisions. The Reigle Act provisions impose other restrictions on covered loans, including restrictions on balloon payments and negative amortization features, which the Transferor does not believe will have a material effect on its operations.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of home improvement first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     A similar federal statute, adopted in 1976, provides federal usury preemption with respect to Title I Mortgage Loans, such as the Title I Mortgage Loans. This statute also permits states to reimpose interest rate limits by passing legislation at any time after June 30, 1976. To date, no state has enacted any reported statute to reimpose interest rate limits with respect to any loans, mortgage or advance that is insured under Title I.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "RELIEF ACT"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status,

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unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation or similar limitations under state law could have an effect, for an indeterminate period of time, on the ability of the Servicer or the subservicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts available for distribution to the holders of the Offered Certificates, but the Offered Certificates would receive the full amount otherwise distributable to such holders to the extent that amounts are available from the credit enhancement provided for the Offered Certificates. SEE "Risk Factors -- No Assurance of Adequacy of Credit Enhancement" herein. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer or subservicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the related Mortgaged Property in a timely fashion.

THE TITLE I PROGRAM

     GENERAL. Sections 1 and 2(a) of the National Housing Act of 1934, as amended (the "ACT"), authorize the creation of the Federal Housing Administration (which is an agency within the Untied States Department of Housing and Urban Development; such agency and department are referred to together herein as the "FHA") and the Title I Program. Certain of the Mortgage Loans or Contracts contained in a Trust Fund maybe loans insured under the Title I Program. FHA Regulations contain the requirements under which approved Title I Lenders may obtain insurance against a portion of losses incurred with respect to eligible loans that have been originated and serviced in accordance with FHA Regulations, up to the amount of such Title I Lender's FHA Reserve, as described below, and subject to the terms and conditions established under the Act and FHA Regulations. While FHA Regulations permit the Secretary of HUD, subject to statutory limitations, to waive a Title I Lender's noncompliance with FHA Regulations if enforcement would impose an injustice on the lender (provided the Title I Lender has acted in good faith, is in substantial compliance with FHA Regulations and has credited the borrower for any excess charges), in general, an insurance claim against the FHA will be denied if the Title I loan to which it relates does not strictly satisfy the requirements of the Act and FHA Regulations.

     Unlike certain other government loan insurance programs, loans under the Title I Program (other than loans in excess of $25,000) are not subject to prior review by the FHA. Under the Title I Program, the FHA disburses insurance proceeds with respect to defaulted loans for which insurance claims have been filed by a Title I Lender prior to any review of such loans. A Title I Lender is required to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for such loan have been paid to such lender. Under the FHA Regulations, if the Title I Lender's obligation to repurchase the Title I loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to such lender. FHA Regulations permit the FHA to disallow an insurance claim with respect to any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I Lender that has submitted the insurance claim to repurchase the loan. Pursuant to a letter ruling issued by the FHA in October 1994, the FHA has stated that, as a policy, the FHA will strive to review all insurance claim submissions in a timely manner and limit the period of time within which it will request the repurchase of a loan to a period of one year after claim submission. The letter further states, however, that the FHA may find it necessary with respect to some claim submissions to apply the foregoing two-year incontestability provision strictly.

     The proceeds of loans under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home or lot (or cooperative interest therein) on which to place such home or the purchase of both a manufactured home loan and the lot (or cooperative interest therein) on which such home is placed. Title I Program loans may be made directly to the owners of the property to be improved or purchased ("direct loans") or with the assistance of a dealer or home improvement contractor that will have an interest in the proceeds of the loan ("dealer loans").

     Subject to certain limitations described below, eligible Title I loans are insured by the FHA for 90% of an amount equal to the sum of (i) the net unpaid principal amount and the uncollected interest earned to the date of default, (ii) interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days (the total period not to exceed nine months) at a rate of 7% per annum, (iii) uncollected court costs, (iv) title examination costs, (v) fees for required inspections by the lenders or its agents, up to $75, and
(vi) effective July 5, 1995, origination fees up to a maximum of 5% of the loan amount. However, the insurance coverage provided by the FHA is limited to the extent of the balance in the Title I Lender's FHA Reserve maintained by the FHA. Accordingly if sufficient insurance coverage is available in such FHA Reserve, then the Title I Lender bears the risk of losses on a Title I loan for

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which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and certain expenses.

     Under the Title I Program, the FHA maintains an FHA insurance coverage reserve account (a "FHA RESERVE") for each Title I Lender. The amount in each Title I Lender's FHA Reserve is a maximum of 10% of the amounts disbursed, advanced or expended by a Title I Lender in originating or purchasing eligible loans registered with the FHA for Title I Insurance, with certain adjustments permitted or required by FHA Regulations. The balance of such FHA Reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I Lender. Mortgage loans to be insured under the Title I Program will be registered for insurance by the FHA, and the increase in Title I insurance coverage to which the Title I Lender is entitled by reason of the reporting of such loans under the Title I Lender's contract of insurance will be included in the FHA Reserve for the originating Title I Lender following the receipt and acknowledgment by the FHA of a transfer of note report on the prescribed form (the "TRANSFER REPORT") pursuant to FHA Regulations.

     Under the Title I Program the FHA will reduce the insurance coverage available in a Title I Lender's FHA Reserve with the respect to loans insured under such Title I Lender's contract of insurance by (i) the amount of FHA Insurance claims approved for payment related to such loans, (ii) prior to October 1, 1995, after a Title I Lender has held its Title I contract of insurance for five years, the amount of the annual reduction (the "ANNUAL REDUCTION") equal to 10% of the amount of insurance coverage contained in the related FHA Reserve as of that date, and (iii) the amount of reduction of the Title I Lender's FHA Reserve by reason of the sale, assignment or transfer of loans registered under the Title I Lender's contract of insurance. Such insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I Lender that are subsequently rejected by the FHA. On June 5, 1995, the FHA announced the elimination of Annual Reductions, effective as of October 1, 1995.

     Upon the receipt and acknowledgment by the FHA of a Transfer Report, originations of new loans will increase a Title I Lender s insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating such loans registered with the FHA for insurance under the Title I Program. A Title I Lender is permitted to sell or otherwise transfer loans reported for insurance under the Title I Program only to another Title I Lender. Upon any such transfer, except a transfer with recourse or under a guaranty or repurchase Agreement, the seller is required to file a Transfer Report with the FHA reporting the transfer of such loans. Upon notification and approval of such transfer, the FHA Reserve of the selling Title I Lender is reduced, and the FHA Reserve of the purchasing Title I Lender is increased, by an amount equal to the lesser of 10% of the actual purchase price of the loans or the net unpaid principal balance of the loans, up to the total amount of the selling Title I Lender's FHA Reserve. Thus, in the event the selling Title I Lender's FHA Reserve was less than 10% of the unpaid principal balance of its portfolio of loans reported for insurance under the Title I Program prior to the sale, the seller's FHA Reserve may be exhausted as the result of a sale of only a portion of its total portfolio, with the result that its remaining Title I Program portfolio may be ineligible for Title I Program benefits until the lender originates or otherwise acquires additional loans reported for insurance under the Title I Program. Accordingly, the insurance coverage reserves transferred to the purchasing Title I Lender in such case will be less than 10% of the lesser of the purchase price or the principal balance of the portfolio of loans purchased, which may be the case with respect to the Transferor's purchase of certain Title I Mortgage Loans and Title I Contracts from certain Title I lenders and the transfer of the related insurance coverage from such lenders FHA Reserves. Additionally, pursuant to FHA Regulations, not more than $5,000 in insurance coverage shall be transferred to or from a Title I Lender's insurance coverage reserve account during any October 1 to September 30 fiscal year without the approval of the Secretary of HUD. Such HUD approval is generally viewed as automatic, provided the formal requirements for transfer are satisfied, but HUD does have the right under FHA Regulations to withhold approval.

     Unlike most other FHA insurance programs, the obligation of the FHA to reimburse a Title I Lender for losses in the portfolio of insured loans held by such Title I Lender is limited to the amount in an FHA Reserve maintained on a lender-by-lender basis and not on a loan-by-loan basis. Except when to do so would be in HUD's best interest, the FHA does not track or "earmark" the loans within a Title I Lender s portfolio to determine whether a reduction in such lender's FHA Reserve as the result of an insurance claim by such lender are, in fact, attributable to the insured loan with respect to which the claim was made. For this reason, if a Title I Lender is holding insured loans as a fiduciary on behalf of multiple non-affiliated beneficiaries, in order for such a lender to cause its FHA Reserve to be reduced only by an amount to which a particular beneficiary is entitled by reason of the insured loans beneficially held by it, the Title I Lender must segregate or "earmark" its FHA Reserve on its own books and records according to which beneficiary is entitled to what portion of the insurance coverage in the Title I Lender's FHA Reserve as if the insurance coverage were not commingled by the FHA in such FHA Reserve. If such Title I Lender continues to submit claims with respect to loans held on behalf of a beneficiary

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whose portion of insurance coverage in its FHA Reserve has been exhausted, the FHA will continue to honor such claims until all insurance coverage in such Title I Lender's FHA Reserve has been exhausted, even though such FHA Reserve may, in fact, be held by the Title I Lender for the benefit of a different beneficiary than the beneficiary of the insured loans to which the claims relate under a separate contractual agreement. In addition, under certain FHA administrative offset regulations, the FHA may offset an unsatisfied obligation of a Title I Lender to repurchase loans that are determined to be ineligible for insurance against future insurance claim payments owed by the FHA to such lender. In the case of the related Trust Fund, if the Trustee were to hold loans insured under the Depositor's FHA Reserve on behalf of another trust fund, the FHA were to determine that insurance claims were paid in respect of loans ineligible for insurance that related to such other trust fund and the Trustee, on behalf of such other trust fund, was unable or otherwise failed to repurchase the ineligible loans, then the FHA could offset the amount of the repurchase obligation against insurance proceeds payable with respect to one or more Title I Mortgage Loans or Title I Contract included in the related Trust Fund. If the Trustee were unable to recover the amount of such offset from the other trust fund, the Trust Fund could experience a loss as a result.

     Accordingly, claims paid to the Trustee (or the Administrator, if any) by the FHA with respect to Title I loans insured under the Depositor's FHA Reserve other than the Title I Mortgage Loans and Title I Contracts may reduce the FHA Insurance Amount. In the Pooling and Servicing Agreement, the Depositor and the Trustee (or the Administrator, if any) will agree not to submit claims to the FHA with respect to Title I loans other than the Title I Mortgage Loans and Title I Contracts if the effect thereof would be to reduce the FHA Insurance Amount. The Depositor has committed to use its FHA contract of insurance under the Title I Program only to report the record ownership of loans transferred and assigned to the Trustee pursuant to the Pooling and Servicing Agreement and similar pooling and servicing agreements that may be entered into by the Depositor in the future.

     On the final Transfer Date, such FHA Insurance Amount will be the maximum amount of insurance coverage in the Depositor's FHA Reserve that will be available for the submission of claims on the Title I Mortgage Loans, and thereafter, such FHA Insurance Amount will be decreased as a result of payments by the FHA in respect of FHA Claims submitted for the Title I Mortgage Loans and Title I Contracts after the Transfer Dates and as a result of the repurchase or substitution of Title I Mortgage Loans and Title I Contracts by the Transferor. Except in connection with the conveyance to the Trust Fund of any Subsequent Mortgage Loans that are Title I Mortgage Loans and the substitution of Title I Mortgage Loans and Title I Contracts, the FHA Insurance Amount for the Title I Mortgage Loans and Title I Contracts will not be increased for any other Title I loans, either previously or subsequently owned by the Depositor and reported for insurance in the Depositor s FHA Reserve.

     On the final Transfer Date, the amount of FHA insurance coverage that will have been transferred from the Transferor's FHA Reserve to the Depositor's FHA Reserve may be less than the maximum amount of insurance coverage transferrable which would otherwise equal 10% of the unpaid principal balance or the purchase price, if less. However, if individual Title I Mortgage Loans and Title I Contracts are repurchased from the Trustee, on behalf of the Trust Fund, by the Transferor, the Servicer and/or any Subservicer, then with respect to any individual Title I Mortgage Loan or Title I Contract the amount of FHA insurance coverage that will be transferred from the Trustee's FHA Reserve, in all likelihood, will be the maximum amount of insurance coverage of 10% of the unpaid principal balance or the purchase price, if less, until such time as the Depositor's FHA Reserve has been reduced to a balance which is less than such maximum amount.
 Accordingly, the transfer of insurance coverage from the Depositor's FHA Reserve as the result of the repurchase of Title I Mortgage Loans and Title I Contracts will cause a disproportionately larger reduction to the FHA Insurance Amount for each individual Title I Mortgage Loan and Title I Contract and if a significant amount of Title I Mortgage Loans and Title I Contracts are repurchased, could result in a substantial reduction of such FHA Insurance Amount and the relative percentage of such FHA Insurance Amount to the principal balance of the Title I Mortgage Loans and Title I Contracts remaining in the Trust Fund.

     REQUIREMENTS FOR TITLE I PROPERTY IMPROVEMENT LOANS AND CONTRACTS. The proceeds of loans originated under the Title I Program for property improvements may be used only for improvements that substantially protect or improve the basic habitability or utility of an eligible property. Although Title I loans are available for several types of properties, the Title I Mortgage Loans will include primarily one-to four-family property improvement loans. FHA Regulations require that the borrower have at least a one-half interest in (i) fee simple title to the real property to be improved with the loan proceeds ("Secured Property"), (ii) a lease on the Secured Property for a fixed term that expires no sooner than six months after the maturity date of the property improvement loan or (iii) a properly recorded land installment contract for the purchase of the Secured Property. Any Title I property improvement loan originated after August 1994 in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and

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all other owners in fee simple.  Prior to August 1994, any Title I property improvement loan in excess of $5,000 was required to be secured by such a recorded lien.

     The maximum principal amount of an eligible loan under the Title I Program, must not exceed the actual cost of the project plus any authorized fees and charges under the Title I Program as provided below; provided that such maximum principal amount does not exceed $25,000 for a single family property improvement loan. No single borrower is permitted to have more than an aggregate of $25,000 in unpaid principal obligations with respect to Title I loans without prior approval of HUD. Generally, the term of a Title I loan that is a property improvement loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I loans with respect to multiple properties (subject to the aforementioned limit on loans to a single borrower), and a borrower may obtain more than one Title I loan with respect to a single property, in each case as long as the total outstanding balance of all Title I loans on the same property does not exceed the maximum loan amount for the type of Title I loan thereon having the highest permissible loan amount. If a property improvement loan (or combination of loans on a single property) exceeds $15,000, and either (i) the property is not owner occupied or (ii) the structure on the property was completed within six months prior to the application for the loan, the borrower is required to have equity in the property at least equal to the loan amount. In all other cases, there is no requirement that the owner contribute equity to the property other than fees and costs that may not be added to the balance of the loan as described below.

     Fees and charges that may be added to the balance of property improvement loans include (i) architectural and engineering fees, (ii) building permit costs, (iii) credit report costs, (vi) fees for required appraisals (if applicable), (iv) title examination costs and (v) fees for required inspections by the lender or its agent, up to $75. The Title I Lender is entitled to recover the following fees and charges in connection with a property improvement loan from the borrower as part of the borrower's initial payment: (i) an origination fee not to exceed 1% of the loan amount,
(ii) discount points, however, after July 5, 1995, only to the extent a lender can demonstrate a clear relationship between the charging of discount points and some tangible benefit to the borrower such as a compensating decrease in the interest rate being charged, (iii) recording fees, recording taxes, filing fees and documentary stamp taxes, (iv) title insurance costs,
(v) current year tax and insurance escrow payments, (vi) fees necessary to establish the validity of the lien, (vii) appraisal fees that are not eligible to be financed, (viii) survey costs, (ix) handling charges for refinancing or modification of an existing loan, up to $100, (x) fees for approving assumption or preparing assumption agreements, not to exceed 5%,
(xi) certain fees of closing agents and (xii) such other items as may be specified by the FHA. FHA Regulations prohibit the advancement of such fees and charges to the borrower by any party to the transaction.

     FHA Regulations distinguish between "direct loans" and "dealer loans." A loan is a dealer loan if an approved dealer having a direct or indirect financial interest in the transaction assists the borrower in obtaining the loan. A loan made by the lender to the borrower without the assistance of any party with a financial interest in the loan transaction (other than the lender) is a "direct loan."

     With respect to dealer loans, the dealer-contractor typically enters into a consumer credit contract or note with the borrower and, after completion of the financed improvements, assigns the contract or note to the Title I Lender. The dealer-contractor presents the loan application to the Title I Lender, receives the check or money order representing the loan proceeds and may accompany the borrower to the institution for the purpose of receiving payment. As a condition to the disbursement of the proceeds of a dealer loan, the Title I Lender is required to obtain a completion certificate signed by the borrower and the dealer certifying that the improvements have been completed in accordance with the contract and that the borrower has received no inducement from the dealer to enter into the transaction other than discount points. The Title I Lender may enter into an agreement under which the lender has full or partial recourse against the dealer for a period of three years in the event the Title I Lender sustains losses with respect to loans originated by such dealer and such loans do not satisfy FHA Regulations. FHA Regulations require that each dealer meet certain net worth and experience requirements and be approved by the FHA on an annual basis. Any Title I Lender that makes dealer loans is required to supervise and monitor the dealer's activities with respect to loans insured under the Title I Program and to terminate a dealer's approval if the dealer does not satisfactorily perform its contractual obligations or comply with Title I Program requirements.

     The note evidencing a property improvement loan insured under the Title I Program is required to bear a genuine signature of the borrower and any co-maker and co-signer, must be valid and enforceable, must be complete and regular on its face and must have interest and principal stated separately. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on the Title I loan must accrue from the date of the loan and be calculated according to the actuarial method, which allocates payments on the loan

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between principal and interest such that a payment is applied first to accrued interest and any remainder is subtracted from, or any deficiency is added to, the unpaid principal balance.

     Principal and interest on the note is required to be payable in equal installments at least monthly except where the borrower has irregular cash flow. The first and last payments may vary in amount from the regular installment amount but may not exceed 150% of the regular installment amount.
 The first payment may be due no later than two months from the date of the loan (i.e., the date upon which proceeds are disbursed by the lender). Late charges may be assessed only after fifteen days and cannot exceed the lesser of 5% of the installment, up to a maximum of $10 and must be billed as an additional charge to the borrower. In lieu of late charges, the note may provide for interest to accrue on late installments on a daily basis at the note rate. The note must include a provision for acceleration of maturity, at the option of the holder, upon a default by the borrower and a provision permitting prepayment in part or in full without penalty. The Title I Lender must assure that the note and all other documents evidencing the loan are in compliance with applicable Federal, state and local laws.

     A written but unrecorded modification agreement executed by the borrower may be used in lieu of refinancing a delinquent or defaulted loan to reduce or increase the installment payment, but not to increase the term or interest rate. A written modification agreement may also be used to refinance a loan in order to reduce the interest rate, provided the loan is current. Alternatively, the lender may negotiate an informal repayment plan for the borrower to cure a temporary delinquency within a short period of time by sending a letter to the borrower reciting the terms of the agreement. The lender may not release any party from liability under the note or any lien securing an insured loan without prior FHA approval.

     FHA Regulations do not require that the borrower obtain title or fire and casualty insurance as a condition to obtaining loan, except with respect to manufactured home loans. If the property is located in a flood hazard area, however, flood insurance in an amount at least equal to the loan amount is required at the date of loan disbursement. The Borrower is required to maintain flood insurance of at least the unpaid balance of the loan (or the value of the property if state law so limits the amount of flood insurance).

     REQUIREMENTS FOR TITLE I MANUFACTURED HOME CONTRACTS. The maximum principal amount for any Title I Contract for a Manufactured Home must not exceed the sum of certain itemized amounts, which include a specified percentage of the purchase price of the manufactured home depending on whether it is a new or existing home; provided that such maximum amount does not exceed the following loan amounts: (i) $48,600 for a new or existing manufactured home purchase loan; (ii) $16,200 for a manufactured home lot purchase; and (iii) $64,800 for a combination loan (i.e. a loan to purchase a new or existing manufactured home and the lot for such home). Generally, the term of a Title I Contract for a Manufacture Home may not be less than six months nor greater than 20 years and 32 days, except that the maximum term of a manufactured home lot loan is limited to 15 years and 32 days and the maximum term of a multimodule manufactured home and lot in combination is limited to 25 years and 32 days.

     Borrower eligibility for a Title I Contract for a Manufactured Home requires that the borrower become the owner of the property to be financed with such loan and occupy the manufactured home as the borrower's principal residence, except for a manufactured home lot loan which allows six months from the date of the loan to occupy the home as the borrower's principal residence. If a manufactured home is classified as realty, then ownership of the home must be in fee simple, and also, the ownership of the manufactured home lot must be in fee simple, except for a lot which consists of a share in a cooperative association that owns and operates a manufactured home park. The borrower's minimum cash down payment requirement to obtain financing through a Title I Contract for a Manufactured Home is as follows: (i) at least 5% of the first $5,000 and 10% of the balance of the purchase price of a new manufactured home and at least 10% of the purchase price of an existing manufactured home for a manufactured home purchase loan, or in lieu of a full or partial cash down payment, the trade-in of the borrower's equity in an existing manufactured home; (ii) at least 10% of the purchase price and development costs of a lot for a manufactured home lot loan; and (iii) at least 5% of the first $5,000 and 10% of the balance of the purchase price of the manufactured home and lot for a combination loan.

     Any manufactured home financed by a Title I Contract must be certified by the manufacturer to have been constructed in compliance with the National Manufactured Housing Construction and Safety Standards Act of 1974 (42 U.S.C. Sections 5401-5426), so as to conform to all applicable Federal construction and safety standards, and with respect to the purchase of a new manufactured home, the manufacturer must furnish the borrower with a one year written warranty on a HUD approved form which obligates the manufacturer to correct any nonconformity with all applicable Federal construction and safety standards or any defects in materials or workmanship which become evident within one year after the date of delivery. The regulations under the Title I Program set forth certain additional requirements relating to the construction, transportation

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and installation of any manufactured home and standards for the manufactured homesite financed by any Title I Contract. The proceeds from a Title I Contract for a Manufactured Home may be used as follows: the purchase or refinancing of a manufactured home, a suitably developed lot for a manufactured home already owned by the borrower or a manufactured home and suitably developed lot for the home in combination; or the refinancing of an existing manufactured home already owned by the borrower in connection with the purchase of a manufactured home lot or an existing lot already owned by the borrower in connection with the purchase of a manufactured home. In addition, the proceeds for a Title I Contract for a Manufactured Home which is a manufactured home purchase loan may be used for the purchase, construction or installation of a garage, carport, patio or other comparable appurtenance to the manufactured home, and the proceeds for a Title I Contract for a Manufactured Home which is a combination loan may be used for the purchase, construction or installation of a foundation, garage, carport, patio or other comparable appurtenance to the manufactured home. The proceeds from a Title I Contract for a Manufactured Home cannot be used for the purchase of furniture or the financing of any items and activities which are set forth on the list published by the Secretary of HUD as amended from time to time.

     Any Title I Contract for a Manufactured Home must be secured by a recorded lien on the manufactured home (or lot or home and lot, as appropriate), its furnishings, equipment, accessories and appurtenance, which lien must be a first lien, superior to any other lien on the property which is evidenced by a properly recorded financing statement, a properly recorded security instrument executed by the borrower and any other owner of the property or other acceptable instrument. With respect to any Title I Contract involving a manufactured home purchase loan or combination loan and the sale of the manufactured home by a dealer, the lender or its agent (other than a manufactured home dealer) must conduct a site-of-placement inspection within 60 days after the date of the loan to verify that the terms and conditions of the purchase contract have been met, the manufactured home and any options and appurtenances included in the purchase price or financed with the loan have been delivered and installed and the placement certificate executed by the borrower and the dealer is in order.

     TITLE I UNDERWRITING REQUIREMENTS. FHA Regulations require that, before making a loan insured under the Title I Program, a Title I Lender exercise prudence and diligence in determining whether the borrower and any co-maker or co-signer is solvent and an acceptable credit risk with a reasonable ability to make payments on the loan obligation. Prior to loan approval, the Title I Lender is required to satisfy specified credit underwriting requirements and to keep documentation supporting its credit determination. As part of its credit underwriting, the Title I Lender must obtain the following: (i) a dated credit application executed by the borrower, any co-maker and any co-signer, (ii) written verification of current employment and current income of the borrower and any co-maker or co-signer, (iii) a consumer credit report stating the credit accounts and payment history of the borrower and any co-maker or co-signer, (iv) on loans in excess of $5,000, written evidence that the borrower is not over 30 days delinquent on any senior lien instruments encumbering the improved property, (v) verification whether the borrower is in default on any obligation owed to or insured or guaranteed by the Federal Government and (vi) written verification of the source of funds for any initial payment required of the borrower if such payment is in excess of 5% of the loan. Before making a final credit determination, the lender is required to conduct a face-to-face or telephone interview with the borrower and any co-maker or co-signer to resolve any discrepancies in the information on the credit application and to assure that the information is accurate and complete. The Title I Lender's files must contain, among other things, the note or other debt instrument, the lien instrument and a copy of the property improvement contract (in the case of a dealer loan) or a detailed written description of the work to be performed, the materials to be furnished and the estimated cost (for a loan not involving a dealer or contractor).

     The Title I Lender is required to satisfy itself that the borrower's income is adequate to make the payments required under the loan and to pay the borrower's housing and other recurring expenses. The borrower's housing and other recurring expenses generally may not exceed a maximum percentage of gross income as published from time to time in the Federal Register. The Title I Lender is required to document any compensating factors that support the approval of the loan if such expense-to-income ratios are not satisfied. A Title I Lender is prohibited from approving a loan under the Title I Program without the approval of the FHA if the lender has knowledge that the borrower is past due more than 30 days under the original terms of an obligation owed to or insured or guaranteed by the Federal Government or the borrower has made material misstatements of fact on applications for loans or other assistance.

     UNDER THE TITLE I PROGRAM, THE FHA DOES NOT REVIEW OR APPROVE FOR QUALIFICATION FOR INSURANCE THE INDIVIDUAL LOAN INSURED THEREUNDER AT THE TIME OF APPROVAL BY THE LENDING INSTITUTION (AS IS TYPICALLY THE CASE WITH OTHER FEDERAL LOAN INSURANCE PROGRAMS). If, after a loan has been made and reported for insurance under the Title I Program, a Title I Lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, such Title I Lender is required promptly to report such finding to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be

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affected unless such material misstatement of facts or misuse of loan proceeds was caused by (or was knowingly sanctioned by) such Title I Lender or its employees.

     CLAIMS PROCEDURES UNDER TITLE I. The term "default" is defined under FHA Regulations as the failure of the borrower to make any payment due under the note for a period of 30 days after such payment is due. The date of default is considered to be the date 30 days after the borrower's first failure to make an installment payment on the note that is not covered by subsequent payments applied to overdue installments in the order they became due. When a loan reported for insurance under the Title I Program goes into default, a Title I Lender is required to contact the borrower and any co-maker and co-signer by telephone or in person to determine the reasons for the default and to seek a cure. If such Title I Lender is not able to effect a cure after diligent efforts, it may provide the borrower with a notice of default stating that the loan will be accelerated in 30 days if the loan is not brought current or the borrower does not enter into a loan modification agreement or repayment plan. The notice of default must meet certain requirements set forth in the FHA Regulations and must conform to applicable state law provisions. Such Title I Lender is permitted to rescind the acceleration of maturity of the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

     Following acceleration of maturity of a secured property improvement loan, a Title I Lender has the option to proceed against the security or make a claim under its contract of insurance. If a Title I Lender chooses to proceed against the Secured Property under a security instrument (or if it accepts a voluntary conveyance or surrender of the Secured Property), (i) the Title I Lender must proceed against the loan security by foreclosure and acquire good, marketable title to the property securing the loan and (ii) the Title I Lender must take all actions necessary under applicable law to preserve its rights, if any, to obtain a deficiency judgment against the borrower, provided however, the Title I Lender may still file an FHA Insurance claim, but only with the prior approval of the Secretary of HUD.

     If a Title I Lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and where the borrower is in bankruptcy or deceased, evidence that the lender has properly filed proofs of claims. Generally, a Title I Lender must file its claim of insurance with the FHA not later than nine months after the date of default. Concurrently with filing the insurance claim, such Title I Lender is required to assign to the United States of America it's entire interest in the note (or a judgment in lieu of the note), in any securities held and in any claims filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary of HUD has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the Title I Lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the Title I Lender to repurchase the paid claim and to accept an assignment of the loan note. If the Title I Lender subsequently obtains a valid and enforceable judgment against the borrower, it may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim previously paid by it and make a demand for repurchase of the loan with respect to which the claim was paid at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the Title I Lender.

     A claim for reimbursement of loss with respect to a loan eligible for insurance under the Title I Program is required to be made on an FHA-approved form executed by a duly qualified officer of the Title I Lender and must be accompanied by copies of certain relevant documents and documentation specified in the FHA Regulations to support the claim. The Title I Lender is required, among other things, to document its efforts to effect recourse against any dealer in accordance with any recourse agreement with such dealer. If the loan is subject to an unsatisfied dealer recourse agreement claim, the Title I Lender is also required to assign its rights under such recourse agreement. The FHA has the right to deny any claim for insurance in whole or in part based upon a violation of the FHA Regulations unless a waiver of compliance is granted. The Title I Lender is permitted to appeal any such claim denial and resubmit the claim within six months of the date of the claim denial, subject to a reprocessing fee. The Pooling and Servicing Agreement provides that the Trustee (or the Administrator) shall submit an FHA Claim with respect to any Title I Mortgage Loan or Title I Contract that goes into default if the default cannot be cured.

     If, as a result of the delay in the transfer of the FHA Insurance described above, FHA Insurance is not available with respect to any defaulted Title I Mortgage Loan or Title I Contract at the time it goes into default, then the amount required to make interest payments to the Certificateholders with respect to the principal amount thereof, until such FHA Insurance becomes available and a claim for insurance can be made, if at all, will be paid from other amounts, if any, available in the Certificate Account.

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     NO RIGHTS OF CERTIFICATEHOLDERS AGAINST FHA.  Because the Trust Fund and
the Certificateholders will not hold an FHA contract of insurance, the FHA will not recognize the Trust Fund or the Certificateholders as the owners of the Title I Mortgage Loans, Title I Contracts or any portion thereof, entitled to submit FHA Claims to the FHA. Accordingly, the Trust Fund and the Certificateholders will have no direct right to receive insurance payments from the FHA. In the event the Trustee (or the Administrator, if any) submits an FHA Claim to the FHA and the FHA approves payment of such FHA Claim, the related FHA Insurance Proceeds will be payable only to the Trustee or to the Administrator, if any, as agent and attorney-in-fact for the Trustee. The Certificateholders rights relating to the receipt of payment from and the administration, processing and submissions of FHA Claims by the Trustee or the Administrator, if any, are limited and governed by the related Pooling and Servicing Agreement and FHA Claims Administration Agreement and these functions are obligations of the Trustee and the Administrator, if any, not the FHA.

                         LEGAL INVESTMENT MATTERS

     Unless otherwise specified in the related Prospectus Supplement, the Certificates of a Series will not constitute mortgage related securities under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because a substantial number of the Mortgage Loans are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the Offered Certificates.

     Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain Classes of the Certificates. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA"), or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Certificates. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "POLICY STATEMENT"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS, and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain high-risk mortgage securities (including securities such as certain Classes of Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying, or in securities which are issued in book-entry form.

     Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                           ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose requirements on employee benefit plans
(and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, "PLANS") subject to ERISA and Section 4975 of the Code and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans.
ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions ("PROHIBITED TRANSACTIONS") involving Plan assets and persons ("PARTIES IN INTEREST") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Section 4975 of the Code

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provides many requirements and prohibitions similar to those under ERISA and applies excise taxes on persons engaged in Prohibited Transactions.

     The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg.
Section 2510.3-101, the "PLAN ASSET REGULATIONS") Under the Plan Asset Regulations, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an equity investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. In such case, the fiduciary making such an investment for the Plan could be deemed to have delegated his or her asset management responsibility, and the underlying assets and properties could be subject to ERISA reporting and disclosure. The Certificates of a Series will be treated as equity for purposes of ERISA. Certain exceptions to the regulation may apply in the case of a Plan's investment in the Certificates that constitute equity investments, but the Depositor cannot predict in advance whether such exceptions apply due to the factual nature of the conditions to be met. Accordingly, because the Mortgage Loans or Agency Securities may be deemed Plan assets of each Plan that purchases such Certificates, an investment in such Certificates by a Plan might give rise to a prohibited transaction under ERISA Sections 406 and 407 and be subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

     DOL Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") exempts from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of mortgage pool pass-through certificates in the initial issuance of such certificates. PTCE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans.

     PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and
(iii) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Mortgage Pool.

     Although the Trustee for any series of Certificates will be unaffiliated with the Depositor, there can be no assurance that the system of insurance or subordination will meet the general or specific conditions referred to above. In addition, the nature of a Trust Fund's assets or the characteristics of one or more classes of the related series of Certificates may not be included within the scope of PTCE 83-1 or any other class exemption under ERISA. The Prospectus Supplement will provide additional information with respect to the application of ERISA and the Code to the related Certificates.

     Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transactions exemptions which are in some respects broader than PTCE 83-1. Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. Several other underwriters have applied for similar exemptions. If such an exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Certificates must make its own determination as to whether the general and the specific conditions of PTCE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     Any Plan proposing to invest in Certificates should consult with its counsel to confirm that such investment will not result in a Prohibited Transaction and will satisfy the other requirements of ERISA and the Code.

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                  CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the enactment of the Tax Reform Act of 1986 (the "1986 ACT"), the Technical and Miscellaneous Revenue Act of 1988 ("TAMRA") and the Revenue Reconciliation Act of 1993, as well as final Treasury regulations concerning REMICs ("FINAL REMIC REGULATIONS") promulgated by the U.S. Department of the Treasury on December 23, 1992. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates, particularly with respect to federal income tax changes effected by the 1986 Act, TAMRA and the Final REMIC Regulations. The Prospectus Supplement for each series of Certificates will discuss any special tax consideration applicable to any Class or Classes of Certificates of such Series, and the discussion below is qualified by any such discussion in the related Prospectus Supplement.

     For purposes of this discussion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Loans, Agency Securities or Contracts underlying a Series of Certificates, references to the Mortgage Loans, Agency Securities or Contracts will be deemed to refer to that portion of the Mortgage Loans, Agency Securities or Contracts held by the Trust Fund which does not include the fixed retained yield.

          FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular Series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion or portions thereof as to which a REMIC election will be made will be referred to as a "REMIC POOL." For purposes of this discussion, Certificates of a Series as to which one or more REMIC elections are made are referred to as "REMIC CERTIFICATES" and will consist of one or more Classes of "REGULAR CERTIFICATES" and one Class of "RESIDUAL CERTIFICATES" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of REMIC Certificates, Andrews & Kurth L.L.P. ("COUNSEL TO THE DEPOSITOR"), has advised the Depositor that in the firm's opinion, assuming
(i) the making of an appropriate election, (ii) compliance with the Pooling and Servicing Agreement, and (iii) continuing compliance with the applicable provisions of the Code, as it may be amended from time to time, and any applicable Treasury regulations adopted thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each Series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. For purposes of this discussion, unless otherwise specified herein or in the applicable Prospectus Supplement, the term "Mortgage Loans" will be used to refer to Mortgage Loans, Agency Securities and Contracts.

STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a mutual savings bank or a domestic building and loan association (a "THRIFT INSTITUTION") will constitute "qualifying real property loans" within the meaning of Code Section 593(d)(1) in the same proportion that the assets of the REMIC Pool would be so treated. REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust (a "REIT") will constitute real estate assets within the meaning of Code Section 856(c)(5)(A), and interest on the REMIC Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. However, if at all times 95% or more of the assets of the REMIC Pool constitute qualifying assets for Thrift Institutions and REITs, the REMIC Certificates will be treated entirely as qualifying assets for such entities (and the income will be treated entirely as qualifying income). Moreover, the Final

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REMIC Regulations provide that, for purposes of Code Sections 593(d)(1) and
856(c)(5)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates constitute qualifying assets for such entities. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Notwithstanding the foregoing, however, REMIC income received by a REIT owning a residual interest in a REMIC Pool could be treated in part as non-qualifying REIT income if the REMIC Pool holds Mortgage Loans with respect to which income is contingent on mortgagor profits or property appreciation. In addition, if the assets of the REMIC include buy-down Mortgage Loans, it is possible that the percentage of such assets constituting "qualifying real property loans" or "loans . . . secured by an interest in real property" for purposes of Code Sections 593(d)(1) and 7701(a)(19)(C)(v), respectively, may be required to be reduced by the amount of the related buy-down funds. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). However, REMIC Regular Certificates acquired by another REMIC on its Startup Day (as defined below) in exchange for regular or residual interests in the REMIC will constitute "qualified mortgages" within the meaning of Code Section 860G(a)(3).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "STARTUP DAY" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The Final REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e. , assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.

     If a REMIC Pool fails to comply with one or more of the requirements of the Code for REMIC status during any taxable year, the REMIC Pool will not be treated as a REMIC for such year and thereafter. In this event, the classification of the REMIC for federal income tax purposes is uncertain. The REMIC Pool might be entitled to treatment as a grantor trust under the rules described in "Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" herein. In that case, no entity-level tax would be imposed on the REMIC Pool. Alternatively, the Regular Certificates may continue to be treated as debt instruments for federal income tax purposes; but the REMIC Pool could be treated as a taxable mortgage pool (a "TMP"). If the REMIC Pool is treated as a TMP, any residual income of the REMIC Pool (i.e. , income from the Mortgage Loans less interest and original issue discount expense allocable to the Regular Certificates and any administrative expenses of the REMIC Pool) would be subject to corporate income tax at the REMIC Pool level. On the other hand, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the 1986 Act (the "COMMITTEE REPORT") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     GENERAL

     Payments received by holders of Regular Certificates generally should be accorded the same tax treatment under the Code as payments received on ordinary taxable corporate debt instruments. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "REGULAR CERTIFICATEHOLDER") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

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     ORIGINAL ISSUE DISCOUNT

     Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash or a portion of the cash attributable to such income. Based in part on Treasury regulations issued on January 27, 1994 under Code Sections 1271 through 1273 and 1275 (the "OID REGULATIONS") and in part on the provisions of the 1986 Act, the Depositor anticipates that the amount of original issue discount required to be included in a Regular Certificateholder's income in any taxable year will be computed in a manner substantially as described below. In general the OID Regulations apply to debt instruments issued on or after April 4, 1994, except that taxpayers may rely on the OID Regulations for debt instruments issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority upon for instruments issued before December 21, 1992. Regular Certificateholders should be aware, however, that the OID Regulations either do not address, or are subject to varying interpretations with regard to, several issues relevant to securities, such as the Regular Certificates, that are subject to prepayment. The 1986 Act requires that the amount and rate of accrual or original issue discount be calculated based on a reasonable assumed prepayment rate for the Mortgage Loans in a manner prescribed by regulations not yet issued ("PREPAYMENT ASSUMPTION") and provides for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. The Committee Report indicates that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Certificates. The Prospectus Supplement for each Series of such Certificates will specify the Prepayment Assumption determined by the Depositor for the purposes of determining the amount and rate of accrual of original issue discount. No representation is made that the Certificates will prepay at the Prepayment Assumption or at any other rate. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service ("IRS") to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Under the OID Regulations, each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which distributions of principal are made in a single installment or upon an earlier distribution by lot of a specified principal amount upon the request of a Regular Certificateholder or by random lot (a "RETAIL CLASS CERTIFICATE")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold (other than to bond houses, brokers, underwriters and wholesalers). Unless specified otherwise in the Prospectus Supplement, the Depositor will determine original issue discount by including the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate in the issue price of a Regular Certificate and will include in the stated redemption price at maturity any interest paid on the first Distribution Date to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer), or that will be constructively received, at least annually at a single fixed rate. Special rules apply for variable rate Regular Certificates as described below. Any stated interest in excess of the qualified stated interest is included in the stated redemption price at maturity. If the amount of original issue discount is "de minimis" as described below, the amount of original issue discount is treated as zero, and all stated interest is treated as qualified stated interest.
Distributions of interest on Regular Certificates with respect to which deferred interest will accrue may not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Moreover, if the interval between the issue date and the first Distribution Date on a Regular Certificate is longer than the interval between subsequent Distribution Dates (and interest paid on the first Distribution Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Regular Certificate technically do not constitute qualified stated interest. The OID Regulations provide that in such case a special rule, applying solely for the purpose of determining

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

whether original issue discount is de minimis, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Distribution Date for each day the Regular Certificate was outstanding) is treated as original issue discount assuming the stated interest would otherwise be qualified stated interest. Also in such case the stated redemption price at maturity is treated as equal to the issue price plus the greater of the amount of foregone interest or the excess, if any, of the Certificate's stated principal amount over its issue price. The OID Regulations indicate that all interest on a long first period Regular Certificate that is issued with non-de minimis original issue discount will be included in the Regular Certificate's stated redemption price at maturity. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. In addition, if the original issue discount is de minimis all stated interest (including stated interest that would otherwise be treated as original issue discount) is treated as qualified stated interest. Unless the Holder of a Regular Certificate elects to accrue all discount under a constant yield to maturity method, as described below, the holder of a debt instrument includes any de minimis original issue discount in income pro rata as capital gain recognized on retirement of the Regular Certificate as stated principal payments are received. If a subsequent Holder of a Regular Certificate issued with de minimis original issue discount purchases the Regular Certificate at a premium, the subsequent Holder does not include any original issue discount in income. If a subsequent Holder purchases such Regular Certificate at a discount all discount is reported as market discount, as described below.

     Of the total amount of original issue discount on a Regular Certificate, the Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which he holds the Regular Certificate, including the date of purchase but excluding the date of disposition. Although not free from doubt, the Depositor intends to treat the monthly period ending on the day before each Distribution Date as the accrual period, rather than the monthly period corresponding to the prior calendar month. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date for the Regular Certificate. The original issue discount accruing in a full accrual period would be the excess, if any, of
(i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on
(i) the yield to maturity of the Regular Certificate at the issue date giving the effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and
(iii) the Prepayment Assumption. The effect of these rules is to adjust the rate of original issue discount accrual to correspond to the actual prepayment experience. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined using a reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. To the extent specified in the applicable Prospectus Supplement, an increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates

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can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

     In the case of a Retail Class Certificate, the yield to maturity of such Certificate will be determined based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Retail Class Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution of the entire principal amount of any Retail Class Certificate (or portion thereof), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining principal amount of a Retail Class Certificate after a distribution in reduction of a portion of its principal amount has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the principal amount thereof that was distributed.

     A subsequent holder of a Certificate issued with original issue discount who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on the Certificate. In computing the daily portions of original issue discount for a subsequent purchaser (as well as an initial purchaser who purchases a Certificate at a price higher than the issue price but less than the stated redemption price at maturity), however, the daily portion for any day is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such purchaser for the Regular Certificate exceeds the excess of (i) the sum of its issue price and the aggregate amount of original issue discount that would have been includible in the gross income of an original holder of the Regular Certificate who purchased the Regular Certificate at its issue price, over (ii) the amount of any prior distributions included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for such Regular Certificate (computed in accordance with the rules set forth above) for all days beginning on the date after the date of purchase and ending on the date on which the remaining principal amount of such Regular Certificate is expected to be reduced to zero under the Prepayment Assumption. Alternatively, such a subsequent holder may accrue original issue discount by treating the purchase as a purchase at original issuance and applying the constant yield to maturity method.

     The OID Regulations provide that a holder that acquires a Regular Certificate on or after April 4, 1994 may elect to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "Market Discount"), de minimis market discount and unstated interest (as adjusted for any amortizable bond premium or acquisition premium) currently as it accrues using the constant yield to maturity method. If such an election were made with respect to a Regular Certificate with market discount, the Regular Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Regular Certificateholder acquires during the year of the election or thereafter. Similarly, a Regular Certificateholder that makes this election for a Regular Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Regular Certificateholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Regular Certificate can not be revoked without the consent of the IRS.

     Regular Certificates may provide for interest based on a variable rate. The OID Regulations provide special rules for variable rate instruments that meet three requirements. First, the issue price must not exceed the noncontingent principal payments by more than the lesser of (i) 1.5% of the product of the noncontingent principal payments and the weighted average maturity or (ii) 15% of the noncontingent principal payments. Second, the instrument must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate and a single objective rate that is a qualified inverse floating rate,
(iii) a single fixed rate and one or more qualified floating rates; or (iv) a single objective rate. Third, the instrument must provide that each qualified floating rate or objective rate in effect during the term of the Regular Certificate is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the Regular Certificate). If interest on a Regular Certificate is stated at a fixed rate for an initial period of less than 1 year followed by a variable rate that is either a qualified floating rate or an objective rate and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the Regular Certificate's currency denomination. A multiple of a qualified floating rate is not a qualified floating rate unless

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it is a rate equal to (i) the product of a qualified floating rate as described in the previous sentence and a positive number not greater than 1.35, or (ii) a product described in (i) increased or decreased by a fixed rate. A variable rate is not a qualified floating rate if it is subject to a cap, floor or a restriction on the amount of increase or decrease in stated interest rate (governor) unless: (i) the cap, floor or governor is fixed throughout the Regular Certificate's term, (ii) the cap or floor is not reasonably expected to cause the yield on the Regular Certificate to be significantly less or more, respectively, than the expected yield without the cap or floor, or (iii) the governor is not reasonably expected to cause the yield to be significantly more or less than the expected yield without the governor. An objective rate is a rate that is determined using a single fixed formula and is based on (i) the yield or changes in price of actively traded personal property, (ii) one or more qualified floating rates, (iii) a rate that would be a qualified rate if the Regular Certificate were denominated in another currency or (iv) a combination of such rates. An objective rate is a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate in which the variations of such rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Regular Certificate's term will be significantly less or greater than the average value of the rate during the final half of the Regular Certificate's term.

     If a variable rate Regular Certificate provides for stated interest at a single qualified floating rate or objective rate that is unconditionally payable in cash or property at least annually (i) all stated interest is qualified stated interest, (ii) the amount of original issue discount, if any, is determined as if the Regular Certificate had a fixed rate equal to
(A) in the case of a qualified floating rate or qualified inverse floating rate, the value on the issue date of the qualified floating rate or qualified inverse floating rate or (B) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected for the Regular Certificate. If a variable rate Regular Certificate is not described in the previous sentence, the Regular Certificate is treated as a fixed rate Regular Certificate with a fixed rate substitute or substitutes equal to the value of the qualified floating rates or qualified inverse floating rate at the date of issue or, in the case of a Regular Certificate having an objective rate at a fixed rate that reflects the yield reasonably expected for the Regular Certificate. Qualified stated interest or original issue discount allocable to an accrual period is adjusted to reflect differences in the interest actually accrued or paid compared to the interest accrued or paid at the fixed rate substitute. If a variable rate Regular Certificate provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for interest at an initial fixed rate that is not intended to approximate the related floating rate or is fixed for a period of one year or more, original issue discount is determined as described in the previous two sentences except that the Regular Certificate is treated as if it provided for a qualified floating rate or qualified inverse floating rate, as applicable, rather than a fixed rate. The substitute rate must be one such that the fair market value of the Regular Certificate would be approximately the same as the fair market value of the hypothetical certificate.

     Under the OID Regulations, a variable rate Regular Certificate not qualifying for treatment under the variable rate rules described above is subject to the contingent payment rules. Proposed regulations dealing with contingent payment debt obligations were issued December 15, 1994 (the "PROPOSED REGULATIONS"), and replace former proposed regulations addressing the same topic that were issued on April 8, 1986 (the "FORMER PROPOSED REGULATIONS"), so that the former proposed regulations have been retroactively withdrawn. The Proposed Regulations are proposed to be effective for debt obligations issued on or after the date that is 60 days following the promulgation of the regulations in final form. Because the former proposed regulations never came into effect, however, the Proposed Regulations provide the only regulatory guidance in this area and by their terms do not apply to REMIC regular interests. However, the following paragraph describes the applicable of the Proposed Regulations as a method that may be considered reasonable.

     The Proposed Regulations apply a "noncontingent bond method" to a Regular Certificate that is publicly traded or that is issued for cash or publicly traded property. Under the noncontingent bond method, the Depositor is required to construct a projected payment schedule for the Regular Certificate consisting of all noncontingent payments and a projected amount for each contingent payment. The Depositor is required to determine interest expense, and a Regular Certificateholder is required to determine interest income, according to the projected payment schedule formulated by the Depositor. Interest generally is accrued under the noncontingent bond method according to generally applicable rules of the OID Regulations as described above. Adjustments in the Regular Certificate's issue price and the Regular Certificateholder's basis are determined as if the projected payment schedule were the actual payment schedule for the Regular Certificate. If the actual amount of a contingent payment differs from the projected amount of the payment, adjustments to interest accrual are generally taken into account at the time the payment is made in order to reflect this difference. Gain or loss recognized by a Regular Certificateholder on the sale, exchange, or retirement of the Regular Certificate generally will be treated as interest income or ordinary loss to the Regular Certificateholder. A loss will be treated as ordinary, however, only up to the amount of the Regular Certificateholder's total interest inclusions with respect to the Regular Certificate that were not offset by previous

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adjustments.  Any additional loss generally will be a capital loss. Investors are urged to consult their tax advisors as to the proper accrual of original issue discount (including stated interest) on the Regular Certificates, including Regular Certificates which may be subject to the contingent payment rules.

     Although unclear at present, the Depositor intends to treat Certificates bearing an interest rate that is a weighted average of the net interest rates on the Mortgage Loans or the mortgage loans underlying the Mortgage Assets as having qualified stated interest if the Mortgage Loans or the underlying mortgage loans are adjustable rate mortgage loans. In such case, the applicable index used to compute interest on the Mortgage Loans in effect on the issue date (or possibly the pricing date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. If the Certificate interest rate for one or more periods is less than it would be based upon the fully indexed rate, the excess of the interest payments projected at the assumed index over interest projected at such initial rate will be tested under the DE MINIMIS rules as described above. Adjustments will be made in each accrual period increasing or decreasing the amount of ordinary income reportable to reflect the actual interest rate on the Certificates. It is possible, however, that the IRS may treat some or all of the interest on Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may affect the timing of income accruals on such Certificates.

     It is not clear how income should be accrued with respect to Regular Certificates issued at a significant premium and with respect to REMIC Certificates, the payments on which consist primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC ("PREMIUM REMIC REGULAR CERTIFICATES"). One method of income accrual would be to treat the Premium REMIC Regular Certificate as a Certificate having qualified stated interest purchased at a premium equal to the excess of the price paid by such holder for the Premium REMIC Regular Certificate over its stated principal amount. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all bonds held by such holder, as described below. Alternatively, all of the income derived from a Premium REMIC Regular Certificate could be reported as original issue discount by treating all future payments under the Prepayment Assumption as fixed payments, in which case the amount and rate of accrual of original issue discount would be computed by treating the Premium REMIC Regular Certificate as a Certificate which has no qualified stated interest, as described above. Finally, the IRS could assert that the Premium REMIC Regular Certificates should be taxable under the contingent payment rules governing securities issued with contingent payments.

     MARKET DISCOUNT

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which a subsequent purchaser's initial basis in the Regular Certificate (i) is exceeded by the stated redemption price at maturity of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the sum of the issue price of such Regular Certificate plus any original issue discount that would have previously accrued thereon if held by an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), in either case less any prior distributions included in the stated redemption price at maturity of such Regular Certificate. Such purchaser generally will be required to recognize accrued market discount as ordinary income as distributions includible in the stated redemption price at maturity of such Regular Certificate are received, in an amount not exceeding any such distribution. That recognition rule would apply regardless of whether the purchaser is a cash-basis or accrual-basis taxpayer. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Committee Report provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer the deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular

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Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. In Revenue Procedure 92-67, the IRS set forth procedures for taxpayers (1) electing under Section 1278(b) of the Code to include market discount in income currently, (2) electing under rules of Section 1276(b) of the Code to use a constant interest rate to determine accrued market discount on a security where the holder of the security is required to determine the amount of accrued market discount at a time prior to the holder's disposition of the security, and (3) requesting consent to revoke an election under
Section 1278(b) of the Code.

     By analogy to the OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above under "Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto.

     PREMIUM

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Certificates. The Committee Report indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Except as otherwise provided in Treasury regulations yet to be issued, such amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. This election, once made, applies to all taxable obligations held by the taxpayer at the beginning of the first taxable year to which such election applies and to all taxable debt obligations thereafter acquired and is binding on such taxpayer in all subsequent years. Purchasers who pay a premium for their Regular Certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

     SALE OR EXCHANGE OF REGULAR CERTIFICATES

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and his adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller and by any amortized premium.

     Except as described in this paragraph, under "Original Issue Discount" and under "Market Discount," any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Gain from the disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) in the case of a Regular Certificate (issued by a REMIC) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if his yield on such Regular Certificate were 110% of the applicable Federal rate under Code Section 1274(d) as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from

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disposition of a Regular Certificate that will be recharacterized as ordinary income under clause (iii) is limited to the amount of original issue discount (if any) on the Regular Certificate that was not previously includible in income, the applicable Code provision contains no such limitation. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). In the case of a Regular Certificate subject to the new contingent payment rules issued on January 19, 1993 as described above under "Original Issue Discount," any gain on the sale or exchange of such Certificate is treated as interest income.

TAXATION OF RESIDUAL CERTIFICATES

     TAXATION OF REMIC INCOME

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("RESIDUAL CERTIFICATEHOLDERS"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using a calendar year and the accrual method of accounting, except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC Pool's gross income, including interest, original issue discount income and market discount income, if any, on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans and other administrative expenses of the REMIC Pool, amortization of premium, if any, with respect to the Mortgage Loans, and any tax imposed on the REMIC's income from foreclosure property. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any Class of the related Series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. Because of the way REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income (i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such loss or reduction. For example, if an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount income on the Mortgage Loans which is includible in the REMIC's taxable income may exceed the interest and discount deduction allowed to the REMIC upon such distributions on the Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier maturing classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income. Prospective investors should be aware, however, that a portion of such income may be ineligible for offset by such investor's unrelated deductions. See the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual

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Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own advisors concerning the proper tax and accounting treatment of their investment in Residual Certificates.

     BASIS AND LOSSES

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and decreased by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. A cash distribution from the REMIC Pool also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool. The ability of a Residual Certificateholder to deduct net losses with respect to a Residual Certificate may be subject to additional limitations under the Code, as to which Residual Certificateholders should consult their tax advisors.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, such taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC Pool's basis in its assets. The Final REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. The Depositor does not intend to treat a Class of Residual Certificates as having a value of less than zero for purposes of determining the bases of the related REMIC Pool in its assets.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans or the Mortgage Loans underlying the Agency Securities, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless Treasury regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The Final REMIC Regulations do not so provide. See "Treatment of Certain Items of REMIC Income and Expense -- Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and Sale or Exchange of a Residual Certificate below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     ORIGINAL ISSUE DISCOUNT. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates -- Original Issue Discount," without regard to the de minimis rule described therein.

     MARKET DISCOUNT. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The Final REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. In respect of Mortgage Loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently by the REMIC as an item of ordinary income. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates -- Market Discount."

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     PREMIUM.  Generally, if the basis of the REMIC Pool in the Mortgage
Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates -- Premium," a person that holds a Mortgage Loan as a capital asset under Code
Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors with respect to the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

     LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME; EXCESS INCLUSIONS

     A portion of the income allocable to a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter, with an exception discussed below for certain thrift institutions, will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) cannot, except as described below, be offset by any unrelated losses or loss carryovers of a Residual Certificateholder, (ii) will be treated as unrelated business taxable income within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income and
(iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor, as further discussed in "Taxation of Certain Foreign Investors -- Residual Certificates" below. Except as discussed below with respect to excess inclusions from Residual Certificates without "significant value," this general rule does not apply to thrift institutions to which Code Section 593 applies. For this purpose a thrift institution and its qualified subsidiary are considered a single corporation. A qualified subsidiary is one all of the stock of which, and substantially all of the debt of which, is held by the thrift institution and which is organized and operating exclusively in connection with the organization and operation of one or more REMICs. Except in the case of a thrift institution (including qualified subsidiaries) members of an affiliated group are treated as one corporation for purposes of applying the limitations on offset of excess inclusion income.

     Except as discussed in the following paragraph, with respect to excess inclusions from Residual Certificates without "significant value," for any Residual Certificateholder, the excess inclusion for any calendar quarter is the excess, if any, of (i) the income of such Residual Certificateholder for that calendar quarter from its Residual Certificate, over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Certificateholder holds such Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "ADJUSTED ISSUE PRICE" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate (adjusted for contributions), increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of such quarter. The Federal long-term rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     The Code provides that to the extent provided in regulations, as an exception to the general rule described above, the entire amount of income accruing on a Residual Certificate will be treated as an excess inclusion if the Residual Certificates in the aggregate are considered not to have significant value." The Treasury Department has not yet provided regulations in this respect and the Final REMIC Regulations did not adopt this rule. However, the exception from the excess inclusion rules applicable to thrift institutions does not apply if the Residual Certificates do not have significant value. Under the Final REMIC Regulations, the Residual Certificates will have significant value if: (i) the aggregate of the issue prices of the Residual Certificates is at least two percent of the aggregate of the issue prices of all Regular Certificates and Residual Certificates in the REMIC and (ii) the anticipated weighted average life of the Residual Certificates is at least 20 percent of the REMIC's anticipated weighted average life based on the prepayment and reinvestment assumptions used in pricing the transaction and any required or permitted clean up calls or any required qualified liquidation. Although not entirely clear, the Final REMIC Regulations indicate that the significant

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value determination is made only on the Startup Day. The anticipated weighted average life of a Residual Certificate with a principal balance and a market rate of interest is computed by multiplying the amount of each expected principal payment by the number of years (or fractions thereof) from the Startup Day, adding these sums and dividing by the total principal expected to be paid on such Residual Certificate based on the relevant prepayment assumption and expected reinvestment income. The anticipated weighted average life of a Residual Certificate with either no specified principal balance or a principal balance and rights to interest payments disproportionate to such principal balance, would be computed under the formula described above but would include all payments expected on the Residual Certificate instead of only the principal payments. The anticipated weighted average life of a REMIC is a weighted average of the anticipated weighted average lives of all classes of interests in the REMIC.

     Under Treasury regulations to be promulgated, a portion of the dividends paid by a REIT which owns a Residual Certificate are to be designated as excess inclusions in an amount corresponding to the Residual Certificate's allocable share of the excess inclusions. Similar rules apply in the case of regulated investment companies, common trust funds and cooperatives. Thus, investors in such entities which own a Residual Certificate will be subject to the limitations on excess inclusions described above. The Final REMIC Regulations do not provide guidance on this issue.

     MARK TO MARKET RULES

     Under IRS temporary regulations, a "negative value" REMIC residual interest is not a security for purposes of the mark-to-market rules under the Code. A negative value REMIC residual interest is a REMIC residual interest whose present value of anticipated tax liabilities exceeds the present value of the expected future distributions, as determined on the date of acquisition of the REMIC residual interest. For purposes of the temporary regulations, the present value of anticipated tax liabilities is determined net of any anticipated tax savings associated with holding the residual interest as the REMIC generates losses. It is possible that a Residual Certificate may constitute a negative value REMIC residual interest. Such temporary regulations provide the IRS with the authority to treat any Residual Certificate having substantially the same economic effect as a "negative value" residual interest as a "negative value" residual interest. The IRS may also issue final regulations which may retroactively treat a REMIC residual interest as a negative value REMIC residual interest. The IRS has also issued proposed regulations that provide that all REMIC residual interests are not considered securities for purposes of the mark-to-market rules.

     TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     DISQUALIFIED ORGANIZATIONS. If legal title or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of
(i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The Final REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value discount rate equals the applicable Federal rate under Code Section 1274(d) that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the Residual Certificate and whose term ended on the close of the last quarter in which excess inclusions were expected to accrue with respect to the Residual Certificate. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number

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and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     For these purposes, (i) "DISQUALIFIED ORGANIZATION" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section
521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "PASS-THROUGH ENTITY" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations yet to be issued, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

     The Pooling and Servicing Agreement with respect to a Series of Certificates will provide that neither legal title nor beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee provides to the Depositor and the Trustee an affidavit to the effect that such transferee is not a Disqualified Organization, is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

     NONECONOMIC RESIDUAL INTERESTS. The Final REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the Final REMIC Regulations, a transfer of a "noneconomic residual interest" (defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a United States Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "NONECONOMIC RESIDUAL INTEREST" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "IMPROPER KNOWLEDGE") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the Final REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of residual interest as they become due. The Pooling and Servicing Agreement will require the transferee of a Residual Certificate to state as part of the affidavit described above under the heading "Disqualified Organizations" that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a noneconomic Residual Certificate,

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it may incur tax liabilities in excess of any cash flows generated by the
Residual Certificate, and (iv) intends to pay any and all taxes associated with holding the Residual Certificate as they become due. The transferor must have no reason to believe that such statement is untrue.

     FOREIGN INVESTORS. The Final REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "United States Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, (i) the REMIC Pool will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusions and (ii) that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If the Non-United States Person transfers the Residual Certificate back to a United States Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The Prospectus Supplement relating to a Series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a United States Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "UNITED STATES PERSON" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust that is subject to United States federal income tax regardless of the source of its income.

     SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to him from the REMIC Pool exceeds such adjusted basis on that Distribution Date or Payment Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in his Residual Certificate remaining when his interest in the REMIC Pool terminates, and if he holds such Residual Certificate as a capital asset under Code Section 1221, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     The Committee Report provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates. Consequently, losses on dispositions of Residual Certificates will be disallowed where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate. In any event, any loss realized by a Residual Certificateholder on the sale will not be deductible, but, instead, will increase such Residual Certificateholder's adjusted basis in the newly acquired assets.

     TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     PROHIBITED TRANSACTIONS. Net income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a

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qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The Final REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan. Final REMIC Regulations also provide that the modification of mortgage loans underlying pass-through certificates will not be treated as a modification of the Agency Securities, provided that the trust issuing the pass-through certificates was not created to avoid prohibited transaction rules.

     CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

     NET INCOME FROM FORECLOSURE PROPERTY. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by the REMIC Pool through foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions. Net income from foreclosure property generally means (i) gain from the sale of a foreclosure property that is inventory property and (ii) gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool and the Trustee adopt a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i) and sell all of the REMIC Pool's assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, any gain on the sale of its assets will not result in a prohibited transaction tax, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims against the REMIC
Pool) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

     ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool generally will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. Generally, the Depositor or the Trustee will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Certificateholder or agent of the Residual Certificateholders. If the Code or applicable Treasury regulations do not permit the Depositor or the Trustee to act as tax matters person in its capacity as agent of the Residual Certificateholders, the Residual Certificateholder chosen by the Residual Certificateholders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

     Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its return consistently with their treatment on the REMIC Pool's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level.

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LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $114,700 for 1995 and adjusted yearly for inflation ($57,350 for 1995 and adjusted yearly for inflation, in the case of a married individual filing a separate return), or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for servicing fees and all administrative and other expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate or Bond interest rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

     REGULAR CERTIFICATES

     Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-United States Persons (as defined below), will be considered "portfolio interest" and therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-United States Person (i) is not a "10-percent shareholders" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and
(ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-United States Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-United States Person. In the latter case, such Non-United States Person will be subject to United States federal income tax at regular rates. Investors who are Non-United States Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "NON-UNITED STATES PERSON" means any person who is not a United States Person. Payments on Regular Certificates may subject a Non-United States Person to United States federal income and withholding tax where such foreign person also owns, actually or constructively, Residual Certificates issued by the same REMIC, notwithstanding compliance with the certification requirements discussed above.

     RESIDUAL CERTIFICATES

     The Committee Report indicates that amounts paid to Residual Certificateholders who are Non-United States Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section

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163(f)(1). Generally, Mortgage Loans will not be, but certificated regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Certificates -- Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." If the amounts paid to Residual Certificateholders who are Non-United States Persons are effectively connected with the conduct of a trade or business within the United States by such Non-United States Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-United States Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-United States Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability.

REPORTING REQUIREMENTS

     Reports of accrued interest and original issue discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee. Treasury regulations provide that information necessary to compute the accrual of any market discount on the Regular Certificates must also be furnished.

     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."

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          FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO
                      WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

     GENERAL

     With respect a Series of Certificates issued under an Agreement for which no election is made to treat the related Trust Fund (or a segregated pool of assets therein) as a REMIC, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation. Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Certificates of such a Series, and where such Certificates are not designated as "Stripped Securities," the holder of each such Certificates in such Series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by his Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Premium and Discount -- Recharacterization of Servicing Fees." Accordingly, the holder of a Certificate of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Depositor or another service provider, in accordance with such Certificateholder's method of accounting. A Certificateholder generally will be able to deduct its share of servicing fees and all administrative and other expenses of the Trust Fund in accordance with his method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for servicing fees and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $114,700 for 1995, adjusted yearly for inflation ($57,350 for 1995, adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result such investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate on such Certificates or discount thereon. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a Series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Premium and Discount -- Recharacterization of Servicing Fees," respectively.

     TAX STATUS

     Counsel for the Depositor has advised the Depositor with respect to Certificates described under this subsection "Standard Certificates" that:

     1. A Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in such section of the Code.

     2.   A Certificate owned by a financial institution described in Code
Section 593(a) will be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d)(1), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in such section of the Code.

     3. A Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
Section 856(c)(5)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).


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

     4. A Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of qualified mortgages within the meaning of Code Section 860G(a)(3).

     An issue arises as to whether buy-down Mortgage Loans may be characterized in their entirety under the Code provisions cited in the immediately preceding paragraph. Code Section 593(d)(1)(C) provides that the term "qualifying real property loan" does not include a loan "to the extent secured by a deposit in or share of the taxpayer." The application of this provision to a buy-down fund with respect to a buy-down Mortgage Loan is uncertain, but may require that a taxpayer's investment in a buy-down Mortgage Loan be reduced by the buy-down fund. As to the treatment of buy-down Mortgage Loans as "qualifying real property loans" under Code
Section 593(d)(1) if the exception of Code Section 593(d)(1)(C) is inapplicable, as "loans . . . secured by an interest in real property" under Code Section 7701(a)(19)(C)(v), as "real estate assets" under Code Section 856(c)(5)(A), and as "obligations . . . principally secured by an interest in real property" under Code Section 860G(a)(3)(A), there is indirect authority supporting treatment of an investment in a buy-down Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Certificateholder's investment for federal income tax purposes.

     PREMIUM AND DISCOUNT

     Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or thereafter.

     PREMIUM. The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Treatment of Certain Items of REMIC Income and Expense -- Premium."

     ORIGINAL ISSUE DISCOUNT. The IRS has stated in published rulings that, in circumstances similar to those described herein, the original issue discount rules will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, to the extent that the points are not for services provided by the lender. It is generally not anticipated that adjustable rate Mortgage Loans will be treated as issued with original issue discount. However, the application of the OID Regulations to adjustable rate mortgage loans with incentive interest rates or annual or lifetime interest rate caps may result in original issue discount.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant yield method that takes into account the compounding of interest, in advance of the cash attributable to such income. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

     MARKET DISCOUNT. Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates --Treatment of Certain Items of REMIC Income and Expense -- Market Discount."

     Recharacterization of Servicing Fees. If the servicing fees paid to Servicers were deemed to exceed reasonable servicing compensation, the amount of such excess would be nondeductible under Code Section 162 or 212. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing


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

compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificates, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan- by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Recently issued IRS guidance indicates that a servicing fee in excess of reasonable compensation ("EXCESS SERVICING") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the IRS's approach is upheld, a servicer that receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as stripped coupons and stripped bonds. While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to a servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     In the alternative, the amount, if any, by which the servicing fees paid to the servicers are deemed to exceed reasonable compensation for servicing could be treated as deferred payments of purchase price by the Certificateholders to purchase an undivided interest in the Mortgage Loans. In such event, the present value of such additional payments might be included in the Certificateholder's basis in such undivided interests for purposes of determining whether the Certificate was acquired at a discount, at par, or at a premium. Under this alternative, Certificateholders may also be entitled to a deduction for unstated interest with respect to each deferred payment. The Internal Revenue Service may take the position that the specific statutory provisions of Code Section 1286 described above override the alternative described in this paragraph. Certificateholders are advised to consult their tax advisors as to the proper treatment of the amounts paid to the servicers as set forth herein as servicing compensation or under either of the alternatives set forth above.

     SALE OR EXCHANGE OF CERTIFICATES

     Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Certificate was held as a capital asset.

STRIPPED CERTIFICATES

     GENERAL

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates for which no REMIC election is made and that are subject to those rules will be referred to as Stripped Certificates. The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor, any of its affiliates or a servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates -- Premium and Discount -- Recharacterization


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

of the Servicing Fees" above) or (iii) Classes of Certificates are issued in two or more Classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds "with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates -- Premium and Discount -- Recharacterization of Servicing Fees." For this purpose the servicing fees will be allocated to the Stripped Certificates in proportion to the respective offering price of each class (or subclass) of Stripped Certificates. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates -- General," subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as a new obligation issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Trust Fund containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation, and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code
Section 1286 and the regulations thereunder, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates -- Possible Alternative Characterizations," the OID Regulations state, in general, that all debt instruments issued in connection with the same transaction must be treated as a single debt instrument. The Trustee will make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, final Treasury regulations issued December 28, 1992 support the treatment of a Stripped Certificate as a single debt instrument issued on the date it is originated for purposes of calculating any original issue discount. The preamble to such regulations states that such regulations are premised on the assumption that an aggregation approach is appropriate in determining whether original issue discount on a stripped bond or stripped coupon is de minimis. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. The preamble to such regulations also provide that such regulations are premised on the assumption that generally the interest component of such a Stripped Certificate would be treated as stated interest under the OID Regulations. Further, the regulations provide that the purchaser of such a Stripped Certificate may be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Market Discount," without regard to the de minimis rule therein.

     STATUS OF STRIPPED CERTIFICATES

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d)(1), "real estate" assets" within the meaning of Code Section 856(c)(A), "obligations . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each


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

case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to buy-down Mortgage Loans is uncertain. See "Standard Certificates -- Tax Status" above.

     TAXATION OF STRIPPED CERTIFICATES

     ORIGINAL ISSUE DISCOUNT. Except as described above under "General," each Stripped Certificate will be considered to have been issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, counsel has advised the Depositor that the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Original Issue Discount." However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount, as described above under "General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumable under the Prepayment Assumption, other than amounts treated as qualified stated interest.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

     POSSIBLE ALTERNATIVE CHARACTERIZATIONS. As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. Under the rules of the OID Regulations relating to contingent payments, a projected payment schedule for the Stripped Certificates would be constructed by the Depositor.
 Interest accrual and adjustments relating to the Stripped Certificates would be determined under the general rules of the noncontingent bond method described above. While not free from doubt, counsel for the Depositor believes that uncertainty as to the payment of interest arising as a result of the possibility of prepayment of the Mortgage Loans should not cause the contingent payment rules under the OID Regulations to apply to interest with respect to the Stripped Certificates.

     SALE OR EXCHANGE OF STRIPPED CERTIFICATES. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Sale or Exchange of Regular Certificates."
 To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped
Certificateholder other than original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     PURCHASE OF MORE THAN ONE CLASS OF STRIPPED CERTIFICATES. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder. The Trustee will also file such original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Federal Income Tax Consequences for REMIC Certificates -- Backup Withholding."

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-United States Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Certain Foreign Investors -- Regular Certificates."

                          STATE TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" herein, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investment in the Offered Certificates.

                           PLAN OF DISTRIBUTION

     Certificates are being offered hereby in series through one or more underwriters or groups of underwriters (the "UNDERWRITERS"). The related Prospectus Supplement will set forth the terms of offering of a Series of Certificates, including the public offering or purchase price of each Class of Certificates of such Series being offered thereby or the method by which such price will be determined and the net proceeds to the Depositor from the sale of each such Class. Such Certificates will be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing Underwriter or Underwriters with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the Sale of the Certificates, Underwriters may receive compensation from the related Transferor or the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Certificates may be deemed to be Underwriters in connection with such


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

Certificates, and any discounts or commissions received by them from the related Transferor or the Depositor and any profit on the resale of Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by the related Transferor or the Depositor.

     It is anticipated that the underwriting agreement pertaining to the sale of any Series of Certificates will provide that the obligations of the Underwriters will be subject to certain conditions precedent, that the Underwriters will be obligated to purchase all such Certificates if any are purchased and that the related Transferor or the Depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, as amended.

                               LEGAL MATTERS

     The legality of the Certificates and certain federal income tax matters will be passed upon for the Depositor by Andrews & Kurth L.L.P., Dallas, Texas, and for the Underwriters by ______________________________.

             FINANCIAL INFORMATION AND ADDITIONAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Certificates. No Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

     Copies of the Registration Statement to which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and inspected, without charge, at the offices of the Commission.

     Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMC's Information Statement and most recent Supplement thereto and any quarterly report made available by FHLMC can be obtained in writing or calling FHLMC's Investor Relations Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (800-336-FMPC). The Depositor did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any Supplement thereto or any such quarterly report.

     Copies of FNMA's most recent Prospectus for FNMA Certificates and FNMA's annual report and quarterly financial statements as well as other financial information are available from the Vice President for Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7585). The Depositor did not participate in the preparation of FNMA's Prospectus or any such report, financial statement or other financial information.

                         LIST OF SIGNIFICANT TERMS

        NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER, ANY AFFILIATE OF THE ISSUER OR ANY UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             TABLE OF CONTENTS

                           PROSPECTUS SUPPLEMENT

                                                                     PAGE

Summary of Terms of the Certificates ..............................
Risk Factors ......................................................
Use of Proceeds ...................................................
The Mortgage Loan Pool ............................................
The Guaranty Policy ...............................................
The Depositor .....................................................
The Transferor and Servicer .......................................
Certain Yield, Prepayment and
  Weighted Average Life Considerations ............................
Description of the Certificates ...................................
Description of Book Entry Procedures ..............................
Certain Federal Income Tax Consequences ...........................
ERISA Considerations ..............................................
Legal Investment ..................................................
Ratings ...........................................................
Legal Matters .....................................................
Underwriting ......................................................

                                PROSPECTUS

Prospectus Supplement and Current Report on Form 8-K ..............
Available Information .............................................
Incorporation of Certain Documents by Reference ...................
Summary of Terms ..................................................
Risk Factors ......................................................
Description of the Certificates ...................................
Assets Underlying the Certificates ................................
Credit Enhancement ................................................
Servicing of the Mortgage Loans and Contracts .....................
The Pooling and Servicing Agreement ...............................
Use of Proceeds ...................................................
The Depositor .....................................................
The Trustee .......................................................
Certain Legal Aspects of the Mortgage Assets ......................
Legal Investment Matters ..........................................
ERISA Considerations ..............................................
Certain Federal Income Tax Consequences ...........................
State Tax Consequences ............................................
Plan of Distribution ..............................................
Legal Matters .....................................................
Financial Information and Additional Information ..................
Experts ...........................................................



Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This obligation is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



                              $____________________




                        REMODELERS INVESTMENT CORPORATION





                            ASSET-BACKED CERTIFICATES
                                 SERIES 199__-__




                              PROSPECTUS SUPPLEMENT




                                  [UNDERWRITER]



                             [_____________, 199__]

                                PART II

                INFORMATION NOT REQUIRED TO BE IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Estimated expenses in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions*, are as follows:

Registration Fee -- Securities and Exchange Commission . . . . . . . . . $**
Printing and Engraving Expenses. . . . . . . . . . . . . . . . . . . . . $**
Accounting Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . $**
Legal Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . $**
Trustee Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . . $**
Blue Sky Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . $**
Rating Agency Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . $**
Miscellaneous Expenses . . . . . . . . . . . . . . . . . . . . . . . . . $**
     Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $**


_____________
  * To be provided for each Series of Certificates on the cover page of the related Prospectus Supplement.

** To be provided by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The form of Underwriting Agreement filed as Exhibit 1.1 hereto will provide for indemnification of the officers and directors of Remodelers Investment Corporation (the "COMPANY") and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act of 1933 or
Section 20 of the Securities and Exchange Act of 1934 as follows:

          (i) against any and all losses, liabilities, claims, damages and expenses, joint or several, or actions in respect thereof, whatsoever arising out of any untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement (or any amendment or supplement thereto), or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by and with respect to the Underwriter expressly for use in the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto);

          (ii) against any and all loss, liability, claim, damage and expense, joint or several, or actions in respect thereof, whatsoever to the extent of the aggregate amount of any judgment rendered or the aggregate amount paid in settlement of any litigation, or relating to any investigation or proceeding by any governmental agency or body or third party, commenced or threatened, or relating to any claim whatsoever, in any such case based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and

          (iii) against any and all expense whatsoever (including the fees and disbursements of counsel) incurred in investigation, preparing for, or defending against any litigation or investigation or proceeding by any governmental agency or body or third party, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

     The Articles of Incorporation and By-Laws of the Company (Exhibit 3.1 and 3.2, respectively) provide that the Company shall indemnify its officers and directors and may, in the discretion of the Board of Directors, indemnify its other employees and agents to the fullest extent permitted by Nevada statutory and decisional law if any such person was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee or agent of another company, partnership, joint venture, trust, limited liability company or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

ITEM 16.  EXHIBITS


Exhibit
Number
--------

 **1.1       Form of Underwriting Agreement

  *3.1       Amended and Restated Articles of Incorporation of Remodelers
             Investment Corporation

  *3.2       By-Laws

  *4.1       Form of Pooling and Servicing Agreement

  *5.1 Opinion of Andrews & Kurth L.L.P. regarding the legality of the Certificates

  *8.1       Opinion of Andrews & Kurth L.L.P. regarding tax matters

**10.1       Representative Form of Mortgage Note

**10.2       Representative Form of Mortgage

**10.3       Representative Form of Mortgage Note -- Title I Loan

**10.4       Representative Form of Contract and Trust Deed -- Title I Loan

 *10.5       Specimen of Certificate Insurance Policy

 *10.6       Form of Subservicing Agreement

 *10.7       Form of Loan Sale Agreement

 *10.8       Form of Agreement with Clearing Agency

 *23.1       Consent of Andrews & Kurth L.L.P. (included as part of
             Exhibits 5.1 and 8.1)

 *24.1       Power of Attorney (set forth on Page II-__ hereof)

 *99.1       Form of Prospectus Supplement (filed with the Prospectus)

___________________
* Filed herewith.

** To be filed by amendment.

ITEM 17.  UNDERTAKINGS

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "SECURITIES ACT"); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that no such post-effective amendment shall be required in the information which would be required by clauses (i) and (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") that are incorporated by reference in this Registration Statement.

          (2) That for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed int he 1933 Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filling on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 22nd day of December, 1995.

                                 REMODELERS INVESTMENT CORPORATION


                                 By: /s/ Daniel T. Phillips*
                                     ---------------------------------------
                                     Daniel T. Phillips
                                     President

     Each person whose signature appears below does hereby make, constitute and appoint Daniel T. Phillips his true and lawful attorney with full power of substitution to execute, deliver and file with the Securities and Exchange Commission, for and on his behalf, and in his capacity or capacities as stated below, any amendments (including post-effective amendments) to the Registration Statement with all exhibits thereto, making such changes in the Registration Statement as the Company deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                  Title                  Date
             ---------                  -----                  -----

    /s/ Daniel T. Phillips*        Director and President     December 22, 1995
------------------------------
Daniel T. Phillips


    /s/ Ronald M. Mankoff*         Director, Vice President   December 22, 1995
------------------------------     and Secretary
Ronald M. Mankoff


   /s/ Larry G. Studinski*         Director                   December 22, 1995
------------------------------
Larry G. Studinski


By:   /s/ Daniel T. Phillips*
   -------------------------------
   Daniel T. Phillips,
   Attorney-in-Fact